LEASE

VALLEY RESEARCH CENTRE

Between

CARR NP PROPERTIES, L.L.C.,
a Delaware limited liability company

as Landlord,

and

ALIGN TECHNOLOGY, INC.,
a Delaware corporation

as Tenant

TABLE OF CONTENTS

EXHIBITS

LEASE

This Lease (this "**Lease**"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "**Summary**"), below, is made by and between **CARR NP PROPERTIES, L.L.C.**, a Delaware limited liability company ("**Landlord**"), and **ALIGN TECHNOLOGY, INC.**, a Delaware corporation ("**Tenant**").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	January ___, 2010
2. Premises (Article 1).	
2.1 "**Premises**":	129,024 rentable square feet of space, comprising the entirety of the buildings located at 2560 Orchard Parkway, San Jose, California, and 2570 Orchard Parkway, San Jose, California (collectively, the "**Buildings**"), the outline and location of which is set forth in **Exhibit A** to this Lease. The approximate rentable square footage of the Buildings are as follows: 2560 Orchard Parkway — 64,512 rentable sq. ft. 2570 Orchard Parkway — 64,512 rentable sq. ft.
2.2 "**Property**":	The Buildings and the parcel(s) of land upon which the Buildings are located.
3. Lease Term (Article 2).	
3.1 Lease Term:	The term of this Lease (the "**Lease Term**") shall commence on the Lease Commencement Date and end on the Lease Expiration Date (or any earlier date on which this Lease is terminated as provided herein).
3.2 "**Lease Commencement Date**":	The earlier to occur of (i) August 1, 2010 ("**Outside Commencement Date**"), subject to extension pursuant to the provisions of Section 5.8 of the Tenant Work Letter attached hereto as **Exhibit B**, or (ii) the date on which Tenant first commences to conduct business in the Premises (other than for purposes of moving-in, fixturizing or otherwise readying the Premises for Tenant's occupancy).
3.3 "**Rent Commencement Date**":	The day that is two (2) months after the Lease Commencement Date (For example, if the Lease Commencement Date occurs on July 1, 2010, then the Rent Commencement Date would be September 1, 2010.)
3.4 "**Lease Expiration Date**":	If the Rent Commencement Date shall be the first day of a calendar month, then the day immediately preceding the seventh (7th) anniversary of the Rent Commencement Date; or, if the Rent Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the seventh (7th) anniversary of the Rent Commencement Date occurs

4. **"Base Rent"**
(Article 3):

Period During Lease Term	Monthly Installment of Base Rent	Annual Base Rent
Lease Commencement Date – the day immediately preceding the Rent Commencement Date	$0.00	$0.00
First Lease Year*	$129,710.00	$1,556,520.00
Second Lease Year*	$133,601.30	$1,603,215.60
Third Lease Year*	$137,609.34	$1,651,312.07
Fourth Lease Year	$153,676.93	$1,844,123.15
Fifth Lease Year	$158,287.24	$1,899,446.85
Sixth Lease Year	$163,035.85	$1,956,430.25
Seventh Lease Year	$167,926.93	$2,015,123.16

* For the first three (3) Lease Years (as defined in Article 2 below), the Base Rent payable by Tenant hereunder shall be calculated on the basis of 119,000 rentable square feet; thereafter, the Base Rent payable by Tenant hereunder shall be calculated on the basis of the entire 129,024 rentable square feet in the Premises

5. **"Tenant's Share"**
(Article 4):

2560 Orchard Parkway — 100%

2570 Orchard Parkway — Lease Years 1 - 3: 84.46%

Lease Years 4 – 7: 100%

6. **"Permitted Use"**
(Article 5):

General office, computer laboratory, research and development, shipping and receiving and other uses in conformity with municipal zoning requirements of the City of San Jose and other applicable Laws (as defined in Section 25.1 below)

7. **"Security Deposit"**
(Article 22):

$222,723.08

Prepaid Base Rent
(Article 3):

$129,710.00, as more particularly described in Article 3 below.

Prepaid Additional Rent
(Article 3):

$49,932.40, as more particularly described in Article 3 of this Lease.

8. Address of Tenant
(Section 30.16):

Before the Lease Commencement Date:

881 Martin Avenue
Santa Clara, CA 95050
Attn: General Counsel and Chief Financial Officer

From and after the Lease Commencement Date:

2560 Orchard Parkway
San Jose, California 95131
Attn: General Counsel and Chief Financial Officer

9. Address of Landlord (Section 30.16):

CARR NP PROPERTIES, L.L.C.
2655 Campus Drive, Suite 100
San Mateo, CA 94403
Attn: Market Officer

and

Equity Office
2655 Campus Drive, Suite 100
San Mateo, CA 94403
Attn: Managing Counsel

and

Equity Office
Two North Riverside Plaza
Suite 2100
Chicago, IL 60606
Attn: Lease Administration

10. Parking (Article 29): Four hundred thirty-nine (439) unreserved parking spaces

11. **"Tenant's Broker"** (Section 30.22): Studley

12. **"Tenant Improvements"** and **"Landlord's Work**: Each, defined in the Tenant Work Letter attached hereto as **Exhibit B**

ARTICLE 1

PREMISES AND COMMON AREAS

1.1 **The Premises**.

1.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge and agree that the rentable square footage of the Premises is as set forth in Section 2.1 of the Summary. The parties acknowledge that **Exhibit A** is intended only to show the approximate location of the Premises in the Project, and not to constitute an agreement, representation or warranty as to the construction or precise area of the Premises or as to the specific location or elements of the Common Areas (defined in Section 1.3 below) or of the access ways to the Premises or the Project.

1.1.2 Upon the Substantial Completion (as defined in Section 5.7 of the Tenant Work Letter attached hereto as **Exhibit B** (**"Tenant Work Letter"**)) of Landlord's Work and the Tenant Improvements, Landlord shall deliver possession of the Premises to Tenant, and, except as specifically set forth in this Lease (including in the Tenant Work Letter), the Premises are accepted by Tenant in their "as-is" condition and configuration, without any obligation of Landlord to provide or pay for any work or services related to the improvement of the Premises, and without any representation or warranty regarding the condition of the Premises or the Project or their suitability for the conduct of Tenant's business; provided, however, that, on the Lease Commencement Date, (a) the roof, foundation, footings, slab, structural walls, exterior windows and skylights (including seals), Base Building Systems (as defined below), and the passenger and freight elevators serving the Premises, shall be in good operating condition and repair and the roofs of the Buildings shall be water-tight; (b) the Premises shall be free of all mold, (c) the Premises shall be free of latent defects in the initial construction thereof and (d) subject to the provisions of Section 1.1.3 below, the Premises shall be in compliance with ADA Codes (**"Required Delivery Condition"**). If it is determined that, as of the Lease Commencement Date, the Premises does not satisfy the Required Delivery Condition, then Landlord shall not be liable to Tenant for any damages (except to the extent otherwise expressly provided in this Lease), but as Tenant's sole remedy, Landlord, at no cost to Tenant, shall promptly perform such work or take such other action as may be necessary to place the same in the Required Delivery Condition; provided, however, that if Tenant does not give Landlord written notice of any deficiency within one hundred twenty (120) days following the Lease Commencement Date (or, if later, the date that Landlord delivers possession of the Premises to Tenant with Landlord's Work and the Tenant Improvements "substantially complete" (as defined in **Exhibit B**) (the **"Premises Delivery Date"**)), correction of such deficiency shall be governed by Article 7 of this

Lease; and provided, further, that, subject to the provisions of Section 10.5 below, any failure of the Premises to satisfy the Required Delivery Condition to the extent arising from the act or omission of Tenant or any Tenant Parties (as defined in Section 10.1.2 below), or any Alterations (as defined in Article 8 below) (e.g., placement of additional HVAC equipment or other trade fixtures on a roof or structural penetrations) shall be repaired by Landlord, and Tenant shall pay Landlord the reasonable cost thereof, including a reasonable percentage of the cost thereof (not to exceed five percent (5%)) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements, within thirty (30) days after receipt of a reasonably detailed invoice therefor. For purposes of this Lease, the "**Base Building Systems**" means the mechanical and plumbing systems, including heating, ventilation and air conditioning systems, sewer, drainage, electrical, lighting, fire protection, elevator, and life safety systems and equipment serving the Buildings and the Project, but excluding the portions of such systems and equipment that may be installed or modified by Tenant, and any systems, equipment or components that serve the specific nature of Tenant's business in the Premises or the particular manner in which Tenant conducts its business therein ("**Tenant's Particular Use**"), such as a computer server room, "clean room" or other laboratory space.

1.1.3 In addition to the Required Delivery Condition, if, upon the date of this Lease, the Premises are not in compliance with the Americans with Disabilities Act of 1990 ("**ADA**") or Title 24 of the California Administrative Code (collectively, as the same may be amended, the "**ADA Codes**") (as such ADA Codes are applied and interpreted by the applicable governmental authorities as of the date of this Lease), then Landlord shall perform on or before the Lease Commencement Date, at no cost to Tenant, any work required to cause the Premises to comply with applicable ADA Codes; provided, however, that Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with: (a) Tenant's Particular Use, (b) Tenant's arrangement of any furniture, equipment or other property in the Premises, (c) the Tenant Improvements or any Alterations, or (d) Tenant's design or configuration of the Premises. Further, Tenant agrees that Landlord shall have the right to contest any alleged violation of ADA Codes in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Applicable Laws and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Applicable Laws; provided that any such contest does not materially and adversely affect Tenant's use and enjoyment of the Premises or materially increase Tenant's obligations or decrease Tenant's rights under this Lease. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment.

1.2 **The Project**. The Buildings are part of an office project, consisting of four (4) buildings, the land appurtenant thereto ("**Land**"), and other improvements located thereon commonly known as "Valley Research Centre", located in San Jose, California; and the term "**Project**," as used in this Lease, shall mean (i) those buildings and the Common Areas, and (ii) the land (which is improved with landscaping, above ground parking facilities and other improvements) upon which such buildings and the Common Areas are located.

1.3 **Common Areas**. Tenant shall have the non-exclusive right to use in common with Landlord and other tenants in the Project, and subject to the reasonable, non-discriminatory rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (the "**Common Areas**"); provided, however, that Tenant shall have the exclusive use of the "Outside Lunch Area" depicted on **Exhibit B-1** attached hereto. Landlord reserves the right, upon reasonable prior notice to Tenant (except in the event of an emergency, in which event Landlord shall furnish Tenant with reasonable notice in light of the circumstances), to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, and any inconvenience suffered by Tenant in connection therewith shall not subject Landlord to any liability for any loss or damage resulting therefrom, constitute a constructive eviction, or entitle Tenant to any abatement of Rent; provided such changes do not materially adversely affect or materially interfere with Tenant's access to, parking at, or Tenant's rights or obligations under this Lease or use and enjoyment of the Premises.

ARTICLE 2

LEASE TERM

The Lease Term shall commence and, unless ended sooner or extended as herein provided, shall expire on the Lease Commencement Date and Lease Expiration Date, respectively, specified in Section 3 of the Summary of Basic Lease Information. At any time during the Lease Term, Landlord may deliver to Tenant a notice substantially in the form of **Exhibit C** attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord, or reasonably object thereto, within five (5) days of receipt thereof. This Lease shall be a binding contractual obligation effective upon execution and delivery hereof by Landlord and Tenant, notwithstanding the later commencement of the Lease Term. For purposes of this Lease, the term "**Lease Year**" shall mean each

consecutive twelve (12) month period beginning with the Rent Commencement Date, except that if the Rent Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Rent Commencement Date through the final day of the calendar month during which the first anniversary of the Rent Commencement Date occurs, and subsequent Lease Years shall be each succeeding twelve (12) month period during the Lease Term following the first Lease Year.

ARTICLE 3

RENT

Tenant shall pay to Landlord or Landlord's agent, without prior notice or demand or any setoff or deduction, except as expressly set forth in this Lease, at the place Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, all Base Rent set forth in Section 4 of the Summary ("**Base Rent**") and Additional Rent (defined below) (collectively, "**Rent**"). As used herein, "**Additional Rent**" means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Commencing on the Rent Commencement Date, monthly payments of Base Rent and monthly payments of "Direct Expenses" (defined in Section 4.1 below) shall be paid in advance on or before the first day of each calendar month during the Lease Term; provided, however, that, upon Tenant's execution and delivery of this Lease to Landlord, Tenant shall pay to Landlord the Prepaid Base Rent and Prepaid Additional Rent set forth in Section 7 of the Summary, and such amounts shall be applied against the installment of Base Rent and the installment of Direct Expenses for the first full calendar month of the Lease Term in which such amounts are payable hereunder. Except as otherwise expressly provided herein, all other items of Additional Rent shall be paid within thirty (30) days after Landlord's written request for payment. Rent for any partial calendar month shall be prorated on the basis of the actual number of days in the month.

ARTICLE 4

EXPENSES AND TAXES

4.1 **General Terms**. In addition to paying the Base Rent, Tenant shall pay, in accordance with Section 4.4 below, for each Expense Year (defined in Section 4.2.1 below), an amount equal to the sum of the following (collectively, the "**Direct Expenses**"): (a) Tenant's Share of Expenses for such Expense Year, plus (b) Tenant's Share of Taxes for such Expense Year, plus (c) a management fee (the "**Management Fee**") equal to two percent (2%) of the Base Rent, plus Tenant's Share of Expenses and Taxes for such Expense Year (except for the Management Fee). However, notwithstanding anything in this Lease to the contrary, Tenant shall not be required to pay any Direct Expenses until the Rent Commencement Date. The obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration or earlier termination of this Lease. If this Lease commences on a day other than the first day of an Expense Year or expires or terminates on a day other than the last day of an Expense Year, Tenant's payment of Direct Expenses for the Expense Year in which such commencement, expiration or termination occurs shall be prorated based on the ratio between (x) the number of days in such Expense Year that fall within the Lease Term, and (y) the number of days in such Expense Year; provided, however, that for the first Expense Year clause (x) shall exclude the number of days of the Lease Term preceding the Rent Commencement Date.

4.2 **Definitions of Key Terms Relating to Additional Rent**. As used in this Lease, the following terms shall have the meanings hereinafter set forth:

4.2.1 "**Expense Year**" shall mean each calendar year in which any portion of the Lease Term falls.

4.2.2 "**Expenses**" shall mean all commercially reasonable expenses, costs and amounts actually paid by Landlord during any Expense Year (or capital expenditures incurred by Landlord and properly allocable to the applicable Expense Year) in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Without limiting the foregoing, Expenses shall include: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles (not to exceed Twenty Thousand Dollars ($20,000)); (iv) the cost of landscaping and re-lamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) third-party fees and other reasonable costs, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) payments under any equipment-rental agreements; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation,

maintenance and security of the Property, including the Project engineer(s), but excluding any other persons above the level of Project manager, and costs of training, and uniforms for such persons; (ix) except as otherwise expressly provided in this Lease, the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property, provided that any acquisition costs are amortized as provided in clause (a) below; (xii) the cost of capital improvements or any other items to the extent that (A) they effect economies in the operation or maintenance of the Property, or to reduce current or future Expenses or to enhance the safety or security of the Property or its occupants, (B) are replacements or modifications of the Base Building Systems or the Common Areas that are reasonably required to keep the Base Building Systems or the Common Areas in good order or condition, or (C) are required under any Law, (xiii) except for costs and expenses which are the sole responsibility of Tenant pursuant to Section 7.2 below or as otherwise expressly provided in this Lease, all costs paid or incurred by Landlord to perform Landlord's Repair Obligations (as defined in Section 7.2.1 below); and (xiv) payments required under any reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property, whether now or hereafter in effect (collectively, the "**Underlying Documents**").

Notwithstanding the foregoing, Expenses shall not include: (a) capital expenditures not described in clauses (xi), (xii) or (xiii) above, and Expenses shall only include, as to such permitted capital expenditures, the amounts amortized each calendar month during the applicable Expense Year, on a straight-line basis over the useful life of the improvement, repair or replacement in accordance with generally accepted accounting principles, consistently applied, to the extent applicable; and, otherwise, as Landlord shall reasonably determine, at an interest rate equal to seven percent (7%) per annum; (b) depreciation; (c) interest and principal payments of mortgage and other debts of Landlord (except as described in clause (a) above) and payments under any ground lease of the Property; (d) costs occasioned by fire, acts of God or other casualties or by the exercise of the power of eminent domain; (e) costs in connection with leasing space in the Project, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (f) costs incurred in connection with the sale, financing or refinancing of the Project, or any portion thereof; (g) fines, interest and penalties incurred due to the late payment of Taxes or Expenses, or any failure of Landlord to timely pay any obligation; (h) organizational expenses associated with the creation and operation of the entity that constitutes Landlord; (i) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Project under their respective leases; (j) costs associated with any damage or repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, agents, contractors or invitees; (k) reserves for Landlord's repair, replacement or improvement of the Project or any portion thereof; (l) costs incurred in connection with Hazardous Substances (as defined in Section 25.2.8 below) in or about the Project, except for routine cleanup performed as part of the ordinary operation and maintenance of the Property; (m) costs occasioned by the negligence or willful misconduct or violation of any Law by Landlord, any other occupant of the Project, or their respective agents, employees or contractors; (n) costs to correct any construction defect in the Premises or the Project or to comply with any Law or Underlying Documents applicable to the Premises or the Project on the Lease Commencement Date; (o) costs of any renovation, improvement, painting or redecorating of any portion of the Buildings or the Project not made available for Tenant's use; (p) costs incurred in connection with marketing or advertising the Project, (q) costs incurred in connection with the violation by Landlord or any occupant of the Project (other than Tenant) of the terms and conditions of any lease or other agreement; (r) insurance premiums or costs for earthquake, flood, environmental, or terrorism coverage, increases in insurance costs caused by the activities of another occupant of the Project, insurance deductibles exceeding Twenty Thousand Dollars ($20,000), and co-insurance payments; (s) costs to repair and maintain the Base Building (other than the Base Building Systems); (t) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project, unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; (u) salaries, fringe benefits and other compensation of employees above the grade of general manager (provided that the Project's chief engineer and staff shall be deemed to be below such level and may be included in Expenses); (v) the Management Fee or any other similar fees paid for the management and administration of the Project; (w) legal and auditing fees incurred for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits and legal fees and other costs incurred by Landlord in connection with leasing space and negotiating leases with tenants of the Project, or legal fees in connection with disputes between Landlord and any tenant of the Project, or between Landlord and any lender; and (x) costs to the extent actually recovered by Landlord from third parties under warranties, indemnities, or otherwise, other than as a pass-through of operating expenses.

4.2.3 "**Taxes**" shall mean all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies or other impositions, whether general, special, ordinary or extraordinary, that are actually paid during any Expense Year or properly allocable to the applicable

Expense Year pursuant to Section 4.4.3 (without regard to any different fiscal year used by such governmental or municipal authority) in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property located at and used in connection with the Property; (f) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); (g) any assessment, tax, fee, levy or charge allocable or measured by Landlord's gross income or gross receipts; and (h) any fees, taxes or other charges imposed by the Regional Air Quality Control Board or any other governmental or quasi-governmental agency in connection with the Parking Facilities (as defined in Article 29 below). Any costs and expenses (including reasonable attorneys' and consultants' fees) reasonably incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding anything herein to the contrary, Taxes shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property), (ii) any Expenses, and (iii) any items required to be paid by Tenant under Section 4.5 below, and (iv) any tax or assessment expense (1) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term, or (2) imposed on land or improvements other than the Property.

4.3 **Cost Pools; Cost Sharing.** Because the Project contains more than one building, then, as to each Building, Direct Expenses hereunder shall include (a) all Direct Expenses fairly allocable to such Building, and (b) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the buildings in the Project) of all Direct Expenses which relate to the Project in general and are not fairly allocable to any one building in the Project. If Landlord incurs Expenses or Taxes for either of the Buildings, or both of them, together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, such shared amounts shall be equitably prorated and apportioned between the Buildings and such other buildings or properties, in Landlord's reasonable discretion.

4.4 **Calculation and Payment of Expenses and Taxes**.

4.4.1 **Statement of Actual Expenses and Taxes and Payment by Tenant**. Landlord shall give to Tenant, within one hundred eighty (180) days following the end of each Expense Year (or as soon thereafter as is reasonably practicable), a statement (the "**Statement**") setting forth the actual amount of Direct Expenses for such Expense Year, including Tenant's Share of Expenses and Taxes for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 below is less or more than the actual sum of Tenant's Direct Expenses for such Expense Year (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next due hereunder; provided, however, that Tenant shall not be required to make any such payment earlier than thirty (30) days after Tenant's receipt of such Statement, and provided further that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within thirty (30) days after delivery of such Statement. Any failure of Landlord to timely furnish the Statement for any Expense Year shall not preclude Landlord or Tenant from enforcing its rights under this Article 4.

4.4.2 **Statement of Estimated Expenses and Taxes**. In addition, Landlord shall give to Tenant, for each Expense Year, a statement (the "**Estimate Statement**") setting forth Landlord's reasonable estimates in reasonable detail of the Direct Expenses (the "**Estimated Direct Expenses**") for such Expense Year, including Tenant's Share of Expenses and Taxes for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent (but no earlier than thirty (30) days after Tenant's receipt of such Estimate Statement), an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of the Estimated Direct Expenses (as such amount is set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time, but not more than twice per Expense Year), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of the Estimated Direct Expenses, as such amount is set forth in the previous Estimate Statement delivered by Landlord to Tenant. Any failure of Landlord to timely furnish any Estimate Statement shall not preclude Landlord from enforcing its rights to receive payments and revise any previous Estimate Statement under this Article 4, but not more than once in any calendar year.

4.4.3 **Retroactive Adjustment of Taxes**. Notwithstanding anything herein to the contrary (subject to clause (iv) of Section 4.2.3), if, after Landlord's delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant's Share of such Taxes, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next due hereunder; provided, however, that Tenant shall not be required to make any such payment earlier than thirty (30) days after Tenant's receipt of such Statement, and that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within thirty (30) days after such adjustment is made.

4.5 **Taxes and Other Charges for Which Tenant Is Directly Responsible**.

4.5.1 Tenant shall pay, ten (10) days before delinquency, any taxes levied against Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises, including the Rooftop Equipment (as defined in Article 32) and Generator Equipment (as defined in Article 33). If any such taxes are levied against Landlord or its property (or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or other personal property of Tenant), and if Landlord pays such taxes (or such increased assessment), which Landlord shall have the right to do if Landlord has given Tenant written notice thereof and Tenant has failed to pay or otherwise satisfy such taxes within fifteen (15) days thereafter, Tenant shall, upon demand, repay to Landlord the amount so paid.

4.5.2 Notwithstanding any contrary provision herein, Tenant shall pay, ten (10) days before delinquency, taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, and, to the extent levied on Tenant (and not Landlord) by the taxing authority, (i) any rent tax, sales tax, service tax, transfer tax or value added tax, or any other tax respecting the rent or services described herein or otherwise respecting this Lease; and (ii) taxes assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Project.

4.6 **Books and Records**. Landlord shall maintain books and records reflecting the Expenses and Taxes in accordance with sound accounting and management practices for a period of three (3) years for the end of the applicable Expense Year. Tenant and a certified public accountant or other consultant working on a non-contingency fee basis shall have the right to inspect Landlord's records at Landlord's applicable local office or other location reasonably designated by Landlord in the Bay Area upon at least seventy-two (72) hours' prior notice during normal business hours during the one hundred eighty (180) days following Landlord's delivery of the Statement to Tenant. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project (and in connection with the foregoing, prior to exercising its rights hereunder, Tenant and its agents shall sign a confidentiality agreement reasonably acceptable to Landlord). Unless Tenant sends to Landlord any written exception to a Statement within said one hundred eighty (180) day period, such Statement shall be deemed final and accepted by Tenant and Tenant waives any other rights pursuant to applicable Laws to inspect Landlord's books and records and/or to contest the amount of Expenses and/or Taxes due hereunder. Tenant shall pay the amount shown on any Statement in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord and Tenant shall submit such exception to an independent certified public accountant reasonably acceptable to both Landlord and Tenant to issue a final and conclusive resolution thereof. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Expenses and Taxes overstated the amounts thereof, in the aggregate, by more than five percent (5%), in which case Landlord shall bear the cost of such certification.

ARTICLE 5

USE OF PREMISES

Tenant shall not (a) use the Premises for any improper or objectionable purpose, for any purpose not permitted under Article 25 below, or for any purpose other than the Permitted Use without Landlord's consent; or (b) do anything in or about the Premises that (i) materially violates any of the Rules and Regulations or any provision of the Underlying Documents, (ii) materially interferes with or injures other occupants of the Project, or (iii) constitutes a nuisance.

ARTICLE 6

SERVICES

Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials and services furnished directly to or used by Tenant on or about the Premises during the Term (collectively, "**Utilities**"), including, without limitation, (a) meter, use and/or connection fees, hook-up fees, or standby fees, and (b) penalties for discontinued or interrupted service. Tenant shall provide janitorial service to the Premises at its sole cost and expense, provided that any persons employed by Tenant to do janitorial work shall be subject to Landlord's reasonable prior written approval, and Tenant shall be responsible for all wrongful acts of such persons. Any interruption or cessation of Utilities resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Project (each, a "**Service Interruption**"), shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than the Applicable Number (defined below) of consecutive business days after notice from Tenant to Landlord by a Service Interruption that is not caused by Tenant or any Tenant Party, then, Tenant as its sole remedy, shall be entitled to receive an abatement of Monthly Rent (defined below) payable hereunder for the period beginning on the day immediately following such Applicable Number of consecutive business days and ending on the day such Service Interruption ends. If a Service Interruption does not render the entire Premises untenantable or inaccessible, the amount of Monthly Rent abated shall be prorated equitably based upon the extent to which Tenant's use of the Premises has been diminished. As used in this Section 6.3, "Applicable Number" means (i) five (5), if Landlord can correct the Service Interruption through reasonable efforts, or (ii) thirty (30), if Landlord cannot correct the Service Interruption through reasonable efforts. In addition, if (1) all or a material portion of the Premises is made untenantable or inaccessible for thirty (30) consecutive days after notice from Tenant to Landlord by a Service Interruption that does not result from a casualty or other event covered by Section 11 and that Landlord can correct through reasonable efforts, and (2) Landlord is not diligently pursuing such correction, then, unless the Service Interruption is caused by the act or omission of Tenant or any Tenant Party, the same shall constitute a default by Landlord and, subject to the provisions of Section 19.5 below, Tenant shall have the right to terminate this Lease. As used herein, "**Monthly Rent**" means Base Rent and Tenant's monthly installment of Direct Expenses.

ARTICLE 7

REPAIRS

7.1 **Tenant's Obligations.**

7.1.1 Except to the extent expressly Landlord's obligation under Section 7.2 below, Tenant shall, throughout the Term at its sole cost and expense, (a) keep and maintain the Premises in good order and condition, and repair and replace every part thereof ("**Tenant's Repair Obligations**"), including, without limitation, the following: (1) all glass, windows, window frames, window casements (including the repairing, resealing and cleaning of both interior and exterior windows) and skylights in the Buildings, except to the extent any repair or replacement is required due to a defect in the structural portion of the Buildings; (2) interior and exterior doors, door frames and door closers; (3) interior lighting (including, without limitation, light bulbs and ballasts); (4) the heating, ventilating and air conditioning ("**HVAC**") systems and equipment, the plumbing, sewer, drainage, electrical, fire protection, elevator, escalator, life safety systems and equipment and other mechanical, electrical and communications systems and equipment located in, upon or about and exclusively serving the Premises (collectively, the "**Building Systems**"), including, without limitation, (i) the Base Building Systems; (ii) any specialty or supplemental Building Systems installed by or for Tenant and (iii) all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about and exclusively serving the Premises; (5) all of Tenant's security systems in or about or serving the Premises; (6) Tenant's signage; and (7) interior demising walls and partitions (including painting and wall coverings), equipment, floors, and any roll-up doors, ramps and dock equipment, (b) furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and (c) to the extent that Landlord notifies Tenant in writing of its intention to no longer arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing.

7.1.2 Tenant shall also be responsible for all pest control within the Premises, and for all trash removal and disposal from the Premises. With respect to any HVAC systems and equipment exclusively serving the Premises, Tenant shall obtain HVAC systems preventive maintenance contracts with quarterly service in accordance with manufacturer recommendations, which shall be subject to the reasonable prior written approval of Landlord and paid for by Tenant, and which shall provide for and

include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking of sheet metal, and recaulking of jacks and vents on an annual basis. Tenant shall have the benefit of all warranties available to Landlord regarding the HVAC systems and equipment.

7.1.3 Notwithstanding the foregoing provisions of this Section 7.1, if a Default exists due to Tenant's failure to perform Tenant's Repair Obligations (or in the event of an emergency posing an immediate threat to person or property), Landlord may, at its option, perform any or all of such Tenant's Repair Obligations on Tenant's behalf, in which case Tenant shall pay Landlord the cost of such work plus a reasonable percentage of the cost thereof (not to exceed five percent (5%)) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements, within thirty (30) days after receipt of an invoice therefor.

7.2 **Landlord's Obligations.**

7.2.1 Landlord shall maintain, repair and replace the following items ("**Landlord's Repair Obligations**"): (a) the non-structural portions of the roof of the Buildings, including the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from such damage); and (b) the Common Areas of the Project, including, without limitation, the Parking Facilities, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, lighting systems and other facilities, systems, equipment and improvements in the Common Areas of the Project. Landlord's Repair Obligations also includes (i) the routine repair and maintenance of the load bearing and exterior walls of the Buildings, including, without limitation, any painting, sealing, patching and waterproofing of such walls; (ii) repair and replacement of the Base Building Systems that constitute capital expenditures, unless required by (1) Tenant's Particular Use, (2) the negligence or willful misconduct of Tenant or any Tenant Parties, or (3) any Alterations; and (iii) construction of any capital improvements in or to the Premises required to comply with applicable Laws, unless required due to (x) Tenant's Particular Use, or (y) any Alterations.

7.2.2 Subject to the provisions of Article 11 and Article 13, Landlord, at its own cost and expense, and not as a Direct Expense, agrees to repair, maintain and replace (a) the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Buildings (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls) (collectively, and together with the Base Building Systems, the "**Base Building**"), and (b) all exterior perimeter windows, window frames, window casements and skylights, if necessary, due to a defect in the structural portions of the Buildings.

7.2.3 Notwithstanding any provision in Section 7.2.1 or Section 7.2.2 to the contrary, any damage to the portions of the Project that Landlord is required to repair under Section 7.2.1 or Section 7.2.2 above arising from the negligence or willful misconduct of Tenant or any Tenant Parties, shall be repaired by Landlord, and subject to Section 10.5 below, Tenant shall pay Landlord the cost thereof (or, if covered by Landlord's insurance, Tenant shall pay any commercially reasonable deductible in connection therewith), including a reasonable percentage of the cost thereof (not to exceed five percent (5%)) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements, within thirty (30) days after receipt of an invoice therefor. Landlord may, but shall not be required to, enter the Premises at all reasonable times (upon at least forty-eight (48) hours' advance written notice, except in the event of an emergency) to make such repairs, alterations, improvements or additions to the Premises or to any equipment located in the Premises as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. As a condition precedent to all of Landlord's repair and maintenance obligations under this Lease, Tenant must have notified Landlord of the need of such repairs or maintenance.

7.2.4 In addition, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the negligence or willful misconduct of Landlord or its agents, employees, contractors or invitees, but subject to the provisions of Section 10.5, (b) occasioned by fire, acts of God or other casualty or by the exercise of the power of eminent domain, subject to the provisions of Article 11 and Article 13, and (c) for which Landlord has the right of reimbursement from others, provided that any reasonable costs and expenses to collect such reimbursement shall be included in Direct Expenses, and Landlord agrees to use its good faith discretion in determining whether to pursue such enforcement or collection efforts, but Landlord shall not be obligated to commence any suit or arbitration proceeding to enforce or collect any such reimbursement. In performing all repair and maintenance, Landlord shall use its reasonable efforts to minimize any unreasonable disruption to Tenant (but Landlord shall not be required to incur and

additional cost or expenses in connection therewith) and shall comply with Tenant's reasonable security measures and operating procedures.

7.3 **Waiver.** Tenant hereby waives any rights under subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar Law.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 **Landlord's Consent to Alterations**. Tenant may not make any improvements, alterations, additions or changes to the Premises or to any mechanical, plumbing or HVAC facilities or other systems serving the Premises (collectively, "**Alterations**") without Landlord's prior written consent, which consent shall be requested by Tenant not less than ten (10) business days before commencement of work. Such consent shall not be unreasonably withheld, conditioned or delayed provided that it shall be deemed reasonable for Landlord to withhold its consent to any Alteration that would materially and adversely affect the structure, systems or equipment of any Building or, except as provided in Article 24, be visible from outside any Building. Notwithstanding the foregoing or any other provision of this Article 8 to the contrary, Tenant may, at its own expense, and without Landlord's prior consent, make certain minor Alterations ("**Minor Alterations**"), provided that Tenant complies with the following provisions: (a) the Minor Alterations shall not result in a violation of or require a change in any certificate of occupancy applicable to the Buildings; (b) the outside appearance of the Buildings shall not be affected and such Alterations shall not materially and adversely affect the structural components of the Buildings or the Building Systems, or materially lessen the value of the Premises; (c) no work will be required outside of the Buildings and no part of the Project outside of the Premises shall be physically affected; (d) the cost of such Minor Alterations shall not exceed Fifty Thousand Dollars ($50,000) per project; (e) Tenant shall provide Landlord with a copy of any plans, drawings and specifications that Tenant has for such Minor Alterations, and upon completion of any Minor Alterations (other than decorations), Tenant shall deliver to Landlord three (3) copies of "as-built" plans for such Minor Alterations.

8.2 **Manner of Construction**. Landlord may impose reasonable conditions to its consent to any Alteration. Without limiting the foregoing, before commencing any Alteration, Tenant shall deliver to Landlord, and obtain Landlord's written approval of, each of the following items (to the extent applicable): plans and specifications (including any changes thereto); names of contractors, subcontractors, mechanics, laborers and materialmen; required building permits; and evidence of the insurance required under Section 8.4 below. Tenant shall perform any Alteration in a good and workmanlike manner, using materials of a quality reasonably approved by Landlord, and in conformance with all applicable Laws and Landlord's reasonable construction rules and regulations. Without limiting the foregoing, if, as a result of Tenant's performance of any Alteration, Landlord becomes required under applicable Law to perform any inspection or give any notice relating to the Premises or such Alteration, or to ensure that such Alteration is performed in any particular manner, Tenant shall comply with such requirement on Landlord's behalf and promptly thereafter provide Landlord with reasonable documentation of such compliance. Tenant shall ensure that no Alteration impairs any Building System or Landlord's ability to perform its obligations hereunder. For any Alteration costing over Two Hundred Fifty Thousand Dollars ($250,000), Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security reasonably satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the work and naming Landlord as a co-obligee. Before commencing any Alteration, Tenant shall meet with Landlord to discuss Landlord's design parameters and any code compliance issues. In performing any Alteration, Tenant shall not unreasonably obstruct access to, or the conduct of business in, any portion of the Project by Landlord or any other occupant of the Project. Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Project. Upon completion of any Alteration, Tenant shall cause a Notice of Completion to be recorded in the office of the recorder of the county in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor Law, and Tenant shall deliver to Landlord reproducible copies of the "as built" drawings of the Alteration, as well as all related governmental permits, approvals and other documents.

8.3 **Payment for Alterations**. If payment is made by Tenant directly to contractors, Tenant shall (i) comply with Landlord's reasonable requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord's commercially reasonable contractor's rules and regulations. If Tenant orders any work in connection with an Alteration directly from Landlord, and Landlord agrees to perform such work, Tenant shall pay to Landlord an amount equal to Landlord's then current standard fee to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work (not to exceed three percent (3%) of the cost of the Alterations). If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work, not to exceed One Thousand Five

Hundred Dollars ($1,500.00) in any individual case, unless the Alterations affect any structural portions of the Building or the Base Building Systems. Notwithstanding the foregoing, this Section 8.3 shall not apply to any Tenant Improvements constructed pursuant to any Tenant Work Letter.

8.4 **Construction Insurance**. Tenant shall carry or cause to be carried "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, it being understood and agreed that all Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof.

8.5 **Landlord's Property**. All improvements in and to the Premises, including any Tenant Improvements and Alterations, shall become the property of Landlord upon installation and without compensation to Tenant. Notwithstanding the foregoing, unless otherwise instructed by Landlord in writing before the expiration or earlier termination of this Lease, Tenant shall, at its expense, (a) remove any Alterations, (b) repair any damage to the Premises caused by such removal, and (c) restore the affected portion of the Premises to its condition existing before the installation of such Alterations. If Tenant's request for Landlord's approval of any proposed Alterations contains a request that Landlord identify any portion of such Alterations that Landlord will require Tenant to remove as provided above, then Landlord will, at the time it approves such Alterations, identify such portion of the Alterations, if any, that Landlord will require Tenant to so remove. If Tenant fails to complete the removal, repair or restoration required by this Section 8.5 before the expiration or earlier termination of this Lease, Landlord may do so and may charge the reasonable cost thereof to Tenant. Notwithstanding anything in this Lease to the contrary, Tenant's trade fixtures, furniture, equipment and other personal property installed in the Premises shall at all times be and remain Tenant's property. At any time Tenant may remove such property from the Premises, provided that Tenant repairs all damage caused by such removal.

8.6 **Tenant Improvements**. The Tenant Improvements shall be governed by the Tenant Work Letter and shall not constitute Alterations. Without limiting the generality of the foregoing, Landlord agrees that, upon the expiration or earlier termination of this Lease, Tenant shall not be required to remove from the Premises any of the Tenant Improvements identified on the Approved Space Plan attached hereto as **Exhibit B-2**, except (a) at Landlord's option, the Generator Equipment as specified in Article 33 below and any specialized equipment or improvements located in the laboratory portions of the Premises ("**Specialized Improvements**"), or (b) to the extent such removal is required by Section 15.2 below or is otherwise specifically designated for removal on **Exhibit B-2**.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall give Landlord written notice at least ten (10) business days before commencing any such work on the Premises (or such additional time as may be necessary under applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after written notice by Landlord, and if Tenant fails to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without responsibility for investigating the validity thereof. The amount so paid shall be reimbursed by Tenant, as Additional Rent, upon demand, without limiting other remedies available to Landlord under this Lease. Nothing in this Lease shall authorize Tenant to cause or permit any lien or encumbrance to affect Landlord's interest in the Project, and any lien or encumbrance created by, through or under Tenant shall attach to Tenant's interest only.

ARTICLE 10

INDEMNIFICATION; INSURANCE

10.1 **Indemnification and Waiver**.

10.1.1 Tenant agrees that Landlord, its (direct or indirect) owners, and their respective beneficiaries, trustees, directors, officers, agents and employees (including Landlord, collectively, the "**Landlord Parties**") shall not be liable for, and Tenant waives claims against Landlord and such other Landlord Parties for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons or entities claiming by or through Tenant except (a) to the extent such injury, death or damage is caused by the negligence or willful misconduct of such Landlord Party or Landlord's contractors or by Landlord's breach of its obligations under this Lease after notice and the expiration of a reasonable opportunity to cure such breach, or (b) to the extent such limitation on liability is prohibited by law. Nothing in this Section 10.1.1 shall limit the provisions of Section 10.5 or Article 21 below.

10.1.2 Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys' and consultants' fees and expenses) (each, a "**Claim**") to the extent that it is imposed or asserted by any third party and arises from any of the following, except to the extent such Claim arises from the negligence or willful misconduct of any Landlord Party or Landlord's contractors or any breach of this Lease by Landlord: (a) any negligence or willful misconduct of Tenant or any person or entity claiming by or through Tenant (including any assignee or subtenant), or any of their respective members, partners, employees, contractors, agents, customers, visitors, or licensees (including Tenant, the "**Tenant Parties**" or individually a "**Tenant Party**"), or (c) any breach by Tenant of any representation, covenant or other term contained herein.

10.1.3 Landlord shall indemnify, defend, protect, and hold Tenant, its (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents harmless from any Claim that is imposed or asserted by any third party and arises from (a) any negligence or willful misconduct of any Landlord Party or Landlord's contractors or (b) any breach by Landlord of any representation, covenant or other term contained herein, except to the extent such Claim arises from the negligence or willful misconduct of any Tenant Party.

10.1.4 The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 **Tenant's Compliance With Landlord's Fire and Casualty Insurance**. Tenant, at its expense, shall comply with all commercially reasonable insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, Tenant shall reimburse Landlord for such increase. Tenant, at its expense, shall comply with all commercially reasonable rules and requirements of the American Insurance Association and any similar body.

10.3 **Tenant's Insurance**. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations at the Premises, and contractual liabilities (covering the performance by Tenant of its indemnity agreements under this Lease), including a Broad Form endorsement covering the insuring provisions of this Lease and Tenant's indemnity obligations under Section 10.1 above, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$1,000,000 each occurrence $2,000,000 annual aggregate
Personal Injury Liability	$1,000,000 each occurrence $2,000,000 annual aggregate 0% Insured's participation
Umbrella Liability Coverage	$10,000,000 each occurrence $10,000,000 annual aggregate

10.3.2 Physical Property Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's tangible personal property in the Premises (ii) the Tenant Improvements, if any and any other improvements that exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "**Original Improvements**"), and (iii) all Alterations made to the Premises. Such insurance shall be written on an "special causes of loss" basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3 Worker's Compensation and Employer's Liability or other similar insurance to the extent required by applicable Laws.

10.4 **Form of Policies**. The minimum limits of insurance required to be carried by Tenant under this Lease shall not limit Tenant's liability under this Lease. All liability insurance required to be carried by Tenant under this Lease shall (i) name Landlord, Landlord's managing agent, and any Security

Holder ("**Additional Insured Parties**") as additional insureds; and (ii) specifically cover Tenant's indemnification obligations under this Lease, including Tenant's indemnification obligations under Section 10.1 above. All insurance required to be carried by Tenant under this Lease, including all liability insurance, shall (a) be issued by an insurance company that has an A.M. Best rating of not less than A-X and is licensed to do business in the State of California; (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant's insurance; and (c) provide that it shall not be canceled or reduced without thirty (30) days' prior written notice to Landlord and any Security Holder. With respect to the umbrella liability coverage, Tenant, at its expense, shall procure a "per location" endorsement or equivalent reasonably acceptable to Landlord so that the general aggregate and other limits apply separately and specifically to the Premises. Tenant shall deliver to Landlord, on or before the Premises Delivery Date and at least thirty (30) days before the expiration dates thereof, certificates from Tenant's insurance company on the forms currently designated "ACORD 28" (Evidence of Commercial Property Insurance) and "ACORD 25-S" (Certificate of Liability Insurance) or the equivalent. In addition, attached to the ACORD 25-S there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant's insurance company and shall expressly require the insurance company to advise each Additional Insured Party in writing at least thirty (30) days before any termination or reduction to the policies that would affect the interest of such Additional Insured Party, except that ten (10) days' prior written notice may be given in the case of nonpayment of premiums. If a Default exists due to Tenant's failure to deliver such certificates, then Landlord may, at its option, procure such policies for the account of Tenant, in which event Tenant shall pay Landlord the reasonable cost thereof within ten (10) days after written demand.

10.5 **Subrogation**. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and release any and all rights of recovery against the other party, including officers, employees, agents and authorized representatives (whether in contract or tort) of such other party, that arise or result from any and all loss of or damage to any property of the waiving party located within or constituting part of the Property, including the Premises, due to a risk that would be covered by "special causes of loss" property insurance, or such additional property coverage as the waiving party may actually carry (with a commercially reasonable deductible), whether or not the party suffering the loss or damage actually carries any insurance, recovers under any insurance or self-insures the loss or damage and without regard to the negligence or willful misconduct of the person or entity so released. All of Landlord's and Tenant's repair and indemnity obligations under this Lease shall be subject to the waiver and release contained in this Section 10.5. Each party shall have their property insurance policies issued in such form as to waive any right of subrogation as might otherwise exist. For the purposes of this Section 10.5, any deductible with respect to a party's insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.

10.6 **Landlord's Insurance**. Subject to reimbursement as an Expense in accordance with the provisions of Article 4 hereof, Landlord shall procure and maintain in effect throughout the Lease Term commercial general liability insurance, property insurance and/or such other types of insurance as are normally carried by reasonably prudent owners of commercial properties substantially similar to the Project. Such coverages shall be in such amounts, from such companies and on such other terms and conditions as Landlord may from time to time reasonably determine, and Landlord shall have the right, but not the obligation, to change, cancel, decrease or increase any insurance coverages in respect of the Project, add additional forms of insurance as Landlord shall deem reasonably necessary, and/or obtain umbrella or other policies covering both the Project and other assets owned by or associated with Landlord or its affiliates, in which event the cost thereof shall be equitably allocated. Notwithstanding the foregoing, Landlord shall in any event procure and maintain in effect throughout the Term of this Lease, "special causes of loss" property insurance for the full replacement cost of the Buildings.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 **Completion Estimate; Termination Rights**. Tenant shall promptly notify Landlord of any damage to the Premises resulting from any fire or other casualty. With reasonable promptness after discovering the casualty, Landlord shall provide Tenant with written notice (the "**Completion Estimate**") stating (a) whether the Landlord Repairs (defined below) will include any Alterations, and (b) Landlord's reasonable estimate of the amount of time required, using standard working methods (without the payment of overtime or other premiums), to substantially complete the Landlord Repairs. As used herein, "**Landlord Repairs**" means the repair and restoration of the Base Building, Landlord's Work and the Tenant Improvements, the Original Improvements, and any Common Areas serving or providing access to the Premises, and, if so elected by Landlord in the Completion Estimate, any Alterations. If the Completion Estimate indicates that the Landlord Repairs cannot be substantially completed within two hundred seventy (270) days after the date of the casualty, then either party may terminate this Lease upon sixty (60) days' prior written notice to the other party delivered within thirty (30) days after Landlord's delivery of the Completion Estimate. In addition, Landlord, by notice to Tenant within ninety (90) days

after Landlord's discovery of damage to the Premises, may terminate this Lease if: (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt and the shortfall in proceeds exceeds three percent (3%) of the full replacement cost of the Premises; (ii) any damage to Landlord's property is not fully covered by Landlord's insurance policies (and would not have been fully covered if Landlord had maintained the insurance required to be maintained by Landlord under this Lease) and the shortfall in coverage exceeds three percent (3%) of the full replacement cost of the Premises; or (iii) the damage occurs during the last twelve (12) months of the Lease Term and Landlord's restoration obligations are reasonably estimated to require more than one hundred twenty (120) days to complete (provided, however, that this clause (iii) shall not apply if Tenant has an option to extend the Lease Term and gives Landlord notice of Tenant's intention to exercise such option within sixty (60) days after Landlord delivers the Completion Estimate to Tenant). In the event of such termination by Landlord or Tenant pursuant to this Section, neither party shall have any obligations to the other under this Lease, except for obligations arising before such termination or obligations that survive the expiration or earlier termination of this Lease, and except that Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's property insurance required under Section 10.3 above with respect to the Original Improvements and any Tenant Improvements and Alterations.

11.2 **Repair and Restoration**. If this Lease is not terminated pursuant to Section 11.1 above, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control. Such repair and restoration shall be to substantially the same condition that existed before the casualty, except for any modifications required by Law, and except for any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially and adversely affect or materially interfere with Tenant's access to, parking at, or Tenant's rights or obligations under this Lease or use and enjoyment of the Premises. If this Lease is not terminated pursuant to Section 11.1 above, then (a) Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 above with respect to the Original Improvements, the Tenant Improvements and, if the Landlord Repairs include the Alterations, the Alterations; and (b) if the estimated cost of repairing and restoring such improvements exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, Landlord shall not be required to spend more than the amount of such proceeds, provided that the foregoing shall not relieve Tenant from the obligation to carry the property insurance required to be carried by Tenant pursuant to Section 10.3.2 above, nor shall the foregoing limit Tenant's liability if Tenant fails to perform such obligation. If this Lease is not terminated pursuant to Section 11.1 above and the Landlord Repairs exclude any of the Alterations, then Tenant, at its expense and in accordance with Sections 8.2, 8.3 and 8.4 above, shall repair any damage to such Alterations and restore them to substantially their condition before such casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its invitees, or for any injury to Tenant's business, resulting from any fire or other casualty or from any repair of damage resulting therefrom; provided, however, that the Monthly Rent shall be equitably abated based on the extent to which Tenant's use of the Premises is diminished from the date of the casualty through the date that the Landlord Repairs are completed. If the Landlord Repairs exclude any Alterations, Tenant's right to rent abatement under the preceding sentence shall continue until the earlier to occur of (i) the date that the repair and restoration of such Alterations is completed by Tenant, or (ii) the date that Tenant would have reasonably completed the repair and restoration of such Alterations if Tenant had used reasonable diligence in connection therewith.

11.3 **Waiver of Statutory Provisions**. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any damage to or destruction of any part of the Premises or the Project, and any Law, including Sections 1932(2) and 1933(4) of the California Civil Code, relating to rights or obligations concerning damage or destruction in the absence of an express agreement between the parties shall not apply.

11.4 **Outside Restoration Date**. If Landlord does not substantially complete the Landlord Repairs on or before the Outside Restoration Date (defined below), then, provided that the casualty was not caused by the negligence or intentional misconduct of Tenant or any party claiming by, through or under Tenant, Tenant may terminate this Lease by notifying Landlord within fifteen (15) days after the Outside Restoration Date. As used herein, **"Outside Restoration Date"** means the date occurring forty-five (45) days after the later of (a) the expiration of the time set forth in the Completion Estimate, or (b) the date occurring two hundred seventy (270) days after the date of the casualty; provided, however, that the Outside Restoration Date shall be extended to the extent any unreasonable delay in the substantial completion of the Landlord Repairs caused by Tenant or any party claiming by, through or under Tenant. Notwithstanding the foregoing, if Landlord determines in good faith that it will be unable to substantially complete the Landlord Repairs on or before the Outside Restoration Date, Landlord may cease its performance of the Landlord Repairs and notify Tenant (the **"Restoration Date Extension Notice"**) of such inability, which Restoration Date Extension Notice shall set forth the date on which Landlord reasonably believes such substantial completion will occur. Upon receiving the Restoration Date Extension Notice, Tenant may terminate this Lease by notifying Landlord within ten (10) business days

after receiving the Restoration Date Extension Notice. If Tenant does not terminate this Lease within such ten (10) business day period, the Outside Restoration Date automatically shall be amended to be the date set forth in the Restoration Date Extension Notice.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless it is expressly waived by such party in writing, and no waiver of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of such provision or any other provision hereof. Landlord's acceptance of Rent shall not be deemed to be a waiver of any preceding breach by Tenant of any provision hereof, other than Tenant's failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of such acceptance. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the giving of any notice or after the termination of this Lease shall affect such notice or reinstate or alter the length of the Lease Term or Tenant's right of possession hereunder. After the service of notice or the commencement of a suit, or after a final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of such Rent shall not waive or affect such notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises or Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation (a "**Taking**"), and in any such event the remainder of the Premises or Property cannot be restored to a condition reasonably suitable for Tenant's business needs within one hundred eighty (180) days from the date of the Taking, then either party shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not, because of such Taking, assert any claim against Landlord or the authority for any compensation because of such Taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right, at its sole cost and expense, to file any separate claim available to Tenant for (or, if such a separate claim is not available to Tenant, Tenant shall have the right, at its sole cost and expense, to participate in Landlord's claim for) (a) any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, (b) moving expenses, (c) business relocation expenses or damages to Tenant's business as a result of such Taking, (excluding the so-called "bonus value" of this Lease), and (d) the unamortized portion of the value of the Tenant Improvements and any Alterations in the Premises as of the Taking, multiplied by a fraction, the numerator of which equals the sum of all amounts paid by Tenant for such Tenant Improvements and Alterations, and the denominator of which equals the sum of all amounts paid by Landlord and Tenant for such Tenant Improvements and Alterations. All Rent shall be apportioned as of the date of a Taking or any earlier date that the Premises becomes unsuitable for Tenant's use as a result of a Taking. If Tenant does not elect to terminate this Lease under this Article 13, the Rent payable under this Lease will be equitably abated based on the extent to which Tenant's use of the Premises is diminished. In addition, the rentable square footage of the Premises, the Base Rent and Additional Rent, and Tenant's Share shall, if applicable, be appropriately adjusted by an amendment to this Lease reasonably acceptable to Landlord and Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. If neither party elects to terminate this Lease under this Article 13, Landlord will, at Landlord's sole expense, restore and reconstruct the Premises, the Property and the Common Areas with reasonable diligence to substantially their former condition to the extent the same is feasible, except for modifications required by zoning and building codes and other laws or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided such modifications do not materially adversely affect or materially interfere with Tenant's access to, parking at, or Tenant's rights or obligations under this Lease or use and enjoyment of the Premises. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary Taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated equitably for the period of such Taking in proportion to the diminution of Tenant's use of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 **Transfers**. Tenant shall not, without Landlord's prior written consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer of this Lease or any interest hereunder by operation of law, sublet any part of the Premises, enter into any license or concession agreement, or otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors (each, a "**Transfer**"). If Tenant desires Landlord's consent to any Transfer, Tenant shall provide Landlord with written notice (the "**Transfer Notice**") of (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days after the effective date of the Transfer Notice, and the contemplated length of the term of the proposed Transfer, (ii) a description of the portion of the Premises to be transferred (the "**Contemplated Transfer Space**"), (iii) Tenant's calculation of the Transfer Premium (defined in Section 14.3 below), the name and address of the proposed transferee, and a copy of all existing executed and/or proposed documentation effecting the proposed Transfer, and (iv) current financial statements of the proposed transferee (or, in the case of a Transfer described in Section 14.6 below, of the proposed new controlling party(ies)) certified by an officer, partner or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer. Within thirty (30) days after receiving the Transfer Notice, Landlord shall notify Tenant in writing of (a) its consent to the proposed Transfer, or (b) its refusal to consent to the proposed Transfer. Any Transfer requiring Landlord's consent that is made without Landlord's prior written consent shall, at Landlord's option, be void. Tenant shall pay Landlord a fee of One Thousand Five Hundred Dollars ($1,500) for Landlord's review of any proposed Transfer, whether or not Landlord consents thereto, plus any reasonable legal fees (not to exceed One Thousand Five Hundred Dollars ($1,500)) incurred by Landlord in connection with any proposed Transfer.

14.2 **Landlord's Consent**. Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold consent to a proposed Transfer if:

14.2.1 The proposed transferee intends to use the Contemplated Transfer Space for purposes that are not permitted under this Lease; or

14.2.2 The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.3 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the effective date of the Transfer Notice; or

14.2.4 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six (6) month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14.

14.3 **Transfer Premium**.

14.3.1 Upon any Transfer for which Landlord's consent is required under this Article 14, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium (defined below). As used herein, "**Transfer Premium**" means (a) in the case of an assignment, any consideration (including payment for leasehold improvements) received by Tenant from such Transferee for such assignment; and (b) in the case of a sublease, license, concession or other occupancy agreement, the amount by which all rent and other consideration received by Tenant from such Transferee for the Contemplated Transfer Space pursuant to such agreement exceeds the Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space for the term of such agreement; provided, however, that, prior to Tenant's payment to Landlord of any portion of the Transfer Premium, Tenant shall be entitled to deduct, any of the following, to the extent actually paid by Tenant in connection with the Transfer ("**Recoverable Expenses**"): (1) brokerage commissions (not to exceed commissions typically paid in the market at the time of such subletting or assignment), (2) reasonable attorneys' fees, and (3) tenant improvement costs or any tenant improvement allowance, not to exceed Five Dollars ($5.00) per rentable square foot in the Contemplated Transfer Space. Payment of the portion of the Transfer Premium payable

to Landlord hereunder shall be made (i) in the case of an assignment, within thirty (30) days after Tenant receives the consideration described above, and (ii) in the case of a sublease, license, concession or other occupancy agreement, beginning in the month that Tenant has recovered all of the Recoverable Expenses paid in connection with such Transfer (i.e., at such time as the Transfer Premium received by Tenant equals the amount of Recoverable Expenses paid by Tenant in connection with such Transfer), the Transferee shall pay directly to Landlord fifty percent (50%) of the amount of the Transfer Premium under such agreement for such month.

14.3.2 Upon Landlord's request, Tenant shall provide Landlord with reasonable documentation of Tenant's calculation of the Transfer Premium. Landlord or its authorized representatives shall have the right, at all reasonable times, to audit the books, records and papers of Tenant solely relating to a Transfer, and shall have the right to make copies thereof. If the Transfer Premium is found to be understated, Tenant shall pay the deficiency within ten (10) days after demand, and if the Transfer Premium is understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit. Landlord shall exercise commercially reasonable efforts to keep all such books, records and papers of Tenant confidential, provided that Landlord may disclose the same to existing or prospective lenders, investors, partners, purchasers or other persons reasonably having a need to review such books, records and papers.

14.4 Intentionally Omitted

14.5 **Effect of Consent**. Upon any Transfer for which consent is required under this Article 14, (i) the terms and conditions of this Lease shall not be deemed to have been waived or modified, (ii) such consent shall not be deemed a consent to any further Transfer by Tenant or any transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation effecting the Transfer, and (iv) Tenant shall furnish, upon Landlord's request, a complete statement, certified by an independent certified public accountant or Tenant's chief financial officer, setting forth in reasonable detail the computation of any Transfer Premium resulting from such Transfer. In the case of an assignment, the assignee shall assume in writing, for Landlord's benefit, all obligations of Tenant accruing under this Lease after the effective date of the assignment. No Transfer, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of this Lease from any liability under this Lease. Landlord's consent to any Transfer shall not be effective unless any guarantor of this Lease also consents to such Transfer in writing.

14.6 **Additional Transfers**. For purposes of this Lease, the term **"Transfer"** shall also include (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of seventy-five percent (75%) or more of its equity owners within a twelve (12) month period; and (b) in all other cases, any transaction(s) (a **"Change of Control"**) resulting in the acquisition of a Controlling Interest (defined below) by one or more parties none of which, alone or together with other parties, owned a Controlling Interest immediately before such transaction(s). As used herein, **"Controlling Interest"** means any direct or indirect equity or beneficial ownership interest in Tenant that confers upon its holder(s) the power to control Tenant. As used in this Article 14, **"control"** means, with respect to any party, the direct or indirect power to direct the ordinary management and policies of such party, whether through the ownership of voting securities, by contract or otherwise (but not through the ownership of voting securities listed on a recognized securities exchange). No issuance of stock of Tenant in a public offering or sale on a public stock exchange of Tenant's stock shall, provided the same are not made as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Article 12, be deemed to be a "Transfer" for purposes of this Lease or subject to the terms and conditions of this Article 12.

14.7 **Occurrence of Default**. Any sublease, license, concession or other occupancy agreement entered into by Tenant shall be subordinate and subject to the provisions of this Lease, and if this Lease is terminated during the term of any such agreement, Landlord shall have the right to: (i) treat such agreement as cancelled and repossess the Contemplated Transfer Space by any lawful means, or (ii) require that the transferee attorn to and recognize Landlord as its landlord (or licensor, as applicable) under such agreement. If Tenant is in Default, Landlord is irrevocably authorized to direct any transferee under any such agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Default is cured. Such transferee shall rely on any representation by Landlord that Tenant is in Default, without any need for confirmation thereof by Tenant. No collection or acceptance of rent by Landlord from any transferee shall be deemed a waiver of any provision of this Article 14, an approval of any transferee, or a release of Tenant from any obligation under this Lease, whenever accruing. In no event shall Landlord's enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person.

14.8 **Permitted Transfers**. Notwithstanding anything to the contrary in this Article 14, if Tenant is not in Default, Tenant may, without Landlord's prior written consent pursuant to Section 14.1 above and without payment to Landlord of any Transfer Premium or other consideration, permit a Change

of Control to occur, sublet any portion of the Premises or assign this Lease to any of the following (a "**Permitted Transferee**"): (a) an Affiliate (as defined below) of Tenant, (b) a successor to Tenant by merger, non-bankruptcy reorganization, or consolidation, or (c) purchaser of all or substantially all of Tenant's assets (a "**Permitted Transfer**"), provided that (i) at least ten (10) business days before the Transfer, Tenant notifies Landlord of such Transfer and supplies Landlord with any documents or information reasonably requested by Landlord relating thereto to confirm that the Transfer satisfies the requirements of this Section 14.8, (ii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least ten (10) business days before the effective date of the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord's benefit, all of Tenant's obligations thereafter accruing under this Lease; (iii) in the case of an assignment pursuant to clause (b) above or any Change of Control, (A) the successor entity (including Tenant, following a "reverse triangular merger" or other similar transaction), has a net worth (computed in accordance with generally accepted accounting principles, except that intangible assets such as goodwill, patents, copyrights, and trademarks shall be excluded in the calculation ("**Net Worth**")) immediately after the Transfer that is not less than the Net Worth of Tenant immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least seventy-five percent (75%) of its equity owners existing twelve (12) months before the Transfer are also equity owners of the successor entity; (iv) except in the case of a Change of Control, the Transferee is qualified to conduct business in the State of California, and (v) any such proposed Transfer is made for a good faith operating business purpose and not, whether in a single transaction or in a series of transactions, be entered into as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Article 14. As used herein, "**Affiliate**" means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

ARTICLE 15

SURRENDER OF PREMISES;
REMOVAL OF PERSONAL PROPERTY AND TRADE FIXTURES

15.1 **Surrender of Premises.** No act or omission by any Landlord Party during the Lease Term, including acceptance of keys to the Premises, shall be deemed an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. Upon the expiration or earlier termination of this Lease, Tenant shall, subject to the provisions of Section 8.5 above and this Article 15, quit and surrender possession of the Premises to Landlord in the condition existing on the Premises Delivery Date and as thereafter improved by Tenant, except for reasonable wear and tear, repairs that are specifically made the responsibility of Landlord hereunder and, subject to the provisions of Articles 11 and 13 above, damage from casualty and condemnation, Hazardous Substances (except to the extent Tenant is otherwise required to remove such Hazardous Substances pursuant to Section 25.2.7), and Alterations which Landlord states may be surrendered at the termination of the Lease. Except as provided in Section 8.6 above and in Section 5.6 of the Tenant Work Letter, Tenant shall not be required to remove any of the Tenant Improvements shown on the Approved Space Plan attached hereto as **Exhibit B-2**. Without limiting the generality of the foregoing, upon surrender of the Premises, Tenant shall, at Tenant's sole cost and expense, have performed (or caused to be performed) the following to Landlord's reasonable satisfaction: (a) all interior walls of the Premises shall be repaired if marked or damaged, (b) all carpets shall be shampooed and cleaned, and all floors cleaned and waxed, (c) all broken, marred or nonconforming acoustical ceiling tiles shall be replaced, and (d) the Building Systems and lighting shall be in good order and repair, including any burned out or broken light bulbs or ballasts replaced, and Tenant shall have caused to be performed, at Tenant's sole cost and expense, all such Building Systems, including all HVAC equipment, to be audited, serviced and repaired by a reputable and licensed service firm reasonably acceptable to Landlord. If Tenant fails to surrender possession of the Premises to Landlord in accordance with this Section 15.1, then, in addition to all of Landlord's other rights and remedies, Landlord may, but need not, perform the required repairs, replacements and other work in and to the Premises, and Tenant shall pay Landlord the cost thereof, including a fee for Landlord's oversight and coordination of such work equal to five percent (5%) of its cost, within thirty (30) days after receipt of an invoice therefor.

15.2 **Removal of Property.** Not later than the expiration or earlier termination of this Lease, Tenant shall, without expense to Landlord, (i) cause to be removed from the Premises all debris and rubbish and all furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any Tenant Party (except for any Lines not required to be removed under Section 30.29 below), and (ii) repair all damage to the Premises resulting from such removal. If Tenant fails to timely perform such removal and repair, then Landlord may do so and charge the costs thereof (including storage costs) to Tenant. If Tenant fails to remove such property from the Premises, or from storage, within thirty (30) days after notice from Landlord, Landlord may deem all or any part of such property to be, at Landlord's option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

15.3 **Survival.** Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant contained in this Article 15 shall survive the expiration of the Lease Term or any earlier termination of this Lease.

ARTICLE 16

HOLDING OVER

If Tenant fails to surrender any portion of the Premises upon the expiration or earlier termination of this Lease, such tenancy shall be subject to all of the terms and conditions hereof; provided, however, that (a) if such holdover occurs with Landlord's express written consent, such tenancy shall be from month-to-month only and shall not constitute a renewal hereof or an extension for any further term, and Tenant shall pay Base Rent at a monthly rate equal to the Base Rent applicable during the last calendar month of the Lease Term; and (b) if such holdover occurs without Landlord's express written consent, such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Base Rent (calculated on a per diem basis with respect to any partial month during the period of holdover) at the rate of (i) for the first sixty (60) days of such holding over, one hundred twenty-five percent (125%) of the Base Rent applicable during the last calendar month of the Lease Term; and (ii) thereafter, one hundred fifty percent (150%) of the Base Rent applicable during the last calendar month of the Lease Term. Nothing in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or waive any other rights or remedies of Landlord provided herein or at Law. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant's holdover, Tenant shall be liable for all damages, including lost profits, that Landlord incurs as a result of the holdover.

ARTICLE 17

ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS

Within ten (10) business days after Landlord's written request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers. Such estoppel certificate may contain, without limitation, a statement (i) that this Lease, as amended to date, is in full force and effect; (ii) that Tenant is paying Rent on a current basis; (iii) as to the existence, to Tenant's knowledge, of any defaults by Landlord, rights to offset against Rent, or claims against Landlord; (iv) of the Lease Commencement Date and the Lease Expiration Date; (v) of the amount of Base Rent that is due and payable; (vi) of the amounts of Tenant's Estimated Direct Expenses; (vii) of the status of any improvements required to be completed by Landlord in the Premises; and (viii) of the amount of any Security Deposit or, if applicable, Letter of Credit. If Tenant fails to execute and deliver (or reasonably object in writing to) such estoppel certificate within ten (10) business days after Landlord's request, Tenant shall be deemed to have executed and delivered such estoppel certificate without exception. Upon delivery (or deemed delivery) of an estoppel certificate, Tenant shall be estopped from asserting a contrary fact or claim against the party(ies) to whom such estoppel certificate is addressed and such party(ies) may rely upon the statements made in such estoppel certificate. Upon Landlord's request at any time during the Lease Term, Tenant shall provide to Landlord, for Tenant's current fiscal year and the two (2) preceding fiscal years, financial statements prepared in accordance with generally accepted accounting principles and, if consistent with Tenant's normal practice, audited by an independent certified public accountant. Landlord shall exercise commercially reasonable efforts to keep all such financial statements confidential, provided that Landlord may disclose the same in confidence to existing or prospective lenders, investors, partners, purchasers or other persons reasonably having a need to review such financial statements.

ARTICLE 18

SUBORDINATION

18.1 **Subordination.** This Lease shall be subject and subordinate to all ground or underlying leases, mortgages, trust deeds and other similar encumbrances now or hereafter in force against any Building or the Property, all renewals, extensions, modifications, supplements, consolidations and replacements thereof (each, a "**Security Agreement**"), unless in each case the holder of such Security Agreement (each, a "**Security Holder**") requires in writing that this Lease be superior thereto. In the event of the enforcement by any Security Holder of any remedy under any Security Agreement, Tenant shall attorn to the Security Holder or to any ground lessor or purchaser of the Property succeeding to the interest of the Security Holder as a result of such enforcement and shall recognize the Security Holder or such successor in the interest as Landlord under this Lease without change in the provisions thereof, on condition that such party agrees not to disturb Tenant's occupancy and other rights under this Lease so

long as Tenant is not in Default hereunder. Landlord's interest herein may be assigned as security at any time to any Security Holder. Tenant shall, within ten (10) business days of request by Landlord, any Security Holder or other successor in interest, execute such further commercially reasonable instruments as such party may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any Security Agreement, and/or any such attornment. Tenant hereby waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder in the event of any foreclosure by a Security Holder that has executed and delivered to Tenant such a commercially reasonable non-disturbance agreement to Tenant.

18.2 **Existing Security Agreement**. Notwithstanding any provision herein to the contrary, this Lease is conditioned upon Tenant and each current Mortgagee (as hereinafter defined) entering into a non-disturbance, subordination and attornment agreement in substantially the form attached hereto as **Exhibit F** within ten (10) business days after the date of this Lease. If an SNDA is not so executed and delivered by Tenant and Mortgagee within ten (10) business days of the date of this Lease, the Lease Expiration Date shall accelerate to the date which is ten (10) business days after the date of this Lease. As used herein, the term "**Mortgagee**" shall mean the holder of a mortgage or deed of trust recorded against the Property as of the date hereof. The terms and conditions set forth in **Exhibit G** attached hereto are required to be incorporated into this Lease by the Existing Security Agreement and, by this reference, are made a part hereof.

18.3 **Future Security Agreements – SNDA Required**. Notwithstanding the provisions of Section 18.1 above, Tenant's agreement to subordinate this Lease to a future Security Agreement shall not be effective unless Landlord has provided Tenant with a commercially reasonable non-disturbance agreement from the Security Holder. For purposes of the preceding sentence, a non-disturbance agreement shall not be deemed commercially reasonable unless it provides that: (a) so long as no Default exists, this Lease and Tenant's right to possession and all other rights hereunder shall remain in full force and effect; (b) the Security Holder shall have additional time (not to exceed thirty (30) days after written notice from Tenant) to cure any default of Landlord; and (c) neither the Security Holder nor any purchaser of the Property at a foreclosure of such Security Agreement shall be (i) bound by (A) any payment of Rent for more than one (1) month in advance (except as provided in Article 3), or (B) any amendment of this Lease made without the written consent of the Security Holder or such purchaser; (ii) liable for (A) the return of any security deposit, letter of credit or other collateral, except to the extent it was received by the Security Holder, or (B) any default of any prior landlord (including Landlord) other than continuing defaults (such as a continuing failure to maintain and repair); or (iii) subject to any offset or defense (other than relating to such continuing defaults) that Tenant might have against any prior landlord (including Landlord).

ARTICLE 19

DEFAULTS; REMEDIES

19.1 **Events of Default**. The occurrence of any of the following shall constitute a "**Default**":

19.1.1 Any failure by Tenant to pay any Rent when due unless such failure is cured within five (5) business days after Tenant's receipt of written notice of such failure to pay; or

19.1.2 Except as otherwise expressly provided in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease where such failure continues for thirty (30) days after Tenant's receipt of written notice from Landlord describing in reasonable detail the nature of such failure; provided that if such failure cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in Default if it diligently commences such cure within such period, and thereafter diligently pursues such cure to completion; or

19.1.3 Abandonment of the Premises by Tenant without payment of Rent; or

19.1.4 Any failure by Tenant to observe or perform the provisions of Articles 14, 17 or 18 above where such failure continues for more than five (5) business days after notice from Landlord; or

19.1.5 Tenant becomes in breach of Section 30.18.2 or Section 30.18.3 and, in the case of a breach of Section 30.18.3, and the same is not cured within five (5) business days after Tenant's receipt of reasonably detailed notice from Landlord (which cure must include the payment to Landlord of all amounts that Landlord is required to disgorge pursuant to applicable Laws as a result of such condition).

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled

to commence an unlawful detainer proceeding, provided that any notices given by Landlord under this Section 19.1 are given in the manner provided in Section 1162 of the California Code of Civil Procedure.

19.2 **Remedies Upon Default**. Upon the occurrence and during the continuance of any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof in the manner provided by applicable Law, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises, (ii) in maintaining, repairing, preserving, restoring replacing, cleaning, or rehabilitating the Premises or any portion thereof (whether for the same or a different use), including such acts for a new tenant or tenants, (iii) for brokerage commissions reasonably allocable to the remainder of the Lease Term, and (iv) for any other costs reasonably necessary or appropriate to relet the Premises; plus

(e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.

As used in Sections 19.2.1(a) and (b) above, the **"worth at the time of award"** shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 19.2.1(c) above, the **"worth at the time of award"** shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any applicable Law or other provision of this Lease), without prior demand or notice except as required under this Lease or by applicable Law, to seek any declaratory, injunctive or other equitable relief, and to seek to specifically enforce this Lease or restrain or enjoin a violation or breach of any provision hereof.

19.3 **Subleases of Tenant**. If Landlord elects to terminate this Lease on account of any Default as set forth in this Article 19, Landlord shall have the right to (a) terminate any sublease, license, concession or other occupancy agreement entered into by Tenant and affecting the Premises, or, in Landlord's sole and absolute discretion, (b) succeed to Tenant's interest in such agreement. If Landlord elects to succeed to Tenant's interest in any such agreement, Tenant shall, as of the date of Landlord's notice of such election, have no further right to or interest in the Rent or other consideration receivable thereunder.

19.4 **Efforts to Relet**. Unless Landlord provides Tenant with express written notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant hereby waives, for Tenant and for all those claiming by, through or under Tenant, the provisions of Section 3275 of the California Civil Code and Sections 1174(c) and 1179 of the California Code of Civil Procedure and any rights, now or hereafter existing, to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant's right of occupancy of the Premises after any termination of this Lease.

19.5 **Landlord Defaults**. Landlord shall not be in default hereunder unless it fails to begin within thirty (30) days after written notice from Tenant, or fails to pursue with reasonable diligence thereafter, the cure of any failure of Landlord to meet its obligations hereunder. If Landlord is in default of Landlord's maintenance or repair obligations under this Lease and has failed to perform such obligations within thirty (30) days after written notice from Tenant (provided that, if such default poses an immediate threat to person or property, then only such cure period as is reasonable under the circumstances shall be required), then, unless the nature of the work is such that more than thirty (30) days are reasonably required for performance and Landlord has commenced and is proceeding with due diligence to complete such work, Tenant may perform such work and bill Landlord for the reasonable cost thereof. Landlord shall pay for the reasonable cost of such work, together with interest thereon at the Interest Rate (as defined in Article 26 below) from the date of Landlord's default, within thirty (30) days after completion of the work and receipt of written demand for payment from Tenant, together with reasonable supporting documentation for such costs. If Landlord fails to make such payment to Tenant, and such failure continues for thirty (30) days following a second written demand for payment from Tenant to Landlord and Security Holder (which demand shall reference, and quote verbatim in its entirety, this Section 19.5), then Tenant may deduct the amount owed by Landlord from Rent otherwise payable by Tenant under this Lease; provided, however, that (a) in no event may Tenant deduct more than three months' Rent during any 12-month period; and (b) Tenant may not make such deduction from Rent if, before Tenant makes such deduction, Landlord or Security Holder notifies Tenant in writing (which shall include the reasonable basis for such assertion) that such deduction is not permitted by the terms of this Lease. Notwithstanding any provision of this Lease to the contrary, Tenant hereby covenants that prior to the exercise of any remedies for a default or breach by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been given notice.

ARTICLE 20

RIGHTS RESERVED TO LANDLORD

In addition to any and all other rights reserved by Landlord hereunder, Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to Tenant of any kind:

20.1 **Window Treatments.** To approve, at Landlord's reasonable discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Premises.

20.2 **Intentionally Omitted.**

20.3 **Use of Lockbox.** To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, provided that Tenant is in Default, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within a reasonable time after such receipt or collection a check equal to the amount sent by Tenant.

20.4 **Repairs and Alterations.** To make reasonable repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of Common Areas. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

20.5 **Building Services.** To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Premises and/or Project, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

20.6 **Use of Roof**. Subject to Tenant's rights under Article 32, to install, operate, maintain and repair any satellite dish, antennae, equipment, or other facility on the roof of any Building or to use the roof of any Building in any other manner, or to allow any entity selected by Landlord to undertake the foregoing, provided that such installation, operation, maintenance, repair or use does not unreasonably interfere with Tenant's use of the Premises.

20.7 **Other Actions**. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Buildings and the Project.

20.8 **Exercise of Rights**. Notwithstanding the rights reserved pursuant to this Article 20, Landlord shall not, however, exercise any of the foregoing rights in such manner as would unreasonably interfere with Tenant's use of, access to, or parking at the Premises and the Project or in such manner as materially increases the obligations or decreases the rights of Tenant under this Lease. Landlord shall use reasonable efforts to minimize any unreasonable disruption to Tenant and shall comply with Tenant's reasonable security measures and operating procedures with respect to the Premises.

ARTICLE 21

LANDLORD EXCULPATION

The liability of the Landlord Parties to Tenant under or relating to this Lease shall be limited to an amount equal to Landlord's interest in the Project and the sales, rental, financing, insurance and condemnation proceeds thereof. Tenant shall look solely to Landlord's interest in the Project for the recovery of any judgment or award against any Landlord Party. No member, partner or shareholder of Landlord shall have any personal liability for any judgment or deficiency against Landlord, and Tenant hereby waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Article 21 shall inure to the benefit of Landlord's present and future partners, members, shareholders and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner or member of Landlord (if Landlord is a partnership or limited liability company) or any trustee or beneficiary of Landlord (if Landlord or any partner or member of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, no Landlord Party shall be liable for Tenant's loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage, in each case however occurring.

ARTICLE 22

SECURITY DEPOSIT

Concurrently with its execution and delivery of this Lease, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant's performance of its obligations under this Lease. Upon the occurrence and during the continuance of a Default by Tenant under any provision of this Lease, Landlord may, at its option, without notice to Tenant, apply all or part of the Security Deposit to pay any past-due Rent, cure any default by Tenant, or compensate Landlord for any other loss or damage caused by such default (including all Rent or other damages due upon termination of this Lease pursuant to Section 19.2.1 above). If Landlord so applies any portion of the Security Deposit, Tenant shall, within five (5) business days after demand therefor, restore the Security Deposit to its original amount, and Tenant's failure to do so shall, at Landlord's option, be a Default. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within thirty (30) days after the later to occur of (a) the expiration of the Lease Term, or (b) Tenant's vacation and surrender of the Premises in accordance with the requirements of this Lease. Landlord shall assign the Security Deposit to any successor owner of the Premises and thereafter shall have no further liability to Tenant for the return of the Security Deposit. Tenant shall not be entitled to any interest on the Security Deposit and Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and any other Law governing the manner of application or timing of the return of a security deposit. Notwithstanding the foregoing to the contrary, in lieu of a cash Security Deposit, Tenant may deposit with Landlord a Letter of Credit (as defined in and pursuant to the terms of **Exhibit I**).

ARTICLE 23

RESERVED

ARTICLE 24

SIGNS

24.1 **Signage Rights**. Tenant shall not place on any portion of a Building any sign, placard, lettering, banner, displays, graphic, decor or other advertising or communicative material which is visible from the exterior of the Building without Landlord's prior written approval, which shall not be unreasonably withheld; provided, however, that Tenant shall be entitled to install tenant identification signage on both Buildings ("**Building Signage**") and monument signage on Orchard Parkway ("**Monument Signage**" and, collectively, "**Tenant's Signage Rights**") in accordance with the signage criteria attached hereto as **Exhibit H** and all applicable Laws and Underlying Documents. Tenant shall be entitled to the maximum allowable Building Signage per the City of San Jose's signage criteria for the North San Jose area. The material, typeface, graphic format and proportions of Tenant's Building Signage and Monument Signage, as well as the precise location of such signs, shall be subject to Landlord's approval, which shall not be withheld to the extent the same are reasonably consistent with the signage criteria attached hereto as **Exhibit H**, the on-building and monument signage presently existing in the Project and all applicable Laws and Underlying Documents. Tenant, at its expense, shall be responsible for obtaining all governmental approvals for such signs and for obtaining and installing such signs. The failure of Tenant to obtain such approvals shall not release Tenant from any of its obligations under this Lease. Any approved sign shall be installed and removed at Tenant's expense. Tenant, at its sole expense, shall maintain such signs in good condition and repair during the Lease Term. Prior to the expiration or earlier termination of this Lease, Tenant at its sole cost shall remove all of its exterior signage and repair any and all damage caused to the Buildings and/or the Project (excluding any fading or discoloration) by such signs and/or the removal of such signs from the Buildings and/or the Project.

24.2 **Rights Personal to Tenant**. Tenant's Signage Rights are personal to, and may be exercised only by, ALIGN TECHNOLOGY, INC., a Delaware corporation ("**Original Tenant**") and any Permitted Transferee; provided, however, that, as to each Building, Tenant's rights to Building Signage shall continue only so long as Tenant and/or such Permitted Transferee continues to occupy at least fifty percent (50%) of the rentable square footage of that Building. Notwithstanding the foregoing, (a) Tenant's rights to Monument Signage may be transferred to a Transferee consented to by Landlord pursuant to Article 14, provided that the name of the Transferee is not an "Objectionable Name" as that term is defined below; and (b) as to each Building, Tenant's rights to Building Signage may be transferred to a Transferee of one hundred percent (100%) of the particular Building (whether by assignment of this Lease or sublease) consented to by Landlord pursuant to Article 14, provided that such Transferee's rights to Building Signage shall continue only so long as such Transferee continues to occupy at least fifty percent (50%) of the rentable square footage of the particular Building and the name of the Transferee is not an "Objectionable Name". No other assignee, sublessee or Transferee of Tenant's interest in this Lease shall have the benefit of any of Tenant's Signage Rights. For purposes hereof, "**Objectionable Name**" means any name that (i) in Landlord's commercially reasonable judgment, detracts from or adversely affects the reputation, marketability or value of the Project, or (ii) conflicts with any covenants in other leases of space in the Project.

ARTICLE 25

COMPLIANCE WITH LAW; HAZARDOUS SUBSTANCES

25.1 **Compliance with Laws**.

25.1.1 Compliance in Premises. Tenant, at its expense, shall (a) comply with all applicable Laws relating to the use, condition, configuration or occupancy of the Premises, and (b) take all proper and necessary action to cause the Premises, including any repairs, replacements, alterations and improvements thereto, to be maintained, constructed, used and occupied in compliance with applicable Laws, including, subject to the provisions of Section 1.1.3 above, with any applicable ADA Codes, throughout the Lease Term, except to the extent such compliance under clauses (a) and/or (b) above requires the construction of a capital improvement and is not required due to any Alterations or Tenant's Particular Use, in which event Landlord shall perform the required capital improvement and the same shall constitute part of Landlord's Repair Obligations hereunder. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of such applicable Laws shall be conclusive of that fact as between Landlord and Tenant. As used herein, "**Laws**" means the laws, ordinances, regulations and requirements, whether now or hereafter in effect, of the United States of America, the State of California, the local municipal or county governing body, and any other governmental authority having jurisdiction over the Project.

25.1.2 Compliance in Common Areas. Subject to reimbursement as an Expense as and to the extent permitted in Section 4.2.2 above, Landlord shall perform any work required under any applicable Laws, including the ADA Codes, to be performed in the Common Areas, except that Tenant shall be solely responsible for all such compliance work which is required as a result of any Alterations or Tenant's Particular Use. With respect to any code compliance work required outside the Premises for which Tenant is responsible hereunder, (a) Landlord shall have the right to perform such work, in which event Tenant shall reimburse Landlord for the reasonable cost of such work within thirty (30) days following receipt of invoices therefor, or require that Tenant perform such work at its sole cost with contractors, subcontractors, engineers and architects reasonably approved by Landlord; and (b) Tenant shall pay Landlord a fee for Landlord's oversight and coordination of such work equal to five percent (5%) of its cost within thirty (30) days following receipt of invoices therefor.

25.2 **Hazardous Substances; Mold Conditions.**

25.2.1 **Prohibition Against Hazardous Substances.**

(a) Tenant shall not cause or permit any Hazardous Substances (as defined below) to be brought upon, produced, treated, stored, used, discharged or disposed of in the Project without Landlord's prior written consent, which Landlord may give or withhold in its reasonable discretion (except that those items disclosed in the Initial Disclosure Certificate, as defined in Section 25.2.4 below, are hereby approved by Landlord). Any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees shall strictly comply with all applicable Environmental Laws. Tenant shall be solely responsible for obtaining and complying with all permits necessary for the maintenance and operation of its business regarding the use, handling, storage, treatment, transport, discharge and disposal of Hazardous Substances at the Premises. Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any Claims (including, without limitation, diminution in value of the Premises or the Project, damages for the loss or restriction on use of leasable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Project, Remedial Work (as defined below), and sums paid in settlement of claims) which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Premises or the Project during the Lease Term by Tenant or any Tenant Parties in violation of Environmental Laws.

(b) Landlord shall have the right, at any time, but not more than one (1) time in any calendar year (unless (x) Landlord has reasonable cause to believe that Tenant has failed to fully comply with the provisions of this Section 25.2, or (y) required by any lender or governmental agency), to inspect the Premises and conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 25.2. The costs of all such inspections, tests and investigations shall be borne solely by Tenant, if Tenant is in breach or violation of its obligations under this Article 25 or any subsection hereof. The foregoing rights granted to Landlord shall not, however, create (i) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant or any Tenant Party with respect to Hazardous Substances, including, but not limited to, Tenant's operation, use or remediation thereof, or (ii) liability on the part of Landlord or any Landlord Party for Tenant's use, storage, treatment, transportation, release, or disposal of any Hazardous Substances. In conducting any tests or inspections under this Article 25, Landlord shall use its commercially reasonable efforts to minimize any disruption to Tenant or its operations and shall comply with Tenant's reasonable security measures and operating procedures.

25.2.2 **Landlord Notification.** Tenant shall promptly provide Landlord with complete copies of all material documents, correspondence and other written materials directed to or from, or relating to, Tenant concerning environmental issues at the Premises or the Project, including, without limitation, documents relating to the release, potential release, investigation, compliance, cleanup and abatement of Hazardous Substances, and any claims, causes of action or other legal documents related to same. Within twenty-four (24) hours following Tenant's actual knowledge of any unauthorized release, spill or discharge of Hazardous Substances, in, on, or about the Premises or Project by Tenant or any Tenant Party, Tenant shall endeavor to provide written notice to Landlord fully describing the event. Tenant shall also provide Landlord with a copy of any document or correspondence submitted by or on behalf of Tenant to any regulatory agency as a result of or in connection with any such unauthorized release, spill or discharge. Within twenty-four (24) hours of receipt by Tenant of any warning, notice of violation, permit suspension or similar disciplinary measure relating to Tenant's actual or alleged failure to comply with any environmental law, rule, regulation, ordinance or permit at the Premises or the Project, Tenant shall provide written notice to Landlord.

25.2.3 **Remedial Work.** If any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or remediation of Hazardous Substances (collectively, "**Remedial Work**") is required under any applicable Environmental Laws as a result of the handling, use, storage, treatment, transportation or disposal of any Hazardous Substances by Tenant or any Tenant Party,

then Tenant shall perform or cause to be performed the Remedial Work in compliance with applicable Environmental Laws or, at Landlord's option, Landlord may cause such Remedial Work to be performed and Tenant shall reimburse Landlord for the reasonable costs thereof within thirty (30) days after demand therefor. All Remedial Work performed by Tenant shall be performed by one or more contractors, selected by Tenant and reasonably approved in advance in writing by Landlord, and under the supervision of a consulting engineer selected by Tenant and reasonably approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer and Landlord's reasonable attorneys' and experts' fees and costs incurred in connection with monitoring or review of such Remedial Work.

25.2.4 **Hazardous Substances Disclosure Certificate.** Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate (**"Initial Disclosure Certificate"**), the form of which is attached hereto as **Exhibit E** and incorporated herein by this reference. The completed Hazardous Substances Disclosure Certificate shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Tenant shall, at such times as Tenant desires to handle, produce, treat, store, use, discharge or dispose of material amounts of new or additional Hazardous Substances on or about the Premises that were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an **"Updated Disclosure Certificate"**) describing Tenant's then current and proposed future uses of Hazardous Substances on or about the Premises, which Updated Disclosure Certificates shall be in the same format as that which is set forth in **Exhibit E** or in such updated format as Landlord may reasonably require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use, storage, handle, discharge or disposal of material amounts of new or additional Hazardous Substances on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Substances in its reasonable discretion. Tenant shall make no use of Hazardous Substances on or about the Premises except as described in the Initial Disclosure Certificate or as otherwise approved by Landlord in writing in accordance with this Section 25.2. The foregoing shall not apply, however, to Tenant's current or future use of reasonable quantities of cleaning and office materials customarily used by office tenants.

25.2.5 **Pre-Existing Hazardous Substances; Landlord's Environmental Obligations.** Notwithstanding anything to the contrary contained in this Section 25.2, in no event shall Tenant be required to perform any Remedial Work relating to Pre-Existing Hazardous Substances in or at the Premises or the Project, except to the extent that any hazard posed by such Pre-Existing Hazardous Substances is exacerbated by, or the cost to of such Remedial Work is increased as a result of, the negligence or willful misconduct of Tenant or any Tenant Parties. For purposes of this Section 25.2, the term **"Pre-Existing Hazardous Substances"** shall mean Hazardous Substances (classified as such on the Lease Commencement Date) existing in or at the Premises or the Project on the Lease Commencement Date. Landlord shall indemnify, defend, hold harmless and reimburse the Tenant Parties from and against (a) any fine or reasonable direct cost or expense (including reasonable legal expenses and consultants' fees) (collectively, **"Remedial Costs"**) that the Tenant Parties, or any of them, may incur as a result of any Remedial Work required of Tenant by a governmental authority resulting from the presence, introduction, production, use, generation, storage, treatment, disposal, discharge, release or other handling or disposition of any Hazardous Substance on or about the Premises, the Property and/or the Project, and (b) any action or claim (a **"Remedial Cost Claim"**) asserted against any Tenant Party seeking to require such Tenant Party to pay any such Remedial Costs or perform any such Remedial Work. However, the foregoing indemnity obligation shall not apply to any Remedial Costs or Remedial Cost Claim to the extent arising from the negligence or willful misconduct of any Tenant Party or any contractor of Tenant, or to the extent resulting from any Hazardous Substance introduced to, produced, stored or generated at the Premises and/or the Property by any Tenant Party or any contractor of Tenant. In addition, the foregoing indemnity obligation shall not bind any lender that acquires Landlord's interest in the Property by foreclosure or deed in lieu of foreclosure of its own security instrument. Landlord represents and warrants, to its actual knowledge as of the date of this Lease without independent investigation other than a review of the Environmental Report (hereinafter defined), that, except as may be disclosed in the Environmental Report, (i) Landlord does not know of the presence of Hazardous Substances in the Premises or at the Project in violation of Environmental Laws, and (ii) no release, or disposal of Hazardous Substances in violation of Environmental Laws has occurred on the Premises or at the Project that has not been corrected. The **"Environmental Report"** means that certain Phase I Environmental Site Assessment Report, dated August 28, 1997, prepared by SECOR International Incorporated, under SECOR Project No. F0805-009-01, a copy of which has been previously provided to Tenant.

25.2.6 **Mold.**

(a) Because mold spores are present essentially everywhere and mold can grow in almost any moist location, Tenant acknowledges the necessity of adopting and enforcing reasonable housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other

plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around HVAC systems and associated drains) for the prevention of mold (such measures, "**Mold Prevention Practices**"). Tenant will, at its sole cost and expense keep and maintain the Premises in good order and condition in accordance with the Mold Prevention Practices and acknowledges that the control of moisture, and prevention of mold within the Premises, are integral to its obligations under this Lease.

(b) Tenant, at its sole cost and expense, shall:

(1) Reasonably monitor the Premises for the presence of mold and any conditions that reasonably can be expected to give rise or be attributed to mold or fungus including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks or any other water penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant's employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the "**Mold Conditions**"); and

(2) Promptly notify Landlord in writing if it observes, suspects, has reason to believe that mold or Mold Conditions exist at the Premises.

(c) In the event of suspected mold or Mold Conditions at the Premises, Landlord may cause an inspection of the Premises to be conducted, during such reasonable time as Landlord may designate, to determine if mold or Mold Conditions are present at the Premises.

(d) Nothing contained in this Section 25.2.6, however, shall be deemed to impose any liability on Tenant for any mold or Mold Conditions except to the extent caused by Tenant's failure to follow Mold Prevention Practices.

25.2.7 **Surrender**. Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of (a) mold or Mold Conditions caused or exacerbated by the negligent or intentional acts or omissions of Tenant or any Tenant Parties, and free of debris and waste and (b) Hazardous Substances placed on, about or near the Premises by Tenant or any Tenant Parties, in each case to the extent required by Environmental Laws.

25.2.8 **Definitions**. As used in this Lease, the following terms shall be defined as follows:

(a) "**Hazardous Substances**" means (1) any substance or material that is included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "pollutant," "contaminant," "hazardous waste," or "solid waste" in any Environmental Law (as hereinafter defined); (2) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (3) polychlorinated biphenyls (PCB's); (4) asbestos and asbestos containing materials (whether friable or non-friable); (5) lead and lead based paint or other lead containing materials (whether friable or non-friable); (6) urea formaldehyde; (7) microbiological pollutants; (8) batteries or liquid solvents or similar chemicals; (9) radon gas; and (10) any additional substance, material or waste (A) the presence of which on or about the Premises requires reporting, investigation or remediation under any Environmental Laws, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws.

(b) "**Environmental Laws**" means all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts with governmental or quasi-governmental entities, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including but not limited to the: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 *et seq.*; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 *et seq.*; Federal Water Pollution Control Act, 33 U.S.C. 1251 *et seq.*; Toxic Substances Control Act, 15 U.S.C. 2601 *et seq.*; Clean Air Act, 42 U.S.C. 7401 *et seq.*; and the Safe Drinking Water Act, 42 U.S.C. § 300f *et seq.* "**Environmental Laws**" shall include any statutory or common law that has developed or develops in the future regarding mold, fungus, microbiological pollutants, mildew, bacteria and/or other organic spore material. "**Environmental Laws**" shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead based paint or other lead containing materials.

25.3 **Survival.** Landlord's or Tenant's obligations under this Article 25 shall survive the expiration of the Lease Term or any earlier termination of this Lease until all Claims within the scope of this Article 25 are fully, finally, and absolutely barred by the applicable statutes of limitations.

ARTICLE 26

LATE CHARGES

If any installment of Rent is not received by Landlord or Landlord's designee within five (5) business days after its due date, Tenant shall pay to Landlord a late charge equal to the greater of five percent (5%) of the overdue amount or Two Hundred Fifty Dollars ($250); provided, however, that on the first two (2) occasions in any Lease Year when such amounts are past-due, Landlord shall give Tenant written notice of such delinquency, and no late charge shall be due provided that Tenant pays such delinquent amount within five (5) business days after Tenant's receipt of such notice. In addition, any Rent that is not paid within ten (10) days after its due date shall bear interest, from its due date until paid, at a rate equal to the lesser of ten percent (10%) per annum or the highest rate permitted by applicable Law (**"Interest Rate"**). Such late charges and interest shall be deemed Additional Rent, not liquidated damages, and Landlord's right to collect such amounts shall not limit any of Landlord's other rights and remedies hereunder or at Law.

ARTICLE 27

LANDLORD'S RIGHT TO CURE DEFAULT

Landlord shall have the right, at its option, to cure any Default, without waiving its rights and remedies based upon such Default and without releasing Tenant from any obligations hereunder, in which event Tenant shall pay to Landlord, upon demand, all reasonable costs incurred by Landlord in performing such cure (including reasonable attorneys' fees). Tenant's obligations under this Article 27 shall survive the expiration or sooner termination of this Lease.

ARTICLE 28

ENTRY BY LANDLORD

Landlord reserves the right, at all reasonable times and upon reasonable notice to Tenant (not less than forty-eight (48) hours in advance, except in the case of an emergency), to enter the Premises to (i) inspect the Premises and to perform required services; (ii) show the Premises to prospective purchasers, to current or prospective Security Holders or insurers, or, during the last nine (9) months of the Lease Term to prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. Notwithstanding anything to the contrary in this Article 28, Landlord may enter the Premises, at any time and without prior notice to Tenant (except as required by applicable Law), to (A) take possession of the Premises following a Default in accordance with Section 19.2 above; or (B) exercise its rights under Article 27 above. Landlord shall not, however, exercise any of the foregoing rights in such manner as would unreasonably interfere with Tenant's use of, access to, or parking at the Premises and the Project or in such manner as materially increases the obligations or decreases the rights of Tenant under this Lease. Landlord shall use reasonable efforts to minimize any unreasonable disruption to Tenant and shall comply with Tenant's reasonable security measures and operating procedures with respect to the Premises. Upon entry, Landlord may take such steps, including temporary closure of the Premises, as are reasonably required to accomplish the foregoing purposes. Landlord shall at all times have a key with which to unlock all the doors in the Premises. In an emergency, Landlord shall have the right to use any means Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord as provided herein shall not be deemed to be a forcible or unlawful entry into or detainer of, or a constructive eviction of Tenant from, any portion of the Premises, and Tenant shall not be entitled to any damages or abatement of Rent in connection with such entry.

ARTICLE 29

TENANT PARKING

Tenant shall have the right to park in the Project's parking facilities (the **"Parking Facilities"**), in common with other tenants of the Project, upon the terms and conditions contained in this Article 29. Tenant shall have the right to use the number of unreserved parking spaces set forth in Section 10 of the Summary. Landlord shall not oversubscribe parking at the Project. Landlord shall not be liable to Tenant. nor shall this Lease be affected (except as otherwise expressly provided in this Lease), if any parking is impaired by (or any parking charges are imposed as a result of) any Law. Tenant shall comply in all material respects, and shall cause its employees and invitees to abide by, all reasonable non-discriminatory rules and regulations established by Landlord from time to time for the orderly operation

and use of the Parking Facilities (including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facilities). Landlord may, in its reasonable discretion, allocate and assign parking passes among Tenant and the other tenants in the Project. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facilities at any time and may, without incurring any liability to Tenant and without any abatement of Rent, from time to time close off or restrict access to the Parking Facilities for purposes of facilitating any such alteration; provided, however, Landlord shall use reasonable efforts to minimize any disruption of Tenant's operations. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, and (ii) Tenant shall not be required to pay such parking operator any charge for the parking spaces. Tenant's parking rights under this Article 29 are solely for the benefit of Tenant and its employees, agents, licensees and invitees and such rights may not be transferred without Landlord's prior written approval, except pursuant to a Transfer permitted under Article 14 above.

ARTICLE 30

MISCELLANEOUS PROVISIONS

30.1 **Terms; Captions**. The words "**Landlord**" and "**Tenant**" as used herein shall include the plural as well as the singular. The captions of Articles and Sections are for convenience only and shall not affect the interpretation of such Articles and Sections. Wherever the words "include," "includes" or "including" are used in this Lease, they shall be deemed, as the context indicates, to be followed by the words "but (is/are) not limited to". Any reference herein to "any part" or "any portion" of the Premises, the Project or any other property shall be construed to refer to all or any part of such property. Wherever this Lease requires a party to comply with any Law, rule, regulation, program, procedure or other requirement or prohibits a party from engaging in any particular conduct, this Lease shall be deemed also to require such party to cause each of its employees, licensees, invitees and subtenants, and any other person claiming by, through or under such party, to comply with such requirement or refrain from engaging in such conduct, as the case may be. Each party hereby waives the benefit of any rule that a written agreement shall be construed against the drafting party.

30.2 **Binding Effect**. The provisions of this Lease shall, as the case may require, bind or inure to the benefit of the respective successors and assigns of Landlord and Tenant, provided that this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.

30.3 **No Air Rights**. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction of Tenant's obligations under this Lease.

30.4 **Intentionally Omitted**

30.5 **Transfer of Landlord's Interest**. Landlord shall have the right to transfer all or any portion of its interest in the Project and in this Lease, and, in the event of any such transfer (which transfer shall include the Security Deposit), Landlord shall automatically be released from, Tenant shall look solely to the transferee for the performance of, and the transferee shall be deemed to have assumed, all of Landlord's obligations accruing hereunder after the date of such transfer (including the return of any Security Deposit), and Tenant shall attorn to the transferee as provided in Article 18 above. In any transaction involving any of the Premises, Landlord shall not transfer less than the entire Premises.

30.6 **Prohibition Against Recording**. Neither this Lease nor any memorandum, affidavit or other writing with respect thereto shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

30.7 **Landlord's Title**. Landlord's title is and always shall be paramount to the title of Tenant. Nothing contained herein shall empower Tenant to do any act that can encumber the title of Landlord.

30.8 **Relationship of Parties**. Nothing in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

30.9 **Application of Payments**. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord may elect in its sole and absolute discretion.

30.10 **Time of Essence**. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

30.11 **Partial Invalidity**. If any provision of this Lease is to any extent invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and every other provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law.

30.12 **Covenant of Quiet Enjoyment**. Landlord covenants that so long as no Default by Tenant exists hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party lawfully claiming by, through or under Landlord, subject to the terms hereof. The foregoing covenant is in lieu of any other covenant express or implied.

30.13 **Entire Agreement**. This Lease and the attached exhibits, which are incorporated into and made a part of this Lease, set forth the entire agreement between the parties with respect to the leasing of the Premises and supersede and cancel all previous negotiations, arrangements, communications, agreements and understandings, if any, between the parties hereto (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied on any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by the parties hereto.

30.14 **Reserved Rights**. Landlord reserves to itself all rights not expressly granted to Tenant hereunder, including the right, in Landlord's sole and absolute discretion, to lease, renovate, improve, alter, subdivide, demolish, construct or develop the Project, or enter into new Underlying Documents with owners of other property, and no such act, or failure to so act, shall constitute a breach of any obligation to Tenant or give rise to any remedy, including any remedy of constructive eviction, damages or abatement of Rent. Notwithstanding the foregoing, Landlord shall not, however, exercise any of the foregoing rights in such manner as would unreasonably interfere with Tenant's use of, access to, or parking at the Premises and the Project or in such manner as materially increases the obligations or decreases the rights of Tenant under this Lease. Landlord shall use reasonable efforts to minimize any unreasonable disruption to Tenant and shall comply with Tenant's reasonable security measures and operating procedures with respect to the Premises.

30.15 **Intentionally Omitted**

30.16 **Notices**. All notices, demands, statements, designations, approvals or other communications (collectively, "**Notices**") given or required to be given by either party to the other hereunder or by Law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested, (B) delivered by a nationally recognized courier service, or (C) delivered personally. Any Notice shall be sent or delivered to the address set forth in Section 8 (if Tenant is the recipient) or Section 9 (if Landlord is the recipient) of the Summary, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed to be received on the earlier to occur of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service in the manner described above.

30.17 **Joint and Several**. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

30.18 **Representations and Warranties**. Tenant represents, warrants and covenants as follows:

30.18.1 If Tenant is not a natural person, then (a) Tenant has full power and authority to execute, deliver and perform its obligations under this Lease, and each person signing on behalf of Tenant is authorized to do so; and (b) Tenant is, and at all times during the Lease Term will remain, duly organized, validly existing and in good standing under the laws of the state of its formation and qualified to do business in the state of California.

30.18.2 Tenant has not, and at no time during the Lease Term will have, (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (d) suffered the attachment or other judicial seizure of all or substantially all of its assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally, and in any such involuntary event, the same has not been dismissed or vacated within sixty (60) days after such filing, appointment, attachment or seizure..

30.18.3 Tenant is not, and at no time during the Lease Term will be, (a) in violation of any Anti-Terrorism Law (defined below); (b) conducting any business or engaging in any transaction or dealing with any Prohibited Person (defined below), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 (defined below); or (d) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law. Neither Tenant nor any of its Affiliates or lease guarantors is, or at any time during the Lease Term will be, a Prohibited Person. As used herein, **"Anti-Terrorism Law"** means any Law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act (defined below), and any regulations promulgated under any of them, each as may be amended from time to time. As used herein, **"Executive Order No. 13224"** means Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism," as may be amended from time to time. As used herein, **"Prohibited Person"** means (1) a person or entity that is listed in, or owned or controlled by a person or entity that is listed in, the Annex to Executive Order No. 13224; (2) a person or entity with whom a party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (3) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf, or at any replacement website or other official publication of such list. As used herein, **"USA Patriot Act"** means the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 107-56).

30.19 **Landlord Representations and Warranties**. Landlord hereby makes the following representations and warranties, each of which is material and being relied upon by Tenant, is true in all respects as of the date of this Lease, and shall survive the expiration of the Lease Term or any earlier termination of this Lease.

30.19.1 If Landlord is an entity, Landlord is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business in the state in which the Premises are located and the persons executing this Lease on behalf of Landlord have the full right and authority to execute this Lease on behalf of Landlord and to bind Landlord. Landlord has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Landlord, enforceable in accordance with its terms.

30.19.2 Landlord has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (d) suffered the attachment or other judicial seizure of all or substantially all of its assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.

30.19.3 Landlord is not, and at no time during the Lease Term will be, (a) in violation of any Anti-Terrorism Law; (b) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (d) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law. Neither Landlord nor any of its Affiliates is, or at any time during the Lease Term will be, a Prohibited Person.

30.20 **Attorneys' Fees**. In any lawsuit, action, arbitration, quasi-judicial proceeding, administrative proceeding or other proceeding brought by either party to enforce such party's rights or remedies under this Lease, the prevailing party shall be entitled to reasonable attorneys' fees and all costs, expenses and disbursements in connection with such action or proceeding, including all reasonable costs of expert consultation and other reasonable investigation, which sums may be included in any judgment or decree entered in such action or proceeding in favor of the prevailing party. In addition, Tenant shall pay all reasonable attorneys' fees and other fees and costs, including costs of expert consultation and other reasonable investigation, that Landlord incurs in enforcing this Lease where an action or proceeding is not brought; and, further, Landlord or Tenant, as the case may be, shall pay all reasonable attorneys' fees and other fees and costs, including costs of expert consultation and other reasonable investigation, that the other party incurs in any voluntary or involuntary bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving such party, including all motions,

made and proceedings regarding relief from automatic stay, lease assumption or rejection and/or extensions of time related thereto, lease designation, use of cash collateral, claim objections, and disclosure statements and plans of reorganization.

30.21 **Governing Law; WAIVER OF TRIAL BY JURY**.

30.21.1 This Lease shall be construed and enforced in accordance with the Laws of the State of California.

30.21.2 THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF THIS LEASE. IF THE JURY WAIVER PROVISIONS OF THIS SECTION 30.20.2 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of this Lease shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the "**Referee Sections**"). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 30.20 above. The venue of the proceedings shall be in the county in which the Premises is located. Within ten (10) days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 30.21.2, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such ten (10) day period, then any party may thereafter file a lawsuit in the county in which the Premises is located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys' fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages. The parties shall be entitled to conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Section 30.21.2 shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

30.21.3 IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, AND (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW.

30.21.4 THE PROVISIONS OF THIS SECTION 30.21 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

30.22 **Submission of Lease**. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not effective, as a lease or otherwise, until execution and delivery by both Landlord and Tenant.

30.23 **Brokers**. Tenant represents to Landlord that it has dealt only with Tenant's Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant's Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

30.24 **Intentionally Omitted.**

30.25 **Project or Building Name and Signage**. Landlord shall have the right at any time to change the name or address of the Project or any Building (provided that, with respect to the changed address only, Landlord pays Tenant's reasonable costs to reprint stationary and other office and marketing materials), and to install and maintain any signs on the Common Areas that Landlord may desire in its sole and absolute discretion. Without Landlord's prior written consent, Tenant shall not use the name of the Project or Buildings or use pictures or illustrations of the Project or Buildings in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

30.26 **Counterparts**. This Lease may be executed in counterparts with the same effect as if both parties had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

30.27 **Confidentiality**. Landlord and Tenant acknowledge that the content of this Lease and any related documents are confidential information. Landlord and Tenant shall each keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than its respective financial, legal and space-planning consultants and current and prospective lenders, investors and transferees or as may be required by Law.

30.28 **No Violation**. Landlord and Tenant each represent and warrant to the other that neither its execution of nor its performance under this Lease will cause it to be in violation of any agreement or Law.

30.29 **Communications and Computer Lines**. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the "**Lines**"), provided that (i) Tenant shall obtain Landlord's prior written consent (which will not be unreasonably withheld, conditioned or delayed) for any Lines that will be located outside the Buildings if such lines require excavation (for installation of new conduit) or installation of new poles (for overhead lines), use an experienced and qualified contractor approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed and will only be required for Lines that will be located outside the Buildings), and comply with all provisions of Article 7 above; (ii) the Lines (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation and shall be surrounded by a protective conduit in accordance with industry practice; (iii) the Lines outside the Buildings shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant's name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every five feet (5') outside the Buildings, and (B) at the Lines' termination point(s); (iv) any new or existing Lines serving the Premises shall comply with all applicable Laws; and (v) Tenant shall pay all costs in connection therewith. Unless otherwise instructed by Landlord (by notice to Tenant), Tenant shall, at its expense, before the expiration or earlier termination of this Lease, remove any Lines located in or serving the Premises installed by Tenant or any Tenant Party and repair any resulting damage.

30.30 **Transportation Management**. To the extent mandated by applicable Laws, Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Buildings, and, in connection therewith, Tenant shall take reasonable action for planning and managing the transportation of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project-, Building- or area-wide ridesharing program

manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

30.31 **Approvals.** Whenever this Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, then such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed unless a different standard is expressly provided in this Lease (e.g., sole discretion),and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

30.32 **Reasonable Expenditures.** Any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved (except as otherwise expressly provided in this Lease), shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

ARTICLE 31

EXTENSION OPTIONS

31.1 **Extension Options.** Subject to the terms and conditions set forth below, Tenant shall have two (2) options to extend the Lease Term (each, an "**Extension Option**" and collectively, the "**Extension Options**") for successive periods of five (5) years each (the "**First Option Term**" and the "**Second Option Term**"; and, each, an "**Option Term**"); provided, however, that (a) an Extension Option shall be exercised, if at all, only with respect to the entire Premises; (b) the second Extension Option may be exercised only if the first Extension Option has been duly exercised. If Tenant properly exercises an Extension Option hereunder, all of the terms, covenants and conditions of this Lease shall continue in full force and effect during the applicable Option Term, including provisions regarding payment of Additional Rent, which shall remain payable on the terms herein set forth, except that (i) the Base Rent payable by Tenant during the Option Term shall be as determined in accordance with Sections 31.3 and 31.4 below, (ii) Tenant shall accept the Premises in their existing condition, "as is" as of the commencement of such Option Term, and Landlord shall have no obligation to repair, remodel, improve or alter the Premises (except for Landlord's repair, maintenance, and restoration obligations under this Lease), to perform any other construction or other work of improvement upon the Premises, or to provide Tenant with any construction or refurbishing allowance whatsoever, and (iii) Tenant shall have no further rights to extend the Term of this Lease after the expiration of the Second Option Term.

31.2 **Exercise.** Tenant shall exercise an Extension Option, if at all, by giving Landlord unconditional, irrevocable written notice of such election not later than nine (9) months prior to the Expiration Date (as the same may have been extended), the time of such exercise being of the essence. Subject to the provisions of this Article 31, upon the giving of such notice, this Lease and the Lease Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the applicable Extension Term had originally been included in the Lease Term.

31.3 **Market Rate Calculation.** The Base Rent payable by Tenant for the Premises during the First Option Term shall be ninety-five percent (95%) of the Market Rate (as defined below) for the Premises, valued as of the commencement of the First Option Term, and the Base Rent payable by Tenant for the Premises during the Second Option Term shall be the Market Rate (as defined below) for the Premises, valued as of the commencement of the Second Option Term, each such Market Rate to be determined in the manner hereinafter provided. As used herein, the term "**Market Rate**" shall mean the annual amount of Base Rent at which tenants, as of the commencement of the applicable Option Term, are leasing non-sublease, non-encumbered, non-equity space under then prevailing rental market practices, at arm's length, that is comparable to the Premises or similar premises in other comparable office/R&D projects in the submarket in which the Project is located (the "**Comparison Projects**"), based upon binding lease transactions for tenants in the Comparison Projects that, where possible, commence or are to commence within six (6) months prior to or within six (6) months after the commencement of such Option Term ("**Comparison Leases**"). Comparison Leases shall include renewal and new non-renewal tenancies, but shall exclude subleases and leases of space subject to another tenant's expansion rights. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (a) the length of the applicable Option Term compared to the lease term of the Comparison Leases; (b) rental structure, including, without limitation, rental rates per rentable square foot (including type, gross or net, and if gross, adjusting for base year or expense stop), additional rental, escalation provisions, all other payments and escalations; (c) the size of the Premises compared to the size of the premises of the Comparison Leases; (d) free rent, moving expenses and other cash payments, allowances or other monetary concessions affecting the rental rate; (e) the age and quality of construction of the buildings (including compliance with applicable codes); and (f) leasehold improvements and/or allowances, including the amounts thereof in renewal leases, and the

absence thereof for an Option Term under this Lease, and taking into account, in the case of renewal leases (including this Lease), the value of existing leasehold improvements.

31.4 **Base Rent Determination.** The Base Rent payable by Tenant for the Premises during each Option Term shall be determined as follows:

31.4.1 If Tenant provides Landlord with its unconditional binding notice of exercise pursuant to Section 31.2 above, then Landlord shall, at least six (6) months prior to the commencement of the applicable Option Term, deliver to Tenant a good faith written proposal of the Market Rate. Within twenty-one (21) days after receipt of Landlord's proposal, Tenant shall notify Landlord in writing (a) that Tenant accepts Landlord's proposal or (b) that Tenant elects to submit the determination of Market Rate to arbitration in accordance with Sections 31.4.2 through 31.4.4 below. If Tenant does not give Landlord a timely notice in response to Landlord's proposal, Landlord's proposal of Market Rate shall be binding upon Tenant.

31.4.2 If Tenant timely elects to submit the determination of Market Rate to arbitration, Landlord and Tenant shall first negotiate in good faith in an attempt to determine the Market Rate. If Landlord and Tenant are able to agree within thirty (30) days following the delivery of Tenant's notice to Landlord electing arbitration (or if Tenant accepts Landlord's initial proposal), then such agreement shall constitute a determination of Market Rate for purposes of this Section, and the parties shall immediately execute an amendment to this Lease stating the Base Rent for the applicable Option Term. If Landlord and Tenant are unable to agree on the Market Rate within such negotiating period, then within fifteen (15) days after the expiration of such negotiating period, the parties shall meet and concurrently deliver to each other in envelopes their respective good faith estimates of the Market Rate (set forth on a net effective rentable square foot per annum basis). If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with Sections 31.4.3 and 31.4.4 below.

31.4.3 Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent real estate broker with at least ten (10) years of experience in leasing commercial office/R&D space in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select an independent Qualified Appraiser and the independent Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

31.4.4 Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate, provided that in no event shall the arbitrator's determination be higher than Landlord's estimate nor less than Tenant's estimate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the parties in equal shares unless the arbitrator selects one of the party's estimates as the Market Rate, in which event such fees and expenses shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

31.4.5 Until the matter is resolved by agreement between the parties or a decision is rendered in any arbitration commenced pursuant to this Article 31, Tenant's monthly payments of Base Rent shall be in an amount equal to the average of Landlord's and Tenant's respective determinations of the Market Rate. Within ten (10) business days following the resolution of such dispute by the parties or the decision of the arbitrator, as applicable, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, the amount of any deficiency or excess, as the case may be, in the Base Rent theretofore paid.

31.5 **Rights Personal to Tenant.** Tenant's right to exercise the Extension Options are personal to, and may be exercised only by, the Original Tenant or any Permitted Transferee to whom this Lease is assigned pursuant to Section 14.8 above (**"Permitted Assignee"**). No assignee (other than a Permitted Assignee) or subtenant shall have any right to exercise an Extension Option granted herein. In addition, if Tenant is in Default at the time it exercises an Extension Option, Landlord shall have, in addition to all of its other rights and remedies under this Lease, the right (but not the obligation) to terminate the remaining Extension Options and to unilaterally revoke Tenant's exercise of such Extension Option, in which case this Lease shall expire on the Lease Expiration Date, unless earlier terminated pursuant to the terms hereof, and Tenant shall have no further rights under this Lease to renew or extend the Lease Term.

ARTICLE 32
COMMUNICATIONS EQUIPMENT.

32.1 Grant of License. Subject to the applicable terms and conditions contained in this Lease (including, without limitation, Article 8 above and this Article 32), Tenant shall have a license (the **"License"**), at no additional charge to Tenant, to install, operate, maintain, repair, replace and use, during the Lease Term, (a) HVAC and non revenue producing telecommunications and satellite equipment to serve Tenant's business in the Premises (collectively, **"Rooftop Equipment"**) on the open space of the roof of the Buildings within the existing sight screen wall, in a specific location reasonably designated by Landlord and reasonably acceptable to Tenant (the **"License Area"**); and (b) connections for the Rooftop Equipment for (i) electrical wiring to each Building's existing electrical supply and (ii) cable or similar connection necessary to connect the Rooftop Equipment with Tenant's related equipment located in the Premises. The routes or paths for such wiring and connections shall be through each Building's existing risers, conduits and shafts, subject to reasonable space limitations and Landlord's reasonable requirements for use of such areas, and in all events subject to Landlord's reasonable approval of plans and installation pursuant to other provisions of this Lease, including, without limitation, Section 30.29 (such routes or paths are collectively referred to as the **"Cable Path"** and all such electrical and other connections are referred to collectively as the **"Connections"**). The Rooftop Equipment and Connections are collectively referred to as the **"Equipment"**.

32.2 Interference. Without limiting the generality of any other provision hereof, Tenant shall install, maintain and operate the Equipment in a manner so as to not cause any electrical, electromagnetic, radio frequency or other material interference with the use and operation of any: (a) television or radio equipment in or about the Project; (b) transmitting, receiving or master television, telecommunications or microwave antennae equipment currently or hereafter located in any portion of the Project; or (c) radio communication system now or hereafter used or desired to be used by Landlord or any current licensee or tenant of Landlord (and, to the extent commercially reasonable, any future licensee or tenant of Landlord, but only provided that the same does not impair the functionality of Tenant's Equipment). Upon notice of any such interference, Tenant shall immediately cooperate with Landlord to identify the source of the interference and shall, within twenty-four (24) hours, if requested by Landlord, cease all operations of the Equipment (except for intermittent testing as approved by Landlord, which approval shall not be unreasonably withheld) until the interference has been corrected to the reasonable satisfaction of Landlord, unless Tenant reasonably establishes prior to the expiration of such twenty-four (24) hour period that the interference is not caused by the Equipment, in which case Tenant may operate its Equipment pursuant to the terms of this Lease. Tenant shall be responsible for all reasonable costs associated with any tests deemed reasonably necessary to resolve any and all interference as set forth in this Section. If any such interference caused by Tenant that has not been corrected within ten (10) business days after notice to Tenant, Landlord may (i) require Tenant to remove the specific Equipment causing such interference, or (ii) eliminate the interference at Tenant's expense. If the equipment of any other party causes interference with the Equipment, Landlord and Tenant shall reasonably cooperate with such other party to resolve such interference in a mutually acceptable manner.

32.3 Roof Repairs. If Landlord desires to perform roof repairs and/or roof replacements to the Building (the **"Roof Repairs"**), Landlord shall give Tenant at least ten (10) business days' prior written notice of the date Landlord intends to commence such Roof Repairs (except in the event of an emergency, in which event Landlord shall furnish Tenant with reasonable notice in light of the circumstances), along with a description of the work scheduled to be performed, where it is scheduled to be performed on the roof, and an estimate of the time frame required for that performance. Tenant shall, within ten (10) business days following receipt of such notice, undertake such measures as it deems suitable to protect the Equipment from interference by Landlord, its agents, contractors or employees, in the course of any Roof Repairs.

32.4 Rules and Regulations. Without limiting the applicable provisions of this Lease, Tenant's use of the roof of the Building for the installation, operation, maintenance and use of the Equipment shall be subject to the terms and conditions contained in the Rooftop Work Rules and Regulations attached hereto as **Exhibit D-1**.

ARTICLE 33
EMERGENCY GENERATOR

33.1 Generator Equipment. Subject to the applicable terms and conditions contained in this Lease (including, without limitation, Article 8 above and this Article 33), during the Lease Term, Tenant shall have the right, at its sole cost and expense, to install and operate an emergency backup power generator and related equipment, including, but not limited to, fuel lines, electrical lines, electrical power connections and other related improvements in, on or about the Premises (collectively, the **"Generator Equipment"**), in the area(s) designated on **Exhibit B-2** or in such other area(s) reasonably approved in writing by Landlord. Landlord's approval of the installation and use of the Generator Equipment shall not

be deemed consent by Landlord to the installation of any other generator or tank or the right to engage in any other use of any Hazardous Substances.

33.2 General Requirements. Tenant's use of the Generator Equipment is subject to the following requirements:

33.2.1 The manufacturer of the generator, the type, size, and quality of the generator, the substance to be stored in the generator, the location of the Generator Equipment, all safety, monitoring and related equipment, the method and manner of installation, and all other matters material to the installation of the Generator Equipment, including, without limitation, all Building penetrations, are subject to Landlord's prior written approval, which approval shall not be unreasonably withheld.

33.2.2 Tenant's contractor for installation of the Generator Equipment shall be subject to Landlord's prior approval (which approval will not be unreasonably withheld), and such contractor must provide evidence of insurance reasonably satisfactory to Landlord prior to commencing work in or about the Project.

33.2.3 The Generator Equipment shall constitute an "Alteration" for purposes of this Lease and must be installed in a good and workmanlike manner and in accordance with all applicable Laws and Underlying Documents, and in accordance with plans and specifications approved in advance by Landlord, which approval shall not be unreasonably withheld. Without limiting the generality of the foregoing, such plans and specifications must include for Landlord's approval the following, which approval shall not be unreasonably withheld: (a) a hazardous substances management plan, (b) an elevation showing the location of penetrations, and planned methods of waterproofing the penetrations; and (c) details on screening the Generator Equipment and the generator enclosure. The giving of any approval by Landlord shall not eliminate any of Tenant's obligations under this Lease, including, without limitation, Tenant's obligation to obtain all required permits and to secure compliance with all applicable Laws and other requirements set forth in Section 33.2.4 below, and Tenant agrees and understands that the review of all plans by Landlord is solely to protect the interests of Landlord in the Project, and Landlord shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with applicable Laws. Landlord's approval of any plans, work or any matter shall not: (a) impose any present or future liability on Landlord; (b) constitute a waiver of Landlord's rights under this Lease; (c) impose on Landlord any responsibility for a design and/or construction defect or fault in the Generator Equipment, (d) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof, or that such plans comply with any Laws, or that any work is in accordance with industry standards or will make the Generator Equipment operational or functional upon completion. Accordingly, Landlord (and its agents) shall not be responsible for any defect, flaw, error or omission in such plans, specifications or work, nor shall any inspection or failure to inspect by Landlord constitute a waiver of any right of Landlord under this Lease or give rise to any liability thereby on the part of Landlord or its agents. Tenant agrees to pay Landlord's reasonable cost of review and approval of the plans and specifications (not to exceed One Thousand Five Hundred Dollars ($1,500.00) in any individual case) within thirty (30) days after receipt of an invoice therefor.

33.2.4 Tenant shall provide Landlord with reasonable advance notice prior to commencing installation of the Generator Equipment or other work on or to the Generator Equipment from time to time, and agrees to afford Landlord the opportunity to be present for all such work, provided that only subsequent notice within a reasonable time, shall be required in the case of an emergency that presents an immediate danger.

33.2.5 After the initial installation of the Generator Equipment hereunder, Tenant shall not make any alteration, addition or improvement thereto, or to the substances stored therein, without first obtaining Landlord's prior written approval thereof, which approval shall not be unreasonably withheld; and any such alterations, additions or improvements shall be subject to all the conditions and restrictions that apply to the original Generator Equipment, including, without limitation, the requirement that Tenant furnish the Landlord with detailed plans and specifications relating to the proposed alterations, additions or improvements.

33.2.6 Tenant, at its expense, shall at all times keep the Generator Equipment in good and sanitary order, condition and repair, and the Generator Equipment location and the areas immediately surrounding same neat and clean. With respect to all operations relating to the Generator Equipment, Tenant shall conduct its business and control its agents, employees and invitees in such manner as not to create any nuisance, or materially interfere with, annoy or disturb any other licensee or tenant of the Project or Landlord in its operation of the Project.

33.3 Compliance. Tenant shall accept the designated location for the Generator Equipment in its condition and "as-built" configuration existing on the date of this Lease. Landlord has made no representations or promise as to the suitability or effectiveness of the Generator Equipment location for Tenant's proposed use, or as to any governmental requirements applicable to Tenant's proposed use of the

Generator Equipment, or as to the condition of (or alteration or improvement of) the Generator Equipment location. Tenant shall fully and timely comply with all applicable Laws, including all Environmental Laws, relating to installation and operation of the Generator Equipment. The installation, use, operation and maintenance of the Generator Equipment by Tenant must be done in a manner that will not impair, void or adversely affect any warranty that Landlord may have at any time. Without limitation on the generality of the foregoing, Tenant shall secure and maintain in force and effect all governmental licenses, permits and approvals required for the installation and use of the Generator Equipment, including all permits and approval required by the Bay Area Air Quality Management District, and shall deliver copies of same to Landlord promptly after receipt by Tenant from the applicable governmental authority. In connection therewith, Tenant shall not cause or permit the release of any Hazardous Substance (including, without limitation, diesel fuel) in, on, under or about the Buildings or Project, or into any conduit, stream, storm sewer, or sanitary sewer connected thereto or located thereon or in or about the Buildings or Project.

33.4 Reports and Records. Tenant shall maintain all reports, inventory and other records, test results, permits and all other data and information required under applicable Laws for the installation, use and operation of the Generator Equipment and upon request of Landlord, shall provide a copy of all such reports, records, test results and other information without cost or expense to Landlord.

33.5 Insurance. Tenant shall cause the insurance policies required to be maintained pursuant to Article 10 to cover the Generator Equipment and any claims, demands, suits, liability, damage or loss arising in connection with the presence, use, operation, installation, repair, maintenance, or removal of the Generator Equipment; provided that, in addition to the coverages required under Section 10.3, Tenant shall provide to Landlord, and maintain in effect until such time as the Generator Equipment is removed in accordance with applicable legal requirements, a Pollution Legal Liability Policy in the minimum amount of Five Million Dollars ($5,000,000), naming the Additional Insured Parties as additional insureds and otherwise in a form and issued by a company reasonably satisfactory to Landlord.

33.6 Removal and Restoration. Not later than the expiration or earlier termination of this Lease, unless Landlord instructs Tenant otherwise, Tenant shall, at its own expense, remove the Generator Equipment, repair any damage caused by such removal, and restore the areas of the Project affected by the Generator Equipment to the condition existing prior to installation of the Generator Equipment, which obligation Tenant agrees will include restoring all penetrations to their original condition, matching color and pattern to Landlord's reasonable satisfaction. Without limiting any other provision of this Lease, if Tenant fails to remove the Generator Equipment as required by this Section 33.5, then, in addition to all of Landlord's other rights and remedies, Landlord may, but need not, perform the required removal, repair and restoration work, and Tenant shall pay Landlord the cost thereof, including a fee for Landlord's oversight and coordination of such work equal to five percent (5%) of its cost, within thirty (30) days after receipt of an invoice therefor.

33.7 Personal to Tenant. Tenant's rights under this Article 33 are personal to the Original Tenant and any Permitted Transferee and shall not be transferable or assignable, whether voluntarily or involuntarily, by operation of law or otherwise, either in connection with any other assignment of this Lease or a sublease of all or part of the Premises; provided, however, that Tenant's rights under this Article 33 may be transferred to a Transferee of one hundred percent (100%) of a Building (whether by assignment of this Lease or sublease) consented to by Landlord pursuant to Article 14. Any purported transfer of Tenant's rights pursuant to this Article 33 (other than as permitted in this Section) shall be void.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

CARR NP PROPERTIES, L.L.C.,
a Delaware limited liability company

By: [signature]

Name: John C. Moe

Title: Market Managing Director

TENANT:

ALIGN TECHNOLOGY, INC.,
a Delaware corporation

By: [signature]

Name: Emory Wright

Title: VP Operations
[chairman, president or vice-president]

By: [signature]

Name: Roger E. George

Title: VP & Secretary
[secretary, assistant secretary, chief financial officer or assistant treasurer]

Roger E. George
Vice President,
Legal Affairs and General Counsel

EXHIBIT A

VALLEY RESEARCH CENTRE

OUTLINE OF PREMISES


2590 Orchard Parkway2580 Orchard Parkway
TRIMBLE ROAD
2570 Orchard Parkway
NORTH FIRST STREET LIGHT RAIL SYSTEM
2560 Orchard Parkway
TO COMPONENT DRIVE

EXHIBIT B

VALLEY RESEARCH CENTRE

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Tenant Improvements in the Premises. The construction of the Tenant Improvements, together with any related work (including any demolition of existing leasehold improvements) that is necessary to construct the Tenant Improvements, shall be referred to herein as the "**Tenant Improvement Work**". All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of Articles 1 through 33 of the Lease to which this Tenant Work Letter is attached as Exhibit B, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE PREMISES AND BASE BUILDING

1.1 Delivery of the Premises. Landlord shall cause to be performed the Landlord's Work (as hereinafter defined) and the Tenant Improvement Work in a good and workmanlike manner, using materials of good quality and new (unless otherwise required or permitted by the terms of the Construction Contract, as defined in Section 4.2 below) in accordance with the Approved Working Drawings (as modified by any Change Orders, as defined in Section 3.5 below). Following the Substantial Completion of the Landlord's Work and the Tenant Improvement Work, Landlord shall deliver the Premises to Tenant as provided in Section 1.1.2 of the Lease.

1.2 Landlord's Work. In addition to and concurrently with the Tenant Improvement Work, Landlord shall (a) remove all existing Lines (as defined in Section 30.29 of the Lease) from the Premises; (b) remove the existing floor, electrical wiring, floor bolts and other improvements in the server room/data center on the second floor of 2570 Orchard Parkway and (c) construct an outside lunch area (including a covered walkway connecting the two Buildings that comprise the Premises) substantially as depicted and described on **Exhibit B-1** attached hereto (collectively, "**Landlord's Work**"). Landlord's Work shall be performed by Landlord at no cost to Tenant and with no application of the Tenant Improvement Allowance (as defined in Section 2.1 below).

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to and Landlord shall pay and provide a one-time tenant improvement allowance (the "**Tenant Improvement Allowance**") in the amount of Two Million Five Hundred Eighty Thousand Four Hundred Eighty Dollars ($2,580,480.00) (calculated at the rate of Twenty Dollars [$20.00] per rentable square foot in the Premises) to be applied toward (a) the costs of the initial design, installation and construction of Tenant's improvements in the Premises or on the Property (the "**Tenant Improvements**") and the other Tenant Improvement Allowance Items (defined in Section 2.2 below), and (b) in the sole discretion of Tenant, Tenant's costs of purchasing and installing cabling, relocation, space planning and architectural services, signage and consultant fees (not to exceed Six Hundred Forty-Five Thousand One Hundred Twenty Dollars [$645,120.00], calculated at the rate of $5.00 per rentable square foot of the Premises).

2.2 Payment of Construction Costs.

2.2.1 Disbursement of Tenant Improvement Allowance Items. Except as otherwise expressly set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "**Tenant Improvement Allowance Items**"):

2.2.1.1 Subject to the limitation set forth in Section 2.1 of this Tenant Work Letter, payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, hoisting and trash removal costs, and contractors' fees and general conditions;

2.2.1.4 The cost of any changes in the Premises when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "**Code**");

2.2.1.6 The cost of the "Coordination Fee," as that term is defined in Section 4.3.1 of this Tenant Work Letter;

2.2.1.7 Sales and use taxes; and

2.2.1.8 The cost of the insurance carried by Landlord pursuant to Section 4.6 below.

Notwithstanding anything in this Tenant Work Letter to the contrary, Landlord shall pay, and Tenant shall have no responsibility for nor shall any of the Tenant Improvement Allowance be applied toward, the following costs associated with the Tenant Improvements: (i) costs for improvements which are not shown on or described in the Approved Working Drawings or any Change Orders; (ii) costs to remove or remediate Hazardous Substances from the Premises, the Property or the Project; (iii) attorneys' fees in connection with the negotiation of any construction contract (including the Construction Contract) or any disputes with third parties (including, without limitation, the "Contractor" and "Subcontractors", each as defined in Section 4.1 below) to the extent, in the case of such disputes, that Landlord recovers such fees through "prevailing parties" clauses in such contracts or otherwise or that such disputes arise from Landlord's wrongful acts or omissions; (iv) costs incurred as a consequence of any construction delays, defects or defaults by the Contractor or any Subcontractors to the extent Landlord receives reimbursement for such costs through warranties, indemnities, or otherwise; (v) costs recovered by Landlord on account of warranties or insurance; (vi) restoration costs in excess of insurance proceeds as a consequence of casualties; (vii) penalties and late charges attributable to Landlord's failure to make timely payment of Tenant Improvement Allowance Items or disbursements of the Tenant Improvement Allowance; (viii) costs to bring the Premises, the Property and the Project into compliance with ADA Codes, as provided in Section 1.1.3 of the Lease; (ix) costs to put the Base Building into good operating condition and repair; (x) wages, labor and overhead for overtime and premium time, unless approved by Tenant; (xi) offsite management or other general overhead costs incurred by Landlord; (xii) management, profit and overhead charges in excess of the Coordination Fee; (xiii) interest and other costs of financing construction, and (xiv) costs in excess of the Construction Budget approved by Tenant (as modified by any Change Orders).

2.2.2 Payment of Construction Costs.

2.2.2.1 Progress Payments.

(a) Each calendar month during the performance of any Tenant Improvement Work, Landlord shall cause the Contractor (as that term is defined in Section 4.1 of this Tenant Work Letter) to deliver to Landlord and the Architect (with a copy to Tenant) a request for payment ("**Request for Payment**") with respect to Tenant Improvement Work performed by the Contractor and its Subcontractors during the calendar month immediately preceding, together with the following (collectively, the "**Required Payment Documentation**"): (i) a sworn statement or affidavit, in form reasonably acceptable to Landlord, containing the names of all Subcontractors for labor rendered and materials delivered in connection with the Tenant Improvement Work and, with respect to each such Subcontractor, the portion of the Construction Budget (as defined in Section 4.2) or scheduled value of the Tenant Improvement Work to be performed by such Subcontractor, the amounts previously paid on account of such Tenant Improvement Work, the amounts due on account of such Tenant Improvement Work as of the end of the period covered by the application for payment, retainage, and the balance remaining to be paid; provided that, for portions of the Tenant Improvement Work performed by the Contractor with its own forces, the Contractor's sworn statement or affidavit shall state the scheduled value, the amounts previously paid to Contractor for such Tenant Improvement Work, the amount due Contractor for such Tenant improvement Work as of the end of the period covered by the Request For Payment, the percentage of completion of such Tenant Improvement Work, retainage, and the balance remaining to be paid for such Tenant Improvement Work; (ii) executed conditional mechanic's lien releases from the Contractor and all such Subcontractors (along with unconditional mechanic's lien releases with respect to payments made pursuant to the Contractor's prior Requests for Payment hereunder) which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iii) the Contractor's then current reasonably detailed analysis of the progress of the Tenant Improvement Work as compared with the Construction Schedule. Landlord shall cause each Request for Payment to be in AIA G-702/G-703 format or another format reasonably requested by Landlord and reasonably acceptable to Tenant, showing the schedule of values, by trade, of

percentage of completion of the Tenant Improvement Work, detailing the portion of the work completed and the portion not completed.

(b) Within five (5) business days following Tenant's receipt of its copy of a Request for Payment and all Required Payment Documentation, Tenant shall cause the Architect to either approve the Request for Payment, and promptly deliver such approval to Landlord, or advise Landlord if the same is unsatisfactory or incomplete in any respect. Tenant shall cause the Architect's approval to be in the customary form of a certificate for payment ("**Architect's Certificate**") that includes a representation by the Architect to Landlord, based on the Architect's examinations at the Premises, the Request for Payment and all Required Payment Documentation, (i) that the Tenant Improvement Work has progressed to the point indicated; (ii) that, to the best of the Architect's knowledge, information and belief based upon Architect's observations at the Premises and on evaluations of the Request for Payment and all Required Payment Documentation, the Tenant Improvement Work is in accordance with all applicable Laws, the Approved Working Drawings and the Construction Contract (subject to the results of any subsequent tests required by or performed under the Construction Contract, to minor deviations from the Construction Contract correctable prior to completion, and to any specific qualifications stated in the Request for Payment); and (iii) that the Contractor is entitled to payment in the amount certified. If the Architect disapproves any Request for Payment, Tenant shall cause the Architect to describe in reasonable detail such corrections or clarifications as may be required for the Architect to approve the Request for Payment. Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all Claims to the extent caused by or arising from Tenant's or the Architect's disapproval of all or any portion of any Request for Payment.

(c) Within ten (10) business days following the Architect's approval of a Request for Payment, Tenant shall pay to Landlord (subject to the other terms and conditions of the Lease and this Tenant Work Letter, including, without limitation, Section 2.2.1 of this Tenant Work Letter) (i) Tenant's Share of the cost of the Tenant Improvement Allowance Items specified in such Request for Payment, plus (ii) the entire amount of any costs specified in such Request for Payment for items requested by Tenant that are not Tenant Improvement Allowance Items. Landlord shall make timely payments of all amounts from time to time due in connection with the Tenant Improvement Work, provided that Landlord does not reasonably dispute any Request for Payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reasonable reason. Landlord shall, however, provide in the Construction Contract that Landlord may withhold from each amount otherwise due the Contractor a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "**Final Retention**") until final completion of the Tenant Improvement Work. "**Tenant's Share**" shall be a fraction, the numerator of which is the portion of the aggregate cost of the Tenant Improvement Allowance Items (subject to Section 2.2.1 hereof), including any Change Orders, that exceeds the Tenant Improvement Allowance, and the denominator of which is the aggregate cost of the Tenant Improvement Allowance Items, as set forth in the Construction Budget approved by Tenant (subject to any Change Orders). Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in the Request for Payment.

2.2.2.2 Final Costs. Following final completion of the Tenant Improvement Work (including any punch-list items), Landlord shall deliver a reasonably-detailed statement ("**Final Submission**") to Tenant and the Architect showing the final cost of the Tenant Improvement Work, and the application of the Tenant Improvement Allowance, together with copies of (i) the final Request for Payment and Required Payment Documentation from the Contractor and (ii) all governmental approvals required for Tenant to legally occupy the Premises. Within five (5) business days following Tenant's receipt of the Final Submission, Tenant shall cause the Architect to either approve the Final Submission, and promptly deliver such approval to Landlord in the form of the Architect's Certificate described above, or advise Landlord if the same is unsatisfactory or incomplete in any respect. If the Architect disapproves the Final Submission, or any portion thereof, Tenant shall cause the Architect to describe in reasonable detail such corrections or clarifications as may be required for the Architect to approve the Final Submission. Within ten (10) business days following Tenant's receipt of the Architect's Certificate, Tenant shall pay to Landlord the difference between (i) the final cost of the Tenant Improvement Work, minus (ii) the sum of (a) the Tenant Improvement Allowance, plus (b) all amounts paid by Tenant under Section 2.2.2.1 above, plus (c) all amounts otherwise payable by Landlord under the Lease and this Tenant Work Letter in connection with the Tenant Improvement Work.

2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Landlord or Tenant for Tenant Improvement Allowance Items. In the event that Tenant shall fail to use the entire Tenant Improvement Allowance within one (1) year following the Lease Commencement Date, such unused amounts shall revert to Landlord and Tenant shall have no further rights with respect thereto.

SECTION 3

WORKING DRAWINGS

3.1 Selection of Architect/Working Drawings. Tenant shall retain RMW Architecture & Interior (the "**Architect**") to prepare the "Final Working Drawings," as that term is defined in this Section 3, and the engineering consultants reasonably required by Tenant (the "**Engineers**") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. The plans and drawings to be prepared by the Architect and the Engineers hereunder shall be known collectively as the "**Construction Drawings.**" All Construction Drawings shall be in a commercially reasonable drawing format and specifications, and shall be subject to Landlord's reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and, except as otherwise expressly provided herein, Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings; provided, however, that (i) Landlord shall promptly notify Tenant in writing of any material defects or violations of Law that Landlord knows to exist in the Construction Drawings, and (ii) Landlord shall cooperate reasonably with Tenant, its architect and engineers throughout the design and construction process, including, without limitation, by granting Tenant, its architect and engineers full access to the Buildings and all of Landlord's plans, specifications and other materials regarding the design and construction thereof.

3.2 Approved Space Plan. Landlord and Tenant hereby approve the space plan attached hereto as **Exhibit B-2** (the "**Approved Space Plan**"), which includes a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein.

3.3 Final Working Drawings. Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Following the date of the Lease, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow Subcontractors to bid on the work and to obtain all applicable permits (collectively, the "**Final Working Drawings**") and shall submit the same to Landlord for Landlord's approval, provided that, at Tenant's option, the Final Working Drawings may be prepared in two phases on a "design build" basis (first the architectural portion, then engineering drawings consistent with the previously provided architectural drawings), provided further that in such event both components shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings (or any particular component thereof, if applicable). Landlord shall advise Tenant in writing within five (5) business days after Landlord's receipt of the Final Working Drawings (or any particular component thereof, if applicable) for the Tenant Improvements if the same is unsatisfactory or incomplete in any respect, in which case Landlord shall specify Landlord's objections in reasonable detail. If Tenant is so advised, Tenant shall promptly revise the Final Working Drawings (or any particular component thereof, if applicable) in accordance with such review and any reasonable disapproval of Landlord in connection therewith. This process shall be repeated until the Final Working Drawings are approved.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "**Approved Working Drawings**") and the Construction Budget shall be approved by Landlord and Tenant prior to the commencement of construction of the Tenant Improvements. After approval by Landlord of the Final Working Drawings, Tenant shall submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow the Contractor to commence and fully complete the construction of the Tenant Improvements (the "**Permits**"), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits with diligence. Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall

cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit.

3.5 Change Orders. Landlord will not unreasonably withhold, condition or delay its approval of (a) any request by Tenant to amend or change the Approved Working Drawings, or (b) any change or amendment to the Approved Working Drawings that may be necessary to obtain any permits or other governmental approvals, or which may be required by city officials or inspectors to comply with code rulings or interpretations (any of the foregoing, a "**Change Order**"). No material changes or modifications to the Approved Working Drawings shall be made unless by written Change Order signed by Landlord and Tenant. Except as otherwise provided in the Lease or this Tenant Work Letter, Tenant shall pay all costs attributable to Change Orders, including reasonable costs incurred by Landlord in reviewing proposed Change Orders (provided that to the extent funds are available, such costs may, subject to the limitations set forth in Section 2.1 above, be paid or reimbursed from the Tenant Improvement Allowance).

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Selection of Contractor and Subcontractors. Skyline Construction ("**Contractor**") shall be retained by Landlord to construct the Tenant Improvements. Tenant acknowledges that Landlord is not a licensed contractor, and agrees that, except for Landlord's obligations set forth in Section 5.7.2 below, Landlord will have no liability for any errors, omissions, or defects in the Tenant Improvements. Except for Claims arising from Landlord's gross negligence or willful misconduct, Tenant hereby waives all Claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements. All subcontractors, laborers, materialmen and suppliers used by Landlord (collectively, "**Subcontractors**") shall be approved in writing by Landlord and Tenant, which approval shall not be unreasonably withheld or delayed. Notwithstanding Tenant's right to approve the Contractor, the Subcontractors, and the Construction Contract, the Contractor and the Subcontractors are the contractors only of Landlord, and Tenant shall have no liability to the Contractor on the Construction Contract.

4.2 Construction Contract; Construction Budget and Schedule. Prior to Landlord's execution of the construction contract and general conditions with Contractor (the "**Construction Contract**"), Landlord shall submit the Construction Contract to Tenant for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Within five (5) business days after Landlord's approval of the Approved Working Drawings (or as soon thereafter as is reasonably practicable) and prior to the commencement of the construction of the Tenant Improvements, Landlord (together with Contractor) shall provide Tenant with (i) a detailed breakdown of the schedule of values, by trade, of the final costs to be incurred or which have been incurred in connection with the Tenant Improvement Work (the "**Construction Budget**"), and (ii) a detailed schedule for the design, installation and construction of the Tenant Improvements and the performance of the Tenant Improvement Work (the "**Construction Schedule**"), which costs and schedule Landlord proposes to form a basis for the Contract. The Construction Budget and the Construction Schedule shall be subject to the prior written approval of Tenant, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall notify Landlord in writing within five (5) business days after receipt of the Construction Budget and the Construction Schedule that (a) Tenant approves the Construction Budget and/or the Construction Schedule, or (b) that Tenant disapproves of the Construction Budget and/or Construction Schedule, specifying in reasonable detail the basis for such disapproval. If Tenant disapproves Landlord's proposed Construction Budget or Construction Schedule, Landlord and Tenant shall confer in good faith to reach agreement on the Construction Budget and the Construction Schedule, including any modifications to the Approved Working Drawings requested by Tenant to reduce costs or save time. After the Construction Budget and the Construction Schedule have been approved by Tenant, Landlord may not make any modification to the approved Construction Budget or the approved Construction Schedule without Tenant's prior written approval, in Tenant's reasonable discretion.

4.3 Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

4.3.1 Landlord's Retention of Contractor. Landlord shall independently retain Contractor to construct the Tenant Improvements and perform the Tenant Improvement Work in accordance with the Approved Working Drawings. Landlord shall manage and supervise the construction by Contractor, and Tenant shall pay a logistical coordination fee (the "**Coordination Fee**") to Landlord in an amount equal to Ten Thousand Dollars ($10,000.00) The Coordination Fee shall be the entire compensation payable to Landlord for the management and supervision of the Tenant Improvement Work.

4.3.2 Intentionally omitted.

4.3.3 Contractor's Warranties and Guaranties. Unless Landlord and Tenant agree otherwise, the Construction Contract shall require that the Contractor and all Subcontractors shall warrant to Landlord and for the benefit of Tenant that the portion of the Landlord's Work and the Tenant Improvement Work for which it is responsible (with the understanding that the Contractor shall be responsible for the entirety of the Tenant Improvement Work) shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof, and that the Contractor and all Subcontractors shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such Contractor or Subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or Common Areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Construction Contract or applicable subcontracts and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, as well as any claims for defects and deficiencies against the Contractor. If any of the workmanship or material used in the Landlord's Work is found to be defective within such Contractor's warranty period, Landlord agrees to cause such work to be corrected promptly and at no cost to Tenant.

4.3.4 Inspection by Tenant. Tenant shall engage a construction manager to inspect the Tenant Improvement Work and confirm that the Tenant Improvement Work conforms to the Approved Working Drawings and the requirements of the Construction Contract. Landlord shall have no responsibility to inspect the Tenant Improvement Work and no inspection by Landlord of the Tenant Improvement Work shall constitute Landlord's approval of the same. If either party disapproves any portion of the Tenant Improvement Work as not conforming to the Approved Working Drawings or the requirements of the Construction Contract, such party shall notify the other in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in the Tenant Improvement Work shall be rectified by the Contractor in accordance with the Construction Contract. In addition to the foregoing, Tenant and its construction manager shall have the right to inspect Landlord's Work and advise Landlord of defects or deviations from the plan and specifications set forth on **Exhibit B-1**.

4.3.5 Meetings. Commencing upon the execution of the Lease, Landlord and Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location in Santa Clara County, California, reasonably designated by Landlord. One such meeting each month shall include the review of Contractor's current Request for Payment.

4.3.6 Insurance. Landlord shall carry "Builder's All Risk" insurance in an amount covering the Tenant Improvement Work and the Landlord's Work. The Construction Contract shall include the requirement that the Contractor and all Subcontractors carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than \$500,000 per incident, \$1,000,000 in aggregate (provided that the Contractor must carry such insurance in an amount not less than \$500,000 per incident, and \$2,000,000 in the aggregate), and in form and with companies as are required to be carried by Tenant as set forth in the Lease (or as Landlord may otherwise approve). The Contractor and all Subcontractors shall maintain all of the foregoing insurance coverage in force until the Tenant Improvement Work and the Landlord's Work are fully completed and accepted by Landlord and Tenant, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for three (3) years following completion of the work and acceptance by Landlord and Tenant.

SECTION 5

MISCELLANEOUS

5.1 Tenant's Representative. Tenant has designated Dan Shore, with Shore Associates, as Tenant's Project Manager and its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter. Notwithstanding the foregoing, Tenant's Project Manager shall not have the right or authority to execute any document on behalf of Tenant or to bind Tenant to any obligation or liability, all of which may occur only by the execution and delivery of a legally binding document by an authorized corporate officer of Tenant.

5.2 Landlord's Representative. Landlord has designated Cameron Quistgard as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to

Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Early Occupancy Period. During the period commencing on the date of the Lease and ending on the Lease Commencement Date (the "**Early Occupancy Period**"), Tenant and Tenant's Agents shall be permitted to enter the Premises for the purposes set forth in this Tenant Work Letter and for the purposes of installing telecommunications and data cabling, trade fixtures, equipment, furnishings and other personal property, provided that (a) Tenant's early entry does not unreasonably interfere with the Tenant Improvement Work or Landlord's Work; (b) prior to Tenant's entry in the Premises, Tenant shall furnish to Landlord certificates of insurance reasonably satisfactory to Landlord evidencing Tenant's compliance with the requirements of Section 10.3 of the Lease, and a schedule, for Landlord's reasonable approval, which schedule shall detail the timing and purpose of Tenant's entry; and (c) Tenant's work in the Premises prior to the Lease Commencement Date shall comply with the requirements of Article 8 of the Lease. Tenant's entry onto the Premises during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of the Lease, including Tenant's indemnity obligations set forth in Section 10.1 of the Lease, except that Tenant shall have no obligation to pay Base Rent or Direct Expenses during the Early Occupancy Period. In addition, Tenant shall not be charged for freight elevators or security during the Early Occupancy Period. Tenant shall, however, pay the cost of all utilities and other services to the extent actually used by Tenant's early entry of the Premises prior to the Lease Commencement Date.

5.4 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord or Tenant, the procedure for preparation of the document and approval thereof shall be repeated until the document is reasonably approved by Landlord and Tenant.

5.5 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if a material Default as described in the Lease has occurred and is continuing at any time on or before the substantial completion of the Tenant Improvements, then, in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of any portion of the Tenant Improvement Allowance thereafter due until such Default has reasonably been cured and/or Landlord may cause Contractor to suspend the construction of the Tenant Improvements until such Default has reasonably been cured (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements that is actually caused solely by such work stoppage); provided, however, that Landlord shall use reasonable efforts to mitigate any damages and delays caused by such Default.

5.6 Ownership of Tenant Improvements. The Tenant Improvements shall be deemed, effective upon installation, to be a part of the Premises and shall be deemed to be the property of Landlord (subject to Tenant's right to use the same during the Lease Term), and shall be surrendered at the expiration or earlier termination of the Lease Term, unless Landlord shall have conditioned its approval of any Tenant Improvements on Tenant's agreement to remove any items thereof, in which event, prior to the expiration or earlier termination of the Lease Term, the specified items shall be removed at Tenant's expense, any damage caused by such removal shall be repaired, and the Premises shall be restored to their condition existing prior to the installation of the items in question, normal wear and tear excepted. Notwithstanding the foregoing, however, Landlord agrees that, any Tenant Improvements that constitute customary general office improvements to the interior of the Premises, and result in a customary general office layout (i.e., improvements and a layout usable by a typical office tenant, without significant demolition or other alterations), all as reasonably determined by Landlord, shall not be required to removed by Tenant at the expiration or earlier termination of the Lease, provided that the foregoing shall not affect Tenant's removal obligations set forth in Section 15.2 of the Lease (i.e., required removal of all furniture, equipment, business and trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property). Landlord agrees that Tenant shall not be required to remove from the Premises any of the Tenant Improvements identified on the Approved Space Plan attached hereto as **Exhibit B-2**, except (a) at Landlord's option, the Generator Equipment as specified in Article 33 of the Lease and any Specialized Improvements, and (b) to the extent such removal is required by Section 15.2 of the Lease or is otherwise specifically designated for removal on **Exhibit B-2**; provided, however, that, if Tenant's request for Landlord's approval of any Specialized Improvements contains a request that Landlord identify any portion of such Specialized Improvements that Landlord will require Tenant to remove as provided above, then Landlord will, at the time it approves such Specialized Improvements, identify such portion of the Specialized Improvements that Landlord will require Tenant to so remove. Without limiting the provisions of Section 15.1 of the Lease, if Tenant fails to surrender possession of the Premises to Landlord in accordance with this Section 5.6, then, in addition to all of Landlord's other rights and remedies, Landlord may, but need not, perform the required removal, repair and restoration work in and to the Premises, and Tenant shall pay Landlord the cost thereof, including a fee for Landlord's oversight and coordination of such work equal to five percent (5%) of its cost, within thirty (30) days after receipt of an invoice therefor.

5.7 Landlord Delay.

5.7.1 As used in the Lease, "**Landlord Delay**" shall mean any actual delay in the substantial completion of the Tenant Improvements or Landlord's Work to the extent caused by (a) the failure of Landlord to perform Landlord's obligations in a timely manner under this Tenant Work Letter, including, without limitation, Landlord's failure to approve or disapprove of drawings, plans, or other required submissions relating to the design or construction of the Tenant Improvements in accordance with and within the time specified in this Tenant Work Letter for such approval or disapproval, (b) the failure, as of the date of the Lease, of the roof, foundation, footings, slab, structural walls, exterior windows and skylights (including seals), Base Building Systems, or the passenger and freight elevators serving the Premises, to be in good operating condition and repair and the roofs of the Buildings to be water-tight; (c) any Hazardous Substances (classified as such on the date of the Lease) existing in or at the Premises or the Project as of the date of the Lease, (d) any latent defects in the initial construction of the Premises as of the date of the Lease or (e) any violation of ADA Codes in the Premises as of the date of the Lease; provided that no period of Landlord Delay shall commence until Tenant shall have provided written notice to Landlord specifying the facts and circumstances alleged to constitute such Landlord Delay, and the same shall continue without cure or correction for one (1) business day following such notice. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that, except as expressly provided in Section 5.7.2 below, no Landlord Delay shall be deemed to have occurred hereunder to the extent any delay in the performance of the Tenant Improvement Work or Landlord's Work is caused by the Contractor, any Subcontractor or Force Majeure.

5.7.2 If the Contractor shall at any time be in material default under the Construction Contract ("**Contractor Default**"), Landlord shall use commercially reasonable efforts to enforce the Contractor's obligations under the Construction Contract and pursue the cure of such Contractor Default as soon as reasonably practicable, including, at Tenant's reasonable request, to bring an action or proceeding to enforce Landlord's rights against the Contractor. Any steps, actions, or proceedings so instituted by Landlord shall be at the expense of Tenant (payable to Landlord in advance through a reasonable retainer process); provided, however, that Tenant shall be entitled to any reimbursement amounts actually received by Landlord from the Contractor, to the extent such reimbursed amounts relate to (a) amounts previously paid by Tenant with respect to the steps, actions or proceedings taken or instituted by Landlord with respect to the Construction Contract, or (b) to damages suffered by Tenant as a result of the Contractor Default. Tenant shall, by written notice to Landlord, specify any such alleged Contractor Default from time to time, and shall reasonably cooperate with Landlord in connection with any enforcement action sought by Landlord against the Contractor pursuant to this Section. Any actual delay in the substantial completion of the Tenant Improvement Work or Landlord's Work to the extent caused by Landlord's failure to use commercially reasonable efforts as required in this Section 5.7.2 shall constitute a Landlord Delay; provided that no period of Landlord Delay pursuant to this Section 5.7.2 shall commence until (i) Tenant shall have provided written notice to Landlord specifying the facts and circumstances alleged to constitute such Landlord Delay, and (ii) Landlord's failure to use commercially reasonable efforts to enforce the Contractor's obligations under the Construction Contract and pursue the cure of the Contractor Default continues without cure or correction for five (5) business days following such notice.

5.8 Delay in Outside Commencement Date. Notwithstanding any provision of the Lease or this Tenant Work Letter to the contrary, the Outside Commencement Date shall not be extended for any reason, including any delay in the completion of the Landlord's Work or Tenant Improvements by Force Majeure, unless such delay constitutes a Landlord Delay hereunder, in which event the Outside Commencement Date shall be extended one (1) day for each day that the substantial completion of the Tenant Improvements and Landlord's Work is actually delayed beyond August 1, 2010, by reason of any Landlord Delay hereunder. As used herein, "**Substantially complete**" or "**substantial completion**" of the Landlord's Work and Tenant Improvement Work shall mean when all of the following have occurred: (i) that the Landlord's Work and Tenant Improvement Work have been completed, except for items of the type customarily found on an architectural punch list, the correction or completion of which will not materially interfere with Tenant's use and occupancy of the Premises; and (ii) Landlord has obtained from the appropriate governmental authority a temporary, conditional or final certificate of occupancy or final inspection sign-off on the building permit (or equivalent) for the Tenant Improvements to permit legal occupancy of the Premises by Tenant.

5.9 Landlord Default. If Landlord does not pay any or all of the Tenant Improvement Allowance when due pursuant to this Tenant Work Letter, then Tenant may provide Landlord with a written notice demanding payment. If Landlord fails to pay such Tenant Improvement Allowance within ten (10) days after receipt of such written notice (the "**Cure Period**"), then notwithstanding anything in the Lease or this Agreement to the contrary, Tenant may, at its option, deduct any unpaid portion of the Tenant Improvement Allowance, together with interest at the Interest Rate (as defined in Article 26 of the Lease) on the unpaid Tenant Improvement Allowance, from any payments due to Landlord for Rent under the Lease. Notwithstanding the foregoing, if Landlord notifies Tenant in writing prior to the end of the Cure Period of reasonable objections to the request for payment by Tenant, then the parties shall use their

diligent efforts to resolve such dispute as soon as possible thereafter, and no amount shall be deducted or offset pursuant to the foregoing provisions, so long as Landlord is continuing to reasonably dispute such matters in good faith.

EXHIBIT B-1

VALLEY RESEARCH CENTRE

LANDLORD'S WORK

See Attached

GENERAL NOTES

FIRE PROTECTION NOTES

PROJECT DATA

CONSTRUCTION TYPE

NO. OF STORIES

OCCUPANCY GROUP

TOTAL BUILDING AREA

AREA OF WORK - COVERED WALKWAY

LIFE SAFETY SYSTEM

PROJECT DIRECTORY

OWNER/DEVELOPER:

INTERIOR DESIGNER/ARCHITECT:

SHEET INDEX

SHEET NO.	SHEET NAME
G-01	TITLE SHEET
A-01	SITE PLAN & PATH OF TRAVEL
A-02	FLOOR PLAN, SECTION & VIEWS

SYMBOLS

ACCESSIBILITY COMPLIANCE

SCOPE OF WORK

LOCATION MAP



SITE

ALTERNATES

ABBREVIATIONS

EXITING NOTES

EXITING PLAN

aai

architecture + interior design

1034 The Alameda
San Jose, California 95126
main 408.297.8899 fax 408.297.8811

4301 Hacienda Drive, Suite 400
Pleasanton, California 94588
main 925.463.2070 fax 925.847.9714

www.aaidesign.com

COVERED WALKWAY FOR BUILDINGS 2560 & 2570

2560 & 2570 ORCHARD PKWY
SAN JOSE, CA

Equity Office

REV.	DATE	DESCRIPTION	BY
		CLIENT REVIEW	

TITLE SHEET

PROJECT NO.

G-01



19 SITE ACCESSIBILITY NOTES
15 SITE PLAN
BUILDING C
2570 ORCHARD PARKWAY
BUILDING D
2560 ORCHARD PARKWAY
PARKWAY
1 SHEET NOTES
3 DETECTABLE WARNINGS
20 ACCESSIBLE PARKING STALLS
16 CURB CUT RAMP
12 ACCESSIBLE PARKING STALL SIGN
8 ACCESSIBLE ENTRY SIGNAGE
4 TOWING SIGN

aai
architecture + interior design

1034 The Alameda
San Jose, California 95126
main 408.297.8899 fax 408.297.8811

4301 Hacienda Drive, Suite 480
Pleasanton, California 94588
main 925.463.3870 fax 925.847.9714

www.aaidesign.com

COVERED WALKWAY
FOR BUILDINGS
2560 & 2570

2560 & 2570 ORCHARD PKWY
SAN JOSE, CA

EXISTING WORK
FOR REFERENCE ONLY

Equity Office

REV.	DATE	DESCRIPTION	BY
		CLIENT REVIEW	

SITE PLAN & PATH
OF TRAVEL

PROJECT NO.

A-01



2- (E) WALKWAY VIEW, TYP.



1- FRONT VIEW - PROPOSED COVERED WALKWAY



4- SECTION - PROPOSED COVERED WALKWAY
1/4"=1'-0"



3- PLAN - PROPOSED COVERED WALKWAY
1/8"=1'-0"

aai
architecture + interior design

1036 The Alameda
San Jose, California 95126
main 408.297.0899 fax 408.297.3811

4301 Hacienda Drive, Suite 480
Pleasanton, California 94588
main 925.463.3070 fax 925.847.9714

www.aaidesign.com

COVERED WALKWAY
FOR BUILDINGS
2560 & 2570

2560 & 2570 ORCHARD PKWY
SAN JOSE, CA

Equity Office

REV.	DATE	DESCRIPTION	BY
		CLIENT REVIEW	

FLOOR PLAN,
SECTION & VIEWS

PROJECT NO.

A-02


Area of Exterior Site for
Align's Exclusive Use

EXHIBIT B-2

VALLEY RESEARCH CENTRE

APPROVED SPACE PLAN

See Attached



BUILDING 2: 2570



BUILDING 1: 2560



2570
2560


BUILDING 2 2570
BUILDING 1: 2560
2570
2560

ALIGN
Invisalign

ALIGN TECHNOLOGY

ORCHARD PARKWAY GROUND FLOOR
REV2 SPACE PLAN 01.18.10

RMW architecture & interiors
vision
function
space
culture
ideas
experience
listen
build
speak
learn

EXHIBIT C

VALLEY RESEARCH CENTRE

NOTICE OF LEASE TERM DATES

_____________________, 20__

To: _____________________
____
____
____

Re: Lease (the "**Lease**") dated January ___, 2010, between **CARR NP PROPERTIES, L.L.C.**, a Delaware limited liability company ("**Landlord**"), and **ALIGN TECHNOLOGY, INC.**, a Delaware corporation ("**Tenant**"), concerning 2560 Orchard Parkway, San Jose, California, and 2570 Orchard Parkway, San Jose, California.

Lease ID: ___________________________
Business Unit Number: _______________

Dear _______________:

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1. The Lease Commencement Date is ___________ and the Lease Expiration Date is ______________.

2. The approximate number of rentable square feet within the Premises is 129,024 rentable square feet, subject to Article 1 of the Lease.

3. Tenant's Share, based upon the approximate number of rentable square feet within the Premises, is as follows:

2560 Orchard Parkway	100%
2570 Orchard Parkway	Lease Years 1 - 3: 84.46%
	Lease Years 4 – 7: 100%

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention.

"Landlord":

CARR NP PROPERTIES, L.L.C.,
a Delaware limited liability company

By:_______________________________

Name:_____________________________

Title:_____________________________

Agreed and Accepted as
of _______, 200_.

"Tenant":

ALIGN TECHNOLOGY, INC.,
a Delaware corporation

By: ______________________________

Name: ______________________________

Title: ______________________________

EXHIBIT D

VALLEY RESEARCH CENTRE

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as reasonably modified or supplemented from time to time, the "**Rules and Regulations**"). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant. If the keys so furnished are lost, Tenant shall pay Landlord therefor.

2. Intentionally Omitted

3. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

4. Except as otherwise expressly provided in this Lease, no sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Buildings without Landlord's prior written consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

5. Tenant shall not overload the floors of the Premises.

6. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines shall be installed, maintained or operated in the Premises without Landlord's prior written consent.

7. Tenant shall not use or keep any foul or noxious gas or substance in, on or about the Premises, including the outside eating area adjacent to the Premises, or occupy or use the Premises or such outside eating area in a manner reasonably offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

8. Tenant shall not bring into or keep within the Project or the Buildings any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

9. No cooking shall be done in the Premises except as approved by Landlord, including in connection with Landlord's approval of the initial Tenant Improvements, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all applicable Laws.

10. The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such manufacturing and storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord's prior written consent. Tenant shall not engage or pay any employees in the Premises except those actually working for Tenant in the Premises, nor advertise for laborers giving an address at the Premises.

11. Landlord reserves the right to exclude from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs, or who materially violates any of these Rules and Regulations.

12. Tenant shall not in any material way obstruct the Common Areas and shall use them only as a means of ingress and egress for the Premises, provided that (a) Tenant shall have the right to use any outdoor eating area on the Property constructed and installed as part of the Tenant Improvements or any subsequent Alterations; and (b) Tenant shall have the right to have occasional employee events in the Common Areas (e.g., company barbecue), subject to Landlord's reasonable rules and requirements, including, without limitation, requirements regarding scheduling and coordination to avoid interference with other occupants of the Project.

13. Tenant shall store all its trash and garbage inside the Premises or in exterior containers that Landlord may provide for such purpose. No material shall be placed in the trash or garbage receptacles if, under applicable Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Buildings.

14. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.

15. Intentionally Omitted

16. No awning or other projection shall be attached to the outside walls of the Buildings without Landlord's prior written consent. Other than Landlord's Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Buildings must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord's prior written consent.

17. Intentionally Omitted

18. Tenant must comply with reasonable requests by Landlord concerning the informing of their employees of reasonable items of importance to the Landlord.

19. Tenant must comply with the State of California "No-Smoking" law set forth in California Labor Code Section 6404.5 and with any local "No-Smoking" ordinance that may be in effect from time to time and is not superseded by such law.

20. Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for any portion of the Project. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

21. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord's prior written consent.

Landlord may, from time to time, modify or supplement these Rules and Regulations in a reasonable, non-discriminatory manner that, in Landlord's reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Common Areas and the Project.

EXHIBIT D-1

VALLEY RESEARCH CENTRE

ROOFTOP EQUIPMENT RULES AND REGULATIONS

1. General Requirements. In addition to the applicable provisions of the Lease, Tenant's use of the roofs of the Buildings is subject to the following general requirements:

(a) Installation of the Equipment ("**Installation Work**") must be performed in a good and workmanlike manner and in accordance with all applicable Laws and Underlying Documents ("**Applicable Requirements**"), and shall be subject to (a) obtaining Landlord's prior written approval of plans and specifications, which approval shall not be unreasonably withheld, and Tenant acknowledges and agrees that, without limiting the generality of the foregoing, it shall be reasonable for Landlord to disapprove any Equipment if it exceeds load limitations, or if, in the case of the Rooftop Equipment, it exceeds the height of the roof parapet; (b) obtaining Landlord's prior written approval of Tenant's contractor for the Installation Work, which shall not be unreasonably withheld, and such contractor must provide evidence of insurance reasonably satisfactory to Landlord prior to commencing work in or about the Buildings; and (c) all additional requirements under the Lease that apply to Alterations by Tenant. The plans and specifications for the Equipment shall include, without limitation, the design, size and features thereof and mounting structure, floor and power load requirements, cabling installations, the means of affixing or mounting the Equipment, and the means of connecting the Equipment to the Buildings' electrical systems and to the interior of the Premises. The giving of any approval by Landlord shall not eliminate any of Tenant's obligations under the Lease, including, without limitation, Tenant's obligation to obtain all required permits and to comply with all Applicable Requirements. Tenant agrees to pay Landlord's reasonable cost of review and approval of the plans and specifications (not to exceed One Thousand Five Hundred Dollars ($1,500.00) in any individual case) within thirty (30) days after receipt of an invoice therefor.

(b) After the initial installation of any Equipment, Tenant shall not make any material alteration, addition or improvement thereto, without first obtaining Landlord's prior written approval, which shall not be unreasonably withheld; and any such material alterations, additions or improvements shall be subject to all the conditions and restrictions that apply to the original Equipment, including, without limitation, the requirement that Tenant furnish Landlord with detailed plans and specifications relating to the proposed alterations, additions or improvements.

(c) Landlord shall allow Tenant full access to the roof for the purposes of installation, maintenance and repair of the Equipment, subject to reasonable rules and restrictions of Landlord.

(d) Tenant, at its expense, shall at all times keep the Equipment in good order, condition and repair, and the Equipment location and the areas immediately surrounding same neat and clean. With respect to all operations relating to the Equipment, Tenant shall conduct its business and control other Tenant Parties in such manner as not to create any nuisance, or unreasonably interfere with, annoy or disturb Landlord in its operation of the Buildings.

(e) Any damage to the roof or any other portion of the Buildings resulting from Tenant's installation, operation, use, maintenance or removal of the Equipment, including without limitation, leakage, water damage or damage to the roof membrane, shall be repaired by Landlord at Tenant's sole cost and expense. Tenant shall reimburse Landlord for any costs and expenses so incurred by Landlord within thirty (30) days after Landlord's written request and copies of invoices therefor. Tenant shall, at Tenant's sole cost and expense, provide protection to the roof membrane as Landlord may reasonably deem necessary so that such membrane is not damaged in connection with Tenant's installation, operation, use, maintenance or removal of Equipment.

2. Shielding. Landlord may specify the method of shielding the Rooftop Equipment from view, or other decorative architectural features required to make the Rooftop Equipment aesthetically acceptable to Landlord in its reasonable discretion, and Tenant shall submit to Landlord any plans for Landlord's prior written approval (which shall not be unreasonably withheld), including the aesthetic shielding noted above.

3. Construction Schedule. Tenant shall provide Landlord with reasonable advance notice prior to commencing installation of the Equipment or other material work on or to the Equipment from time to time, and agrees to afford Landlord the opportunity to be present for all such work, provided that only subsequent notice within a reasonable time shall be required in the case of an emergency that presents an immediate danger. Tenant shall reimburse Landlord for the reasonable cost of any Landlord

representative being present for the performance of such work within thirty (30) days after receipt of an invoice therefor.

4. Compliance with Laws. The installation, use, operation and maintenance of the Equipment by Tenant shall be in compliance with all Applicable Requirements, and must be done in a manner that will not impair, void or adversely affect any roof warranty that Landlord may have at any time. Without limitation on the generality of the foregoing, Tenant shall secure and maintain in force and effect all governmental licenses, permits and approvals required for the installation and use of the Equipment, including any requisite building permits, and comply with all requirements of any party providing any roof warranty to the extent such warranty is furnished to Tenant or Tenant is otherwise informed of the requirements of such warranty.

5. Rules and Regulations. Tenant's access to the roofs of the Buildings for purposes of installing, operating and maintaining the Equipment and related facilities shall be subject to such procedures, regulations and limitations as Landlord may reasonably impose; provided, however, that any such procedures, regulations and limitations shall not effectively prohibit or preclude access at any time, except in an emergency or when making repairs to the roofs of the Buildings. However, to the extent any cost to operate the Equipment is not separately metered to Tenant, Tenant shall reimburse Landlord for any cost incurred in connection therewith, which payment shall be made within thirty (30) days after request therefor. Landlord may, at its election, require Tenant to install a submeter(s) for the utilities Tenant uses and Tenant shall reimburse Landlord for all utility charges actually incurred as reflected by such submeter(s). Such submeter(s) shall be installed within thirty (30) days of Landlord's written notice to Tenant to install the same and all costs and expenses associated with such installation shall be paid by Tenant.

6. Removal. At its sole cost and expense, Tenant must remove or cause the removal of all Equipment, other than the HVAC and related Connections for the Buildings, at the expiration or any earlier termination of this Lease. Such removal shall be done in a good and workmanlike manner, and Tenant, at its sole cost and expense, shall repair and restore any resulting injury or damage to the Buildings and Common Areas. If Tenant fails to complete the removal by the date provided above, then, without limiting any of Landlord's other rights and remedies contained in the Lease, at Landlord's election to the extent and in the manner provided by Law, the Equipment and its related facilities shall be deemed abandoned and, at Landlord's option in its sole and absolute discretion, shall thereupon become the property of Landlord, in which case Landlord may possess, use, dispose of and otherwise enjoy the beneficial incidents of the ownership thereof as Landlord deems appropriate. Tenant hereby irrevocably waives any rights it has to the contrary under applicable Laws.

7. Landlord's Review. Tenant agrees and understands that the review of all plans by Landlord is solely to protect the interests of Landlord in the Buildings, and Landlord shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with applicable Laws. Landlord's approval of any plans, work or any matter under this Exhibit or Article 33 of the Lease shall not: (i) constitute an opinion or agreement by Landlord that such plans are in compliance with all applicable Laws, (ii) impose any present or future liability on Landlord; (iii) constitute a waiver of Landlord's rights hereunder; (iv) impose on Landlord any responsibility for a design and/or construction defect or fault in the connection, use or operation of the Equipment or other facilities, (v) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof of any plans, or that such plans or any work are in accordance with industry standards or will allow the use of the Equipment to be operational or functional upon completion. Landlord shall have no responsibility for any deficiencies in the drawings or any failure thereof to reflect actual conditions (concealed or apparent) at the Buildings, including without limitation any failure of the drawings to reflect existing equipment, walls, or other facilities; in such case, Landlord may stop the installation work and require that Tenant revise the drawings.

8. Use. Tenant may use the License Area and the Equipment only for Tenant's Permitted Use at the Premises as provided in this Lease, and no other purpose whatsoever. Such use must be in compliance with all Applicable Requirements, including without limitation any permit or license requirements, and must be done without unreasonably disturbing or interfering with any other tenant or occupant of the Project. Tenant's use of the License Area and Equipment, including, without limitation, the installation, maintenance, repair and removal of the Equipment, may not in any way: (i) unreasonably interfere with any other use of the rooftop, (ii) unreasonably interfere in any way with the ability of occupants of other properties to receive or transmit radio, television, telephone, computer, data processing, fiber-optic, microwave, short-wave, long-wave or other signals of any sort based on frequencies currently being used by such occupant, (iii) unreasonably interfere in any way with the use of any antennae, satellite dishes or other equipment or facilities currently located on the roof or any other floor or area of the Project or other properties, (iv) cause any unreasonable or unusual wear and tear to the Buildings or rooftops, (v) create any unreasonable risk of damage or injury to property or people, or (vi) materially or adversely detract from the appearance of the Buildings. If Tenant's use of the License Area or Equipment increases Landlord's insurance premium, Tenant shall pay any such increase

immediately upon demand. Each party agrees to cooperate with the other at no additional cost or liability to such party regarding any interference with other parties in the Project.

9. Waiver. Except to the extent arising from the negligence or willful misconduct of Landlord or any Landlord Party or Landlord's contractors, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of the License Area or Equipment will be free from, the following (collectively called "**Line or Communication Problems**"): (i) any eavesdropping or wire-tapping by unauthorized parties, (ii) any failure of any Equipment to satisfy Tenant's requirements, or (iii) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of the Equipment by or for other tenants or occupants at the Project, by any failure of the environmental conditions or the power supply for the Project to conform to any requirements for the Equipment or any associated equipment, or (iv) any interference to the Equipment (or the use thereof) from any other source, including, without limitation, radio, television, telephone, microwave, short-wave, long wave, or other signal from any source or cause, or (v) any other problems associated with any Equipment by any other cause. Under no circumstances shall any Line or Communication Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of rent, additional rent or any other charge, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line or Communication Problems. Nothing in this Section 9 shall limit the provisions of Section 10.5 or Article 21 of the Lease.

10. Condition of License Areas. Except as otherwise expressly provided in this Lease, Tenant has inspected the rooftops of the Buildings and accepts the rooftops in their "AS IS" condition without the construction of any improvements or the grant of any allowances or concessions by Landlord, and Tenant has been given the opportunity to conduct its own investigation of the condition of the rooftops and accepts all risks as to the acceptability of the rooftops.

11. Landlord's Use of the Rooftops. Landlord shall not place any billboards or other advertising on the roofs of the Buildings, nor shall Landlord use (or permit to be used) the roofs of the Buildings in such a manner as to adversely affect Tenant's use and operation of the Equipment.

EXHIBIT E

VALLEY RESEARCH CENTRE

HAZARDOUS SUBSTANCES DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Substances Disclosure Certificate is necessary for the Landlord to evaluate your proposed uses of the premises (the "**Premises**") and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and the Landlord (the "**Lease Agreement**"), then, in accordance with the provisions of Section 25.2 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord: c/o Equity Office
2655 Campus Drive, Suite 100
San Mateo, CA 94403
Attn: Market Officer
Phone: (650) 372-3500

Name of (Prospective) Tenant: ______________________________

Mailing Address: ______________________________
____

Contact Person, Title and Telephone Number(s): ______________________________

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): ______________________________
____
____

Address of (Prospective) Premises: ______________________________

Length of (Prospective) initial Term: ______________________________

1. GENERAL INFORMATION:

Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

____
____

2. USE, STORAGE AND DISPOSAL OF HAZARDOUS SUBSTANCES

2.1 Will any Hazardous Substances (as hereinafter defined) be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Substances which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☐ No ☐
Chemical Products	Yes ☐ No ☐
Other	Yes ☐ No ☐

If Yes is marked, please explain: ______________________________
____
____

2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Substances to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Substances to be present on or about the Premises at any given time; estimated annual throughput; the

proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Substance, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year's certificate.

3. STORAGE TANKS AND SUMPS

Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Substances in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes ☐ No ☐

If yes, please explain: ____

____

____

4. WASTE MANAGEMENT

4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes ☐ No ☐

4.2 Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes ☐ No ☐

If yes, attach a copy of the most recent report filed.

5. WASTEWATER TREATMENT AND DISCHARGE

5.1 Will your company discharge wastewater or other wastes to:

_____ storm drain? _____ sewer?

_____ surface water? _____ no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

____

____

____

5.2 Will any such wastewater or waste be treated before discharge?

Yes ☐ No ☐

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

____

____

____

6. AIR DISCHARGES

6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any

such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐ No ☐

If yes, please describe: ____
____
____

6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

_____ Spray booth(s) _____ Incinerator(s)

_____ Dip tank(s) _____ Other (Please describe)

_____ Drying oven(s) _____ No Equipment Requiring Air Permits

If yes, please describe: ____
____
____

6.3 Please describe (and submit copies of with this Hazardous Substances Disclosure Certificate) any reports you have filed in the past thirty-six (36) months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

7. HAZARDOUS SUBSTANCES DISCLOSURES

7.1 Has your company prepared or will it be required to prepare a Hazardous Substances management plan ("**Management Plan**") or Hazardous Substances Business Plan and Inventory ("**Business Plan**") pursuant to Fire Department or other governmental or regulatory agencies' requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐ No ☐

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

7.2 Are any of the Hazardous Substances, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Substances being so used which are listed or regulated under Proposition 65.

Yes ☐ No ☐

If yes, please explain: ____
____
____

8. ENFORCEMENT ACTIONS AND COMPLAINTS

8.1 With respect to Hazardous Substances or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐ No ☐

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should

describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 25.2 of the Lease Agreement.

____
____
____

8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐ No ☐

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 25.2.2 of the Lease Agreement.

____
____
____

8.3 Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes ☐ No ☐

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

____
____
____

9. PERMITS AND LICENSES

Attach copies of all environmental permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Substances permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

As used herein, "Hazardous Substances" and "Environmental Laws" shall have the meanings given to such terms in the Lease Agreement.

The undersigned hereby acknowledges and agrees that this Hazardous Substances Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Substances Disclosure Certificate will be updated from time to time in accordance with Section 25.2 of the Lease Agreement. The undersigned further acknowledges and agrees that the Landlord and its partners, lenders and representatives may rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

Tenant hereby certifies, represents and warrants that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:

By: ______________________________

Title: ______________________________

EXHIBIT F

VALLEY RESEARCH CENTRE

FORM OF SNDA

Recording requested by, and
when recorded, return to:

Bryan Cave LLP
1201 West Peachtree Street, NW, 14th Floor
Atlanta, Georgia 30309
Attention: Tia L. Cottey, Esq.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this ___ day of January, 2010, between Wells Fargo Bank, N.A., successor-in-interest to LaSalle Bank National Association, as Trustee for the registered Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-FL12, Commercial Mortgage Pass-Through Certificates, Series 2006-FL12 ("Lender"), and Align Technology, Inc., a Delaware corporation, having an address prior to the "Lease Commencement Date" under the hereinafter-described Lease at 881 Martin Avenue, Santa Clara, California 95050, and after such Lease Commencement Date, at 2560 Orchard Parkway, San Jose, California 95131 (hereinafter called "Tenant").

RECITALS:

WHEREAS, by a Lease Agreement dated as of January __, 2010 (the "Lease"), between CARR NP Properties L.L.C., a Delaware limited liability company (hereinafter called "Landlord"), as landlord, and Tenant, as tenant, Landlord leased to Tenant certain premises located at 2560 Orchard Parkway, San Jose, California and 2570 Orchard Parkway, San Jose, California (the "Premises") on the property described in Schedule "A", annexed hereto and made a part hereof (the "Property"); and

WHEREAS, Lender is the current holder of a loan to Landlord, which loan is secured by, among other things, a mortgage or deed of trust encumbering the Property (which mortgage or deed of trust, and all amendments, renewals, increases, modifications, and extensions thereof and all re-advances thereunder and additions thereto, is referred to as the "Security Instrument"); and

WHEREAS, Lender and Tenant desire to confirm their understanding and agreement with respect to the Lease and the Security Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

1. The Lease and any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Property, or any portion thereof) is, shall be, and shall at all times remain and continue to be, subject and subordinate in all respects to the lien of the Security Instrument and to all advances and re-advances made thereunder and all sums secured thereby. This provision shall be self-operative, but Tenant shall execute and deliver any additional commercially reasonable instruments which Lender may reasonably require to effect such subordination.

2. So long as Tenant is not in default (beyond any period given in the Lease to Tenant to cure such default) in the payment of base rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant's part to be performed or observed: (a) Tenant's use and possession of the Premises and Tenant's rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Lender or its successors-in-interest or any purchaser of the Property upon any foreclosure of the Security Instrument, and Tenant's use and occupancy of the Premises shall not be disturbed by Lender or its successors-in-interest or any purchaser of the Property upon any foreclosure of the Security Instrument for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof, and (b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would cut off, destroy, terminate or extinguish the Lease or Tenant's interest and estate under the Lease (except to the extent required so that Tenant's right to receive or set off any monies or obligations owed or to be performed by any of Lender's predecessors-in-interest shall not be enforceable thereafter against Lender or any of Lender's successors-in-interest, except to the extent otherwise expressly provided in this Agreement).

Notwithstanding the foregoing provisions of this paragraph, if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under the Lease or this Agreement.

3. (A) After written notice is given by Lender that the Security Instrument is in default and that the rentals under the Lease should be paid to Lender, Tenant will attorn to Lender and pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect of the Premises. Such payments shall be made regardless of any right of set-off which Tenant may have against Landlord as the tenant under the Lease, except as otherwise expressly provided in this Agreement. Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance upon Lender's written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant's compliance with Lender's written instructions. Tenant shall be entitled to full credit under the Lease for any amounts paid in accordance with this Paragraph 3(A) to the same extent as if such amounts were paid directly to Landlord.

(B) In addition, if Lender (or its nominee or designee) shall succeed to the rights of Landlord under the Lease through foreclosure action or delivery of a deed in lieu of foreclosure, or another person purchases the Property or the portion thereof containing the Premises upon foreclosure of the Security Instrument, then, at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, each being a "Successor-Landlord"), Tenant shall attorn to and recognize Successor-Landlord as Tenant's landlord under the Lease, and shall promptly execute and deliver any commercially reasonable instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease. If the Lease shall have terminated by operation of law or otherwise as a result of a foreclosure action or proceeding or delivery of a deed in lieu, upon request of Successor-Landlord, Tenant shall promptly execute and deliver a direct lease with Successor-Landlord, which direct lease shall be on substantially the same terms and conditions as the Lease (subject, however, to the provisions of clauses (i)-(v) of this paragraph 3(B)), and shall be effective as of the day the Lease shall have terminated as aforesaid. Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor-Landlord and Tenant as aforesaid, Successor-Landlord shall not:

(i) be liable for any previous act or omission of Landlord under the Lease except to the extent that such act or omission continues after the date that the Successor-Landlord succeeds to Landlord's interest in the Property and Lender has been provided with notice of such act or omission and an opportunity to cure same pursuant to the requirements of Section 5(A) hereof (it being acknowledged that (x) notwithstanding the foregoing, but subject to Paragraph 3(B)(ii) below, under no circumstances shall Lender or Successor Landlord have any obligations or liability to perform Landlord's obligations with respect to the initial construction of, or payment for, the initial leasehold improvements on or above the Premises, tenant work letters and/or similar items; and (y) Successor Landlord shall in any event be liable for and responsible for the performance of all new covenants and new obligations of the Landlord under the Lease first arising from and after the date that Successor Landlord takes title to the Property);

(ii) be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against Landlord except for (x) Tenant's rights pursuant to Exhibit B (Tenant Work Letter) of the Lease to offset against Base Rent (as defined in the Lease) any unpaid Tenant Improvement Allowance (as defined in the Lease) amounts (the "Tenant Improvement Offset Rights"), and (y) to the extent that such offset, defense or counterclaim arises from a default by Landlord under the Lease which continues after the date that the Successor-Landlord succeeds to Landlord's interest in the Property and Lender has been provided with notice of such default and an opportunity to cure same pursuant to the requirements of Section 5(A) hereof; (it being acknowledged that notwithstanding the foregoing but subject to the terms hereof, under no circumstances shall Lender or Successor Landlord have any obligations or liability to perform Landlord's obligations with respect to the initial construction of, or payment for, the initial leasehold improvements on or above the Premises, tenant work letters and/or similar items). Notwithstanding anything contained herein, Tenant's Tenant Improvement Offset Rights shall be effective against Successor Landlord only if (u) Tenant provides written notice to Lender of each default by Landlord in the payment of all or any portion of the Tenant Improvement Allowance (the "Tenant Improvement Default Notice"); and (w) Tenant delivers to Lender a written estoppel certificate signed by Tenant which is delivered at any time on or before August 31, 2010 (the "Estoppel"). The Estoppel shall consist solely of Tenant's written confirmation, as of the date of such Estoppel (aa) the Tenant Improvement Allowance amounts that have been paid by Landlord to Tenant under Exhibit B of the Lease, and (bb) what, if any Tenant Improvement Allowance amounts are due and owing by Landlord to Tenant under Exhibit B of the Lease. The Tenant shall be deemed to have waived its Tenant

Improvement Offset Rights against the Successor Landlord with respect to the Tenant Improvement Allowance obligations of Landlord that the Estoppel confirms have been performed. Tenant's failure to deliver the Estoppel or the Tenant Improvement Default Notice shall result in Successor Landlord and/or Lender not being subject to the Tenant Improvement Offset Rights.

(iii) be bound by any modification of the Lease, or by any previous prepayment of rent or additional rent (other than prepaid rent and prepaid additional rent expressly provided for in the Lease) made more than one (1) month prior to the date same was due which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender;

(iv) be liable for any security deposited under the Lease unless such security has been physically delivered to Lender or Successor-Landlord; and

(v) subject to Section 3(B)(ii) above, be liable or obligated to comply with or fulfill any of the obligations of Landlord under the Lease or any agreement relating thereto with respect to the initial construction of, or payment for, initial leasehold improvements on or above the Premises (or any portion thereof), tenant work letters and/or similar items.

4. Tenant agrees that, without the prior written consent of Lender, it shall not (a) tender a surrender of the Lease (other than as expressly provided in the Lease) prior to the expiration of the term of the Lease, (b) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof (other than prepaid rent and prepaid additional rent expressly provided for in the Lease), or (c) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument. Any such purported action without such consent shall be void as against the holder of the Security Instrument.

5. (A) Tenant shall promptly notify Lender of any default by Landlord under the Lease and of any act or omission of Landlord which would give Tenant the right to claim a partial or total eviction.

(B) In the event of a default by Landlord under the Lease or any act or omission of Landlord which would give Tenant the right, immediately or after the lapse of a period of time, to claim a partial or total eviction, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Lender, and (ii) unless Lender has failed, within sixty (60) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Tenant written notice of its intention to, and shall commence and continue to, remedy such default, act or omission. If Lender cannot reasonably remedy a default, act or omission of Landlord until after Lender obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the earlier of (i) expiration of a reasonable period necessary for the remedy after Lender secures possession of the Premises; or (ii) ninety (90) days from the date when Tenant delivers the notice of default to Lender. To the extent Lender incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys' fees and disbursements, Lender shall be subrogated to Tenant's rights against Landlord.

(C) Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy such default, act or omission, except as expressly provided in Paragraph 3(B)(i) above.

6. To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Lender.

7. INTENTIONALLY DELETED.

8. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor-Landlord shall acquire title to the Property or the portion thereof containing the Premises, Successor-Landlord shall have no obligation, nor incur any liability, beyond Successor-Landlord's then interest, if any, in the Property and the Project (as defined in the Lease) and the rental, sales, financing, insurance and condemnation proceeds thereof, and Tenant shall look exclusively to such interest and proceeds for the payment and discharge of any obligations imposed upon Successor-Landlord hereunder or under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor-Landlord, Tenant shall look solely to the estate or interest owned by Successor-Landlord in the Property and the Project (as defined in the Lease) and the rental, sales,

financing, insurance and condemnation proceeds thereof, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor-Landlord.

9. INTENTIONALLY DELETED.

10. If the Lease provides that Tenant is entitled to expansion space, Successor-Landlord shall have no obligation, nor any liability, for failure to provide such expansion space if a prior landlord (including, without limitation, Landlord), by reason of a lease or leases entered into by such prior landlord with other tenants of the Property, has precluded the availability of such expansion space.

11. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

12. (A) Tenant acknowledges and agrees that this Agreement satisfies and complies in all respects with the provisions of Section 18.2 of the Lease, and that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Section and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instrument (including, but not limited to, Section 1B. of Exhibit G to the Lease).

(B) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Lender as holder of the Loan, provided that such agreement is substantially similar to this Agreement.

13. (A) Any notice of default by Landlord required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right to Tenant dependent upon notice shall take effect only after such notice is so given. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in Paragraph 5 hereof.

(B) All notices or other communications required or permitted to be given to Tenant or to Lender pursuant to the provisions of this Agreement shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, or if sent by nationally recognized overnight delivery service (such as Federal Express or United States Postal Service Express Mail), addressed as follows:

If prior to the Lease Commencement Date, to Tenant, at the following address:

Align Technology, Inc.
881 Martin Avenue
Santa Clara, CA 95050
Attn: General Counsel and Chief Financial Officer

If, after the Lease Commencement Date, to Tenant at the following address:

Align Technology, Inc.
2650 Orchard Parkway
San Jose, CA 95131
Attn: General Counsel and Chief Financial Officer

to Lender, at the following address:

Wells Fargo Bank, N.A., as Trustee
for the Registered Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-FL12, Commercial Mortgage Pass-Through Certificates, Series 2006-FL12
c/o Bank of America, N.A.
Capital Markets Servicing Group
900 West Trade Street, Suite 650
Charlotte, North Carolina 28255

or to such other address or number as such party may hereafter designate by notice delivered in accordance herewith. All such notices shall be deemed given three (3) business days after delivery to the United States Post office registry clerk if given by registered mail, or on the next business day after delivery to an overnight delivery courier.

14. This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest. This Agreement shall inure to the benefit of, and be

binding upon, the parties hereto, and their respective successors and assigns. The term "Lender" shall mean the then holder of the Security Instrument. The term "Landlord" shall mean the then holder of the landlord's interest in the Lease. The term "person" shall mean an individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement, and to any amendments or modifications to the Lease which are consented to in writing by Lender. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.

15. Tenant hereby certifies to Lender as follows as of the date of this Agreement:

(a) The Lease is in full force and effect, and has not been further amended.

(b) There has been no assignment of the Lease by Tenant or subletting by Tenant of any portion of the premises demised under the Lease.

(c) INTENTIONALLY DELETED.

(d) The execution of the Lease by Tenant was duly authorized and the Lease is in full force and effect, and to the Tenant's current, actual knowledge, there exists no default (beyond any applicable grace period) on the part of either Tenant or Landlord under the Lease.

(e) To the Tenant's current, actual knowledge, there has not been filed by or against Tenant, nor is there threatened against Tenant, any petition under the bankruptcy laws of the United States.

(f) To the Tenant's current, actual knowledge, there is no present assignment, hypothecation or pledge of the Lease or rents accruing under the Lease by Landlord, other than pursuant to the Security Instrument.

16. Whenever, from time to time, reasonably requested by Lender (but not more than two (2) times during any calendar year), Tenant shall execute and deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications, in a form acceptable to Tenant, the then-current status of all of the matters set forth in Paragraph 15 above, and any other information Lender may reasonably require to confirm the current status of the Lease.

17. BOTH TENANT AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

18. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

19. Neither this Agreement, nor any foreclosure of the Security Instrument or transfer of the Premises or the Property by deed in lieu of foreclosure, shall impair, limit, abrogate or otherwise modify the obligations of the existing Landlord to Tenant under the Lease (but not those of Lender and/or Successor Landlord, which obligations are more particularly set forth in this Agreement). If there is any conflict between this Paragraph 19 and any other provision of this Agreement, the other provisions of this Agreement shall control.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LENDER:

WELLS FARGO BANK, N.A., SUCCESSOR-IN- INTEREST TO LASALLE BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF DEUTSCHE MORTGAGE & ASSET RECEIVING, CORPORATION, COMM 2006-FL12, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-FL12

By: Berkadia Commercial Mortgage, LLC, as Master Servicer

By: Bank of America, N.A., as Sub-Servicer

By: ______________________________
Name: ______________________________
Title: ______________________________

TENANT

ALIGN TECHNOLOGY, INC.,
a Delaware corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

AGREED AND CONSENTED TO:

LANDLORD:

CARR NP PROPERTIES, L.L.C., a Delaware limited liability company

By: ______________________________
Name: ______________________________
Title: ______________________________

STATE OF CALIFORNIA)
) ss.
COUNTY OF __________)

On ______________, before me, _________________, a Notary Public, personally appeared _________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

____
Signature of Notary Public
(Affix seal here)

STATE OF ____________)
) ss.
COUNTY OF __________)

On ______________, before me, _________________, a Notary Public, personally appeared _________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

____
Signature of Notary Public
(Affix seal here)

STATE OF ____________)
) ss.
COUNTY OF ______________)

On ______________, before me, ________________, a Notary Public, personally appeared ________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

____
Signature of Notary Public
(Affix seal here)

SCHEDULE A

Legal Description of Property

All that real property situated in the City of San Jose, County of Santa Clara, State of California, more particularly described as follows:

EXHIBIT G

VALLEY RESEARCH CENTRE

ADDITIONAL PROVISIONS

1. Provisions Required Under Existing Security Agreement. Notwithstanding any contrary provision of this Lease, but only during such time as the Existing Security Agreement (as defined below) remains in effect:

A. Permitted Use. No portion of the Premises shall be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities, or sexual conduct or any other use that, as of the time of the execution hereof, has or could reasonably be expected to have a material adverse effect on the Property or its use, operation or value.

B. Subordination and Attornment. This Lease shall be subject and subordinate to any Security Agreement (other than a ground lease) existing as of the date of mutual execution and delivery of this Lease (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, an **"Existing Security Agreement"**) or any loan document secured by any Existing Security Agreement (an **"Existing Loan Document"**). In the event of the enforcement by any Security Holder of any remedy under any Existing Security Agreement or Existing Loan Document, Tenant shall, at the option of the Security Holder or of any other person or entity succeeding to the interest of the Security Holder as a result of such enforcement, attorn to the Security Holder or to such person or entity and shall recognize the Security Holder or such successor in the interest as lessor under this Lease without change in the provisions thereof; provided, however, the Security Holder or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but the Security Holder, or such successor, shall be subject to the continuing obligations of Landlord to the extent arising from and after such succession to the extent of the Security Holder's, or such successor's, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord, or (iv) any obligation under this Lease to maintain a fitness facility at the Property. Tenant, upon the reasonable request by the Security Holder or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. Notwithstanding the foregoing or anything else in the Lease to the contrary, because this Lease is conditioned upon Tenant and the Security Holder under any Existing Security Agreement or Existing Loan Document entering into a non-disturbance, subordination and attornment agreement in substantially the form attached to the Lease as **Exhibit G** (**"SNDA"**) within ten (10) business days after the date of this Lease, the parties acknowledge that this Section 1 shall not apply and the terms and provisions of such SNDA shall supersede the provisions of this Subsection. In addition, in the event of any conflict between the provisions of the SNDA and the provisions of this Section 1.B or Section 1.C below, the provisions of the SNDA shall control.

C. Proceeds.

1. As used herein, **"Proceeds"** means any compensation, awards, proceeds, damages, claims, insurance recoveries, causes or rights of action (whenever accrued) or payments which Landlord may receive or to which Landlord may become entitled with respect to the Property or any part thereof (other than payments received in connection with any liability or loss of rental value or business interruption insurance) in connection with any Taking of, or any casualty or other damage or injury to, the Property or any part thereof.

2. Nothing in this Lease shall be deemed to entitle Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish. Nothing in the preceding sentence shall be deemed to expand any right Tenant may have under this Lease to receive or retain any Proceeds.

3. Nothing in this Lease shall be deemed to prevent Proceeds from being held and disbursed by any Security Holder under any Existing Loan Documents in accordance with the terms of such Existing Loan Documents. However, if, in the event of any casualty or partial Taking, any obligation of Landlord under this Lease to restore the Premises or the Building is materially diminished by the operation of the preceding sentence, then Landlord, as soon as reasonably practicable after the occurrence of such casualty or partial Taking, shall provide written notice to Tenant describing such diminution with reasonably specificity, whereupon, unless Landlord has agreed in writing, in its sole and absolute discretion, to waive such diminution, Tenant, by written notice to Landlord delivered within ten (10) days after receipt of Landlord's notice, shall have the right to terminate this Lease effective ten (10) days after the date of such termination notice.

2. Letter of Credit.

A. General Provisions. If Tenant does not deliver to Landlord a cash Security Deposit with Tenant's execution of this Lease, then concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord suffers as a result of Tenant's Default under this Lease, including any damages arising under California Civil Code § 1951.2 following termination of this Lease, a standby, unconditional negotiable, irrevocable, transferable letter of credit (the "**Letter of Credit**") in the form of **Exhibit J** (or in such other form as Landlord may approve) and containing the terms required herein, in the face amount of Two Hundred Twenty-Two Thousand Seven Hundred Twenty-Three and 08/100 Dollars ($222,723.08) (the "**Letter of Credit Amount**"), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord's reasonable discretion, permitting multiple and partial draws thereon. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the "**Final LC Expiration Date**") that is sixty (60) days after the scheduled expiration date of the Term, as it may be extended from time to time. If the Letter of Credit held by Landlord expires before the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than forty-five (45) days before the expiration date of the Letter of Credit then held by Landlord. In addition, if, at any time before the Final LC Expiration Date, the financial institution that issued (or confirmed) the Letter of Credit held by Landlord fails to meet the Minimum Financial Requirement (defined below), Tenant, within ten (10) business days after Landlord's demand, shall deliver to Landlord, in replacement of such Letter of Credit, a new Letter of Credit issued (or confirmed) by a financial institution that meets the Minimum Financial Requirement and is otherwise acceptable to Landlord in Landlord's reasonable discretion, whereupon Landlord shall return to Tenant the Letter of Credit that is being replaced. For purposes hereof, a financial institution shall be deemed to meet the "**Minimum Financial Requirement**" on a particular date if and only if, as of such date, such financial institution (i) has not been placed into receivership by the FDIC; and (ii) has a financial strength that, in Landlord's reasonable judgment, is not less than that which is then generally required by Landlord and its affiliates as a condition to accepting letters of credit in support of new leases. Any new Letter of Credit or certificate of renewal or extension (a "**Renewal or Replacement LC**") shall comply with all of the provisions of this Section 2, shall be irrevocable, transferable and shall remain in

effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the Letter of Credit that is expiring or being replaced.

B. Drawings under Letter of Credit. Upon a Default by Tenant (or, if Landlord is prohibited by Law from providing Notice to Tenant of Tenant's failure to comply with one or more provisions of this Lease, then upon any such failure by Tenant and lapse of the specified cure period without the necessity of providing Notice to Tenant), Landlord may, without prejudice to any other remedy provided in this Lease or by Law, draw on the Letter of Credit and use all or part of the proceeds to (a) satisfy any amounts then due to Landlord from Tenant, and (b) satisfy any other damages or liability caused by Tenant's failure to so comply. In addition, if Tenant fails to furnish a Renewal or Replacement LC complying with all of the provisions of this Section 2 when required under this Section 2, Landlord may draw upon the Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 2 (the "**LC Proceeds Account**") until Tenant does deliver a Renewal or Replacement LC to Landlord.

C. Use of Proceeds by Landlord. The proceeds of the Letter of Credit shall constitute Landlord's sole and separate property (and not Tenant's property or the property of Tenant's bankruptcy estate, unless Landlord is holding such proceeds pursuant to the last sentence of paragraph B above) and such proceeds of the Letter of Credit shall be held and used by Landlord as a Security Deposit pursuant to Article 22 of the Lease. Provided that Tenant is not in Default under this Lease, Landlord shall pay to Tenant, within thirty (30) days after the Final LC Expiration Date, the amount of any proceeds of the Letter of Credit received by Landlord and not applied as provided above; provided, however, that if, before the expiration of such thirty (30) day period, a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant's or Guarantor's creditors, under the Federal Bankruptcy Code, then such payment shall not be required until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

D. Additional Covenants of Tenant. If, for any reason, the amount of the Letter of Credit becomes less than the Letter of Credit Amount, Tenant shall, within ten (10) business days thereafter provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 2. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the Letter of Credit, provided that nothing herein shall affect Tenant's rights and remedies after the Letter of Credit is drawn if Tenant disputes Landlord's right to draw on the Letter of Credit or to apply any portion of the proceeds thereof. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (i) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the Letter of Credit, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, then, to

the extent permitted by applicable Laws, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

E. Nature of Letter of Credit. Landlord and Tenant (a) acknowledge and agree that in no event shall the Letter of Credit or any renewal thereof, any substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a "security deposit" under California Civil Code § 1950.7, as it may be amended or succeeded, or any other Law applicable to security deposits in the commercial context ("**Security Deposit Laws**"); (b) acknowledge and agree that the Letter of Credit (including any renewal thereof, any substitute therefor or any proceeds thereof) is not intended to serve as a security deposit and shall not be subject to the Security Deposit Laws; and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of California Civil Code § 1950.7 and all other provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 2 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant's breach of this Lease or the acts or omission of Tenant or any other Tenant Parties, including any damages Landlord suffers following termination of this Lease.

F. Transfer of Letter of Credit. The Letter of Credit shall provide that Landlord, its successors and assigns, may, at any time with notice to Tenant but without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person or entity, but only as a part of the assignment by Landlord of its rights and interests in and to this Lease or in connection with Landlord's financing of the Property. In the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor accruing after such transfer, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the issuing or confirming financial institution such reasonable applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying such financial institution's transfer and processing fees in connection therewith.

G. Replacement of the Letter of Credit with a Cash Security Deposit. Notwithstanding any of the foregoing to the contrary, Landlord shall return the Letter of Credit within ten (10) business days ("**Letter of Credit Termination Date**") after receipt by Landlord of written notice ("**Security Deposit Election Notice**") from Tenant electing to provide a cash Security Deposit in the amount of the required Letter of Credit Amount in lieu of the Letter of Credit, together with the required Letter of Credit Amount in lawful money of the United States; provided that Tenant is neither in Default upon Landlord's receipt of the Security Deposit Election Notice or upon the Letter of Credit Termination Date.

EXHIBIT H

VALLEY RESEARCH CENTRE

SIGNAGE CRITERIA

Building Signage:

Text:	Tenant Name
Material:	1/8" thick fabricated painted aluminum dimensional letterforms. Letters contain white LED lighting and have white polycarbonate backs for diffused back lighting
Color:	Tenant's brand color – gradient from dark to light color
Size:	+/- 18" high
Font:	Tenant's brand font
Qty:	(1) per building (2560 & 2570)
Installation:	Pin-mounted with 1" dia. Standoff sleeve covers threaded rod supports that hold electrical conduit

Monument Sign:

Text:	Tenant Name and logo
Material:	Polycarbonate plastic dimensional letterforms on cased aluminum sign form
Color:	Tenant's brand color – gradient from dark to light color
Size:	+/36" high x 48" wide x 12" thick
Font:	Tenant's brand font
Qty:	(1) along drive to 2560
Installation:	Freestanding on concrete footing (may use existing sign as a base)

EXHIBIT I

FORM OF LETTER OF CREDIT

Beneficiary:

CARR NP PROPERTIES L.L.C.
c/o Equity Office
2655 Campus Drive, Suite 100
San Mateo, CA 94403
Attention: Managing Counsel

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE LETTER OF CREDIT AND AUTHORIZE YOU TO DRAW ON US AT SIGHT FOR THE ACCOUNT OF ALIGN TECHNOLOGY, INC. ("**APPLICANT**"), THE AGGREGATE AMOUNT OF **TWO HUNDRED TWENTY-TWO THOUSAND SEVEN HUNDRED TWENTY-THREE AND 08/100 DOLLARS** ($222,723.08).

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO THE BENEFICIARY HEREOF AS FOLLOWS:

ANY OR ALL OF THE SUMS HEREUNDER MAY BE DRAWN DOWN AT ANY TIME AND FROM TIME TO TIME FROM AND AFTER THE DATE HEREOF BY CARR NP PROPERTIES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("**BENEFICIARY**") WHEN ACCOMPANIED BY THE FOLLOWING: (I) THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY, (II) YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS **EXHIBIT "A"**, AND (III) A WRITTEN STATEMENT SIGNED BY A REPRESENTATIVE OF BENEFICIARY, CERTIFYING THAT (1) "SUCH MONEYS ARE DUE AND OWING TO BENEFICIARY", OR (2) "BENEFICIARY HAS BEEN NOTIFIED THAT LETTER OF CREDIT NUMBER _________ WILL NOT BE RENEWED FOLLOWING THE EXPIRATION DATE AND THAT APPLICANT HAS NOT DELIVERED A REPLACEMENT LETTER OF CREDIT OR A CERTIFICATE OF RENEWAL OR EXTENSION AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE CURRENT EXPIRATION DATE".

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THE ORIGINAL OF THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

ALL DOCUMENTS, INCLUDING DRAFT(S), MUST INDICATE THE NUMBER AND DATE OF THIS CREDIT.

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO THE [***INSERT BANK NAME***] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO 11:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO [***INSERT BANK NAME***] UNDER THIS LETTER OF CREDIT AFTER 11:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE

INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, "**BUSINESS DAY**" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED BY US IF PRESENTED AT OUR OFFICES LOCATED AT ____________________, ATTENTION: ______________ (OR AT SUCH OTHER OFFICE OF THE BANK AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US BY REGISTERED MAIL, COURIER SERVICE OR HAND DELIVERY, AS BEING THE APPLICABLE SUCH ADDRESS) ON OR BEFORE THE THEN CURRENT EXPIRATION DATE. WE AGREE TO NOTIFY YOU IN WRITING BY REGISTERED MAIL, COURIER SERVICE OR HAND DELIVERY, OF ANY CHANGE IN SUCH ADDRESS.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, (___) _______ ATTENTION: THE MANAGER, STANDBY LETTER OF CREDIT DEPARTMENT, WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER (___) _______ OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER). WE AGREE TO NOTIFY YOU IN WRITING, BY REGISTERED MAIL, COURIER SERVICE OR HAND DELIVERY, OF ANY CHANGE IN SUCH DIRECTION. ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [***INSERT BANK NAME***] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH PRECEDING THIS ONE.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE (1) YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND ______________________, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT. (**FINAL EXPIRATION DATE MUST BE NOT LESS THAN SIXTY (60) DAYS FOLLOWING LEASE EXPIRATION DATE**) NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE ("**TRANSFEREE**") AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT THE BANK'S OFFICE TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED **EXHIBIT "B"** DULY EXECUTED AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE

TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY'S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF ______________________% OF THE TRANSFER AMOUNT (MINIMUM US $________________) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY TRANSFER IS NOT CONTINGENT UPON APPLICANT'S ABILITY TO PAY OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM THE BANK'S OFFICE SPECIFIED BELOW. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THIS LETTER OF CREDIT IS GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 600 ("UCP").

VERY TRULY YOURS,

(NAME OF ISSUING BANK)

By:______________________________

EXHIBIT "A"

SIGHT/DRAFT/BILL OF EXCHANGE

DATE: ______________ REF. NO. ________________

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF ________________________________ US $ ______________
U.S. DOLLARS ____

"DRAWN UNDER **[INSERT BANK NAME]**, ________________________, CALIFORNIA,
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. ______ DATED ________, 20__"

TO: [INSERT BANK ADDRESS]
____
____

____
[INSERT NAME OF BENEFICIARY]

____
Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1. DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.
2. REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.
3. PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY
4. US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.
5. U.S. DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.
6. LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7. DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE: BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: ________________________ AT ________________________ OR ________________________ AT ________________________.

EXHIBIT "B"

DATE:

TO: [INSERT BANK ADDRESS]

____

____

ATTN: ________________________

RE: ________________ BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. __________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

____

(NAME OF TRANSFEREE)

____

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.